Exhibit 4.15

To:

GTECH S.P.A.

as Parent and Original Borrower

GTECH CORPORATION

as Original Guarantor

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

BANCA IMI S.P.A.

as Mandated Lead Arranger

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Following our recent negotiations in relation to the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”), we hereby proposes to your companies the following Facilities Agreement, the contents of which are set out in the Annex hereto.

Should you agree with this proposal, please manifest your acceptance thereof by sending us a letter that attaches the text set out in the Annex hereto, duly signed by way of acceptance by a representative authorised to bind your companies in relation to the Facilities Agreement.

Yours sincerely

/s/ Stefano Gianesello and Roberto Turati
MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.
as Agent, Mandated Lead Arranger and Original Italian Lender

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH CORPORATION

as Original Guarantor

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

BANCA IMI S.P.A.

as Mandated Lead Arranger

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

/s/ Claudio Demolli

GTECH S.P.A.
as Parent and Original Borrower

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH S.P.A.

as Parent and Original Borrower

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

BANCA IMI S.P.A.

as Mandated Lead Arranger

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

/s/ Claudio Demolli

GTECH CORPORATION
as Original Guarantor

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH S.P.A.

as Parent and Original Borrower

GTECH CORPORATION

as Original Guarantor

BANCA IMI S.P.A.

as Mandated Lead Arranger

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

/s/ Elena Di Cristofaro and Gian Luca Spatafora

BNP PARIBAS, ITALIAN BRANCH
as Mandated Lead Arranger and Original International Lender

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH S.P.A.

as Parent and Original Borrower

GTECH CORPORATION

as Original Guarantor

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

Corrado Passoni and Antonio Vittoria

BANCA IMI S.P.A.
as Mandated Lead Arranger

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH S.P.A.

as Parent and Original Borrower

GTECH CORPORATION

as Original Guarantor

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

BANCA IMI S.P.A.

as Mandated Lead Arranger

INTESA SANPAOLO S.P.A.

as Original Italian Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

/s/ Andrea Rozzi and Gianluca Savoldi

UNICREDIT BANK AG, MILAN BRANCH
as Mandated Lead Arranger and Original International Lender

ANNEX

To:

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

as Agent, Mandated Lead Arranger and Original Italian Lender

Copy to:

GTECH S.P.A.

as Parent and Original Borrower

GTECH CORPORATION

as Original Guarantor

BNP PARIBAS, ITALIAN BRANCH

as Mandated Lead Arranger and Original International Lender

BANCA IMI S.P.A.

as Mandated Lead Arranger

UNICREDIT BANK AG, MILAN BRANCH

as Mandated Lead Arranger and Original International Lender

29 January 2015

Dear Sirs,

€800,000,000 Facilities Agreement for GTECH S.p.A.

Reference is made to your letter dated 29 January 2015, pursuant to which you proposed to our Company the execution of the €800,000,000 facilities agreement for GTECH S.p.A. (the “Facilities Agreement”).

We hereby notify you of our acceptance of the Facilities Agreement and we attach in the Annex hereto the Facilities Agreement.

Yours sincerely

/s/ Luca Giorgetti

INTESA SANPAOLO S.P.A.
as Original Italian Lender

ANNEX

CLIFFORD CHANCE STUDIO LEGALE IN ASSOCIAZIONE CON CLIFFORD CHANCE

GTECH S.P.A.

AS PARENT

GTECH S.P.A.
AS ORIGINAL BORROWER

GTECH CORPORATION
AS ORIGINAL GUARANTOR

BNP PARIBAS, ITALIAN BRANCH
BANCA IMI S.P.A.

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

UNICREDIT BANK AG, MILAN BRANCH

AS MANDATED LEAD ARRANGERS

AND

BNP PARIBAS, ITALIAN BRANCH
INTESA SANPAOLO S.P.A.

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

UNICREDIT BANK AG, MILAN BRANCH

AS ORIGINAL LENDERS

MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A.

AS AGENT

€800,000,000

TERM LOAN FACILITIES

FOR GTECH S.P.A.

i

35.	PARTIAL INVALIDITY	141

36.	REMEDIES AND WAIVERS	141

37.	AMENDMENTS AND WAIVERS	142

38.	NEGOTIATED AGREEMENT	146

39.	CONFIDENTIALITY	146

40.	ITALIAN TRANSPARENCY RULES	149

41.	GOVERNING LAW	149

42.	ENFORCEMENT	149

ii

THIS SENIOR FACILITIES AGREEMENT (this “Agreement”) is dated 29 January 2015 and made

BETWEEN:

(1)                                 GTECH S.P.A., a company incorporated in Italy as a società per azioni, having its registered office in Viale del Campo Boario 56/D 00154 Rome, Italy, corporate capital of €190,502,053.00 fully paid-up, tax code and registration number with the Register of Companies of Rome 08028081001 (“GTECH” and the “Original Borrower”);

(2)                                 GTECH or, following completion of the Holdco Merger, GEORGIA WORLDWIDE PLC, a public limited company organised under the laws of England and Wales (the “Parent”);

(3)                                 GTECH CORPORATION, a corporation organised under the laws of Delaware (the “Original Guarantor”);

(4)                                 BANCA IMI S.P.A., BNP PARIBAS, ITALIAN BRANCH, MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A. and UNICREDIT BANK AG, MILAN BRANCH, as mandated lead arrangers (the “Mandated Lead Arrangers”);

(5)                                 BNP PARIBAS, ITALIAN BRANCH and UNICREDIT BANK AG, MILAN BRANCH as lenders (the “Original International Lenders”);

(6)                                INTESA SANPAOLO S.P.A. and MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.p.A. as lenders (the “Original Italian Lenders”); and

(7)                                 MEDIOBANCA — BANCA DI CREDITO FINANZIARIO S.P.A. as facility agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Acceptable Bank” means:

(a)                                 a bank or financial institution which has a rating for its long term unsecured and non-credit-enhanced debt obligations of BBB- or higher by S&P or Fitch or Baa3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency; or

(b)                                 an Original Lender or any of its Affiliates; or

(c)                                  any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter) or in any other form acceptable to the Parent and the Agent.

“Accounting Principles” means generally accepted accounting principles in the United States, the United Kingdom and Italy or IFRS.

“Additional Guarantor” means a person which becomes a Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Additional Obligor” means the New Facility B Borrower or an Additional Guarantor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affidavit” means the affidavit substantially in the form set out in Schedule 13 (Form of Affidavit) as approved by the Italian Revenues Agency and made available on the website www.agenziaentrate.gov.it.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Fee Letter” means the fee letter dated on or about the date of this Agreement between the Agent and the Original Borrower.

“Agent’s Spot Rate of Exchange” means, for a currency, the rate determined by the Agent to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Agreed Security Principles” means the principles set out in Schedule 12 (Agreed Security Principles).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to a Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law” means each of:

(a)                                 the Executive Order;

(b)                                 the USA PATRIOT Act;

(c)                                  the Money Laundering Control Act of 1986, Public Law 99-570;

(d)                                 the Foreign Asset Control Laws;

(e)                                  the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.);

(f)                                   the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.);

(g)                                  the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.);

(h)                                 the Trading with the Enemy Act (50 U.S.C. App. §§1 et seq.); and

(i)                                     any similar law enacted in the United States of America subsequent to the date of this Agreement.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means PricewaterhouseCoopers or any other firm approved in advance by the Agent (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the Facility A Availability Period or the Facility B Availability Period.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                 the amount of its participation in any outstanding Loans under that Facility; and

(b)                                 in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“B&D Holding” means B&D Holding di Marco Drago e C. S.a.p.a., a company incorporated in Italy as a società in accomandita per azioni.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four (4) decimal places) as supplied to the Agent at its request by the Base Reference Banks at which the Base Reference Banks could borrow funds in the European interbank market in Euro and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Base Reference Banks” means the principal Milan office of BNP Paribas, Italian Branch, Intesa SanPaolo S.p.A., Mediobanca — Banca di Credito Finanziario S.p.A., Milan and UniCredit Bank AG, Milan Branch or such other banks as may be appointed by the Agent (acting on the instructions of the Majority Lenders) in consultation with the Parent.

“Blacklisted Jurisdiction” means:

(a)                                 any country or territory listed as having a privileged tax regime in the Italian Ministerial Decree dated 23 January 2002 and issued by the Italian Minister of Finance, as amended or updated from time to time; or

(b)                                 (as from the fiscal year in which the decree to be issued pursuant to article 168-bis of Italian Presidential Decree of 22 December 1986, No. 917 is effective, any country or territory which is not included in the list of countries and territories (the “White List”) allowing an adequate exchange of information with the Italian Tax authorities (for the five (5) years starting on the date of publication of such decree in the Official Gazette, countries and territories that are not included in the current black-lists set forth by Italian Ministerial Decrees of 4 May 1999, 21 November 2001 and 23 January 2002, nor in the current white list set forth by Italian Ministerial Decree of 4 September 1996 or included under article 2 of Ministerial Decree 21 November 2001, with regards to the persons therein enclosed, and under article 3 of Ministerial Decree 21 November 2001, with the exclusions of the persons therein enclosed, are deemed to be included in the White List); or

(c)                                  upon the occurrence of any Change of Tax Law, any country or territory listed in any regulation referred to under Article 110, Paragraph 10 of Italian Presidential Decree of 22 December 1986, No. 917, as from time to time amended or restated, as not allowing an adequate exchange of information with the Italian Tax authorities.

“Blacklisted Resident Entity” means any person that is resident, domiciled, located for Tax purposes, or acting through a lending office qualifying as a Permanent Establishment to which any payment under the Finance Document is effectively connected, in a Blacklisted Jurisdiction.

“Borrower” means:

(a)                                 with respect to Facility A, the Original Borrower; and

(b)                                 with respect to Facility B:

(i)            until such time at which the Original Borrower has resigned pursuant to Clause 26.2 (b) (New Facility B Borrower Accession), the Original Borrower; and

(ii)           from and including such time at which the New Facility B Borrower Accession has been effected in accordance with Clause 26.2 (a) (New Facility B Borrower Accession), the New Facility B Borrower.

“Borrower Materials” shall have the meaning ascribed thereto in Clause 21.7 (Posting on electronic system).

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which such Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the European interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Bridge Facilities” means the 364-day senior bridge facility to be entered into in accordance with the terms of the commitment letter dated 15 July 2014 among inter alios the Parent and Credit Suisse AG, Cayman Islands Branch, Barclays Bank PLC, Citigroup Global Markets Limited and Citibank N.A., London Branch, as joint lead bookrunners and joint lead arrangers.

“Business” means, with respect to the Group:

(a)                                 the design, manufacture, sale, lease, delivery, installation, operation or maintenance of hardware and equipment (e.g. computers, computer terminals, on-line lottery terminals, instant ticket vending and dispensing machines, self-service terminals, gaming devices and machines, video lottery terminals, slot machines and amusement with prize machines) (collectively, “Gaming Hardware”) and the design, development, sale, licensing, delivery, installation, operation or maintenance of software or game content (collectively, “Gaming Software”) pertaining to the operation of games of chance or skill or pari-mutuel or fixed odds games (including lotteries (e.g. on-line, off-line, passive ticket, instant/scratch ticket, break-open ticket and video), pari-mutuel betting, bingo, race tracks, jai alai, legalized bookmaking, off-track betting, casino games, racino, keno, lotto and sports betting) (collectively, “Games”) and the provision of any type of ancillary service or product related to or connected with the foregoing;

(b)                                 the management, ownership or operation of (i) Games; (ii) Gaming Hardware; (iii) Gaming Software; and (iv) sales channels (retail, interactive and mobile) and the exercise of any governmental power or authority granted to any member of the Group in connection with any of the foregoing businesses set out at (i) to (iv) (including acting as operator/private manager of legal gaming licenses and concessions) and the provision of any products or services related to any of the foregoing businesses set out at (i) to (iv) (including, without limitation, marketing activities and services, player tracking activities and loyalty management, back-office software (player management tools), field service, field sales force management and security and consulting services to customers including software, telecommunications, marketing and other related advisory services or other ancillary tools and platform related services);

(c)                                  (i) the provision of any type of government or state benefits processing or eligibility, or payment processing (including tax, utility, fines, fees and duties payment processing) and any products or services related to any of the foregoing businesses set out at paragraphs (a) and (b) and this paragraph (c); and (ii) the exercise of any governmental power or authority granted to any member of the Group in connection with the foregoing businesses described in paragraphs (a) and (b) above and in this paragraph (c);

(d)                                 the provision of any type of commercial transaction processing or distribution services, including (i) debit, credit and bill payment transactions and money transfer transactions; (ii) distribution services such as electronic top-up services for pre-paid mobile and fixed-line telephone accounts and ticketing services for sporting, musical and other events; (iii) stored value services such as pre-paid cards for pay TV channels and debit cards; and (iv) any products or services related to the foregoing businesses described in paragraphs (a) through (c) above and in this paragraph (d);

(e)                                  the provision of any type of information technology or any services derived from the technical, management, operational or other expertise developed or used by any member of the Group in connection with any business described herein and any products or services related to the foregoing businesses described in paragraphs (a) through (d) above and in this paragraph (e);

(f)                                   the provision of any type of telecommunication services and other communications services similar to those or provided in connection with the businesses described in paragraphs (a) through (d) above;

(g)                                  the design, manufacture, printing, sale or distribution (whether physically, electronically or by any other method) of instant, scratch, traditional or other lottery tickets (whether such tickets are physical, electronic or expressed through any other medium and whether such tickets allow the player to remove a cover layer (or any semblance thereof) physically, electronically or by any other method, to reveal whether the ticket is a prize winner) and the provision of any products or services related to the foregoing business described in paragraphs (a) through (f) above and in this paragraph (g);

(h)                                 the employment of any hardware or software utilised in any of the businesses described in paragraphs (a) through (g) above whether by sale, lease, license or service in either government or commercial enterprises worldwide;

(i)                                     the provision of social games, including, without limitation, through Internet websites and applications for smart phones, tablets and other devices; and

(j)                                    any other business that is related to, or which is an extension, development or expansion of, any of the foregoing businesses described in paragraphs (a) through (i).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Milan and London and any TARGET Day.

“Calculation Date” has the meaning given to it in Clause 22.1 (Financial definitions).

“Capital Securities” means the €750,000,000 Subordinated Interest-Deferrable Capital Securities due 2066 and issued on 17 May 2006 by the Original Borrower.

“Cash Equivalent Investments” means at any time:

(a)                                 demand or overnight deposits, time deposits, Eurodollar time deposits, bankers acceptances or certificates of deposit (in any case maturing within one (1) year after the relevant date of calculation):

(i)            with or issued by an Acceptable Bank; or

(ii)           with or issued by a Non-Acceptable Bank; provided that the amount of any such investments does not at any time exceed in the aggregate US$50,000,000 (or its equivalent in any other currencies);

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating and any auction rate, variable rate or demand securities issued or guaranteed by any federal, state or municipal governmental authority of the United States of America, in each case, having a credit rating equal to BBB or higher by S&P or Baa2 or higher by Moody’s, maturing or having a scheduled auction within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)            for which a recognised trading market exists;

(ii)           issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)          which matures within one (1) year after the relevant date of calculation; and

(iv)          which has a credit rating of either A-1 or higher by S&P or F-1 or higher by Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)                                 sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)                                  any investment accessible within thirty (30) days in money market funds which have a credit rating of either A-1 or higher by S&P or F-1 or higher by Fitch Rating Ltd or P-1 or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) through (d) above; or

(f)                                   any other debt security approved by the Majority Lenders,

in each case to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Change of Control” means:

(a)                                 any person or group of persons acting in concert (other than any of the entities or companies constituting the Principal Shareholders) gains control of the Parent; or

(b)                                 any person or group of persons acting in concert (other than any of the entities or companies constituting members of the Group) gains control of the New Facility B Borrower.

For the purpose of the paragraph above “control” means:

(a)                                 the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)            cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent or the New Facility B Borrower, as applicable; or

(ii)           appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent or the New Facility B Borrower, as applicable; or

(iii)          give directions with respect to the operating and financial policies of the Parent or the New Facility B Borrower, as applicable, with which the directors or other equivalent officers of the Parent or the New Facility B Borrower, as applicable, are obliged to comply; or

(b)                                 the holding of more than thirty per cent. (30%) of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) save, in circumstances where the Principal Shareholders between them continue to hold directly or indirectly (whether by way of ownership of shares, proxy, contract, agency or otherwise) more of such issued share capital than the relevant person or group of persons; or

(c)                                  the holding of more than fifty per cent. (50%) of the issued share capital of the New Facility B Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

For the purpose of the paragraph above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent or the New Facility B Borrower, as applicable, to obtain or consolidate control of the Parent or the New Facility B Borrower, as applicable.

“Change of Tax Law” shall have the meaning ascribed thereto in Clause 14.1 (Definitions).

“Code” means the United States Internal Revenue Code of 1986 (26 U.S.C. §§ 1 et seq.), as amended from time to time.

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Agent.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:

(a)                                 any member of the Group or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of the terms of this Agreement; or

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the recommended form of the LMA or in any other form agreed between the Borrowers and the Agent.

“Consolidated Interest Expense” has the meaning given to it in Clause 22.1 (Financial Definitions).

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period or the giving of notice, the making of any determination (where any provision of Clause 24 expressly requires a determination to be made) or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing.

Unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and,

payment is made within one (5) Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Person” means a person or entity:

(a)                                 listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)                                 named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(c)                                  to the best of the Obligor’s knowledge, with which any Finance Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law.

“Designated Website” has the meaning given to that term in Clause 32.7 (Use of websites).

“Dispute” has the meaning given to that term in paragraph (a) of Clause 42.1 (Jurisdiction).

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means:

(a)                                 any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of share capital (or any class of share capital); or

(b)                                 the payment or distribution of any dividend or share premium reserve.

“Double Taxation Treaty” means a double taxation agreement made between any Relevant Tax Jurisdiction and any other jurisdiction which makes provision for full exemption from, or a reduction in, Tax imposed by such Relevant Tax Jurisdiction on interest.

“EBITDA” has the meaning given to it in Clause 22.1 (Financial Definitions).

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America as amended from time to time and any applicable regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Obligor, any person that for the purposes of Title IV of ERISA is from time to time a member of the controlled group of any Obligor or under common control with any Obligor within the meaning of Section 414 of the Code.

“ERISA Event” means:

(a)                                 the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or

(b)                                 the requirements of Section 4043(b) of ERISA applied with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days;

(c)                                  the application for a minimum funding waiver with respect to a Plan;

(d)                                 the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(e)                                  the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

(f)                                   the withdrawal by any Obligor or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(g)                                  the failure to make a required contribution to any Plan that would result in the imposition of an encumbrance under the Code or ERISA;

(h)                                 the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

(i)                                     a determination that any Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA); or

(j)                                    the receipt by any Obligor or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or ERISA Affiliate of any notice that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA).

“EURIBOR” means, in relation to any Loan:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)                                  if:

(i)                                     no Screen Rate is available for the currency of that Loan; or

(ii)                                  no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Base Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, 11:00 a.m. (Brussels time) on the Quotation Day for Euro and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, EURIBOR shall be deemed to be zero.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Excluded Assets” means (i) loans to and receivables from other members of the Group, (ii) investments in Subsidiaries and (iii) consolidation entries (e.g., purchase accounting entries for goodwill and fair value adjustments to assets and liabilities) and elimination entries.

“Excluded EBITDA Entries” means consolidation entries and elimination entries.

“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism.

“Exempt Lender” shall have the meaning ascribed thereto in Clause 14.1 (Definitions).

“Existing GTECH Notes” means each of the following issuances of debt securities by the Original Borrower:

(a)                                 €500,000,000 5.375% Guaranteed Notes due 2018;

(b)                                 €500,000,000 3.500% Guaranteed Notes due 2020; and

(c)                                  the Capital Securities.

“Existing GTECH Revolving Credit Facilities” means the US$1,500,000,000 and €850,000,000 multicurrency revolving credit facilities for the Original Borrower and the Original Guarantor made available under a senior facilities agreement dated 4 November 2014 among the Original Borrower, as GTECH and as a Borrower; Original Guarantor, as a Borrower; J.P. Morgan Limited and Mediobanca — Banca di Credito Finanziario S.p.A., as the Global Coordinators, Bookrunners and Mandated Lead Arrangers; the entities listed in Part III of Schedule 1 thereto, as the Bookrunners and Mandated Lead Arrangers, the entities listed in Part IV of Schedule 1 thereto, as the Mandated Lead Arrangers; the entities listed in Part V of Schedule 1 thereto, as the Arrangers, the financial institutions listed in Part II of Schedule 1 thereto, as the Original Lenders; The Royal Bank of Scotland plc, as the Agent; The Royal Bank of Scotland plc, as the Issuing Agent; and the other parties thereto.

“Existing Indebtedness” means any Financial Indebtedness outstanding at any time under the Bridge Facilities, the Existing GTECH Revolving Credit Facilities, the Existing GTECH Notes and the Existing Target Facility.

“Existing Lender” has the meaning given to that term in Clause 25.1 (Assignments and transfers by the Lenders).

“Existing Target Facility” means the revolving credit facility made available under an amended and restated credit agreement dated as of 23 April 2013 and made among inter alios Target, as the Borrower, Wells Fargo Securities, LLC, RBS Securities Inc. and Union Bank, N.A., as Joint Lead Arrangers and Joint Book Runners and The Royal Bank of Scotland plc as Administrative Agent and Swing Line Lender.

“Facility Office” means in respect of a Lender, the office or offices notified by such Lender to the Agent in writing on or before the date it becomes a Lender (and, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Facilities” means Facility A and Facility B and “Facility” means any one of them.

“Facility A” means the term loan facility made available by the International Lenders under this Agreement as described in Clause 2 (Facility).

“Facility A Availability Period” means the period from and including the date of this Agreement to and including 27 February 2015.

“Facility A Commitment” means:

(a)                                 in relation to an Original International Lender, the amount set opposite its name under the heading “Commitment” in Part II A of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of such loan.

“Facility B” means the term loan facility made available by the Italian Lenders under this Agreement as described in Clause 2 (Facility).

“Facility B Availability Period” means, as applicable the First Facility B Availability Period or the Second Facility B Availability Period.

“Facility B Commitment” means:

(a)                                 in relation to an Original Italian Lender, the amount set opposite its name under the heading “Commitment” in Part II B of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement and subject always to Clause 8.2 (Facility B Repayment and Reinstatement of Facility B Commitments).

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of such loan.

“Facility B Repayment” has the meaning given to such term in Clause 8.2 (Facility B Repayment and Reinstatement of Facility B Commitments).

“FATCA” means:

(a)                                 Sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Fee Letter” means any Agent’s Fee Letter and any Upfront Fee Letter(s).

“Final Maturity Date” means in relation to each of Facility A and Facility B the date falling four (4) years after the date of this Agreement.

“Finance Document” means this Agreement, any Accession Letter, any Compliance Certificate, any Fee Letter, any Resignation Letter, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Borrowers.

“Finance Party” means the Agent, the Mandated Lead Arrangers and the Lenders.

“Financial Indebtedness” means any indebtedness for or in respect of (without double counting):

(a)                                 monies borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   for the purposes of paragraph (e) of the definition of Permitted Guarantee, Clause 23.12 (Priority Financial Indebtedness) and an Event of Default only, any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)                                  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than one hundred and fifty (150) days after the date of supply;

(i)                                     any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)                                    the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) through (i) above;

provided that any counter-indemnity obligation in respect of performance or similar bonds, letters of credit or guarantees, in each case, guaranteeing performance by a member of the Group in relation to a liability (other than a liability in respect of Financial Indebtedness) which arises in the ordinary course of those activities described in the definition of “Business” shall not constitute Financial Indebtedness unless and until, and to the extent that, such performance or similar bonds, letters of credit or guarantees are drawn or called (as applicable).

“Financial Quarter” means, with respect to the Parent, each of the quarterly periods ending on 31 March, 30 June, 30 September and 31 December in each Financial Year by reference to which the quarterly accounts of members of the Group are prepared.

“Financial Year” means each period ending on 31 December in respect of which annual audited consolidated financial statements of the Group are required to be prepared.

“First Facility B Availability Period” means the period from and including the date of this Agreement to and including 27 February 2015.

“Fitch” means Fitch Ratings Ltd.

“Foreign Asset Control Laws” means the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., any Executive Order or regulation promulgated thereunder and administered by OFAC.

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law.

“Group” means the Original Borrower (or, following completion of the Merger, Holdco) and its Subsidiaries from time to time and “member of the Group” means any one of them.

“Guarantor” means the Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Holdco” means Georgia Worldwide PLC, a public limited company organised under the laws of England and Wales and a wholly owned Subsidiary of the Original Borrower.

“Holdco Merger” means the series of transactions which consist principally of (i) the merger of the Original Borrower with and into Holdco and (ii) the payment to the Original Borrower’s shareholders exercising withdrawal rights following such merger, each in accordance with the steps set out in the Structure Memorandum.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 it otherwise rescinds or repudiates a Finance Document;

(c)                                  (if it is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to it;

(e)                                  unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)                                  it is disputing in good faith whether it is contractually obliged to make the payment in question.

“Imposta Sostitutiva” means the tax provided by article 15 et seq. of Italian Presidential Decree No. 601 of 29 September 1973.

“Increased Costs” has the meaning given to it in paragraph (b) of Clause 15.1 (Increased Costs).

“Initial Margin Trigger Event” means the first to occur of the following events:

(a)                                 the completion of the Transactions;

(b)                                 a change of at least one of the two Public Debt Ratings issued by S&P and Moody’s; and

(c)                                  termination of the Merger Agreement, or the public disclosure by the Parent that it no longer intends to proceed with the completion of the Mergers;

provided that if at any time after the date hereof three Public Debt Ratings have been issued, paragraph (b) shall be interpreted so as to mean a change of at least two of the three Public Debt Ratings.

“Initial Utilisation” means the Utilisation of the Facilities by the Original Borrower.

“Initial Utilisation Date” the date of the Initial Utilisation.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts as they become due or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors generally;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)                                   has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                  seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                 has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(i)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) through (h) above; or

(j)                                    takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded liabilities.

“Intellectual Property” means:

(a)                                 any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest).

“International Lender” means:

(a)                                 any Original International Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as an International Lender in accordance with Clause 25 (Changes to the Lenders), which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Interpolated Screen Rate” means, for any Loan, the rate which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (Brussels time) on the Quotation Day for the currency of that Loan.

“IRAP” means the Italian Regional tax on productive activities set forth by Italian Legislative Decree of 15 December 1997, No. 446.

“ITA” means the Income Tax Act 2007 of the United Kingdom.

“Italian Borrower” means a Borrower which is resident in Italy for Tax purposes and not acting for the purposes of the Finance Documents through a Permanent Establishment located outside Italy.

“Italian Bankruptcy Law” means Royal Decree n. 267 of 16 March 1942, as amended and supplemented from time to time.

“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942.

“Italian Guarantor” means a Guarantor which is resident in Italy for Tax purposes pursuant to article 73 of Italian Presidential Decree No. 917 of 22 December 1986 not

acting for the purposes of the Finance Documents through a Permanent Establishment located outside Italy.

“Italian Holdco” means Lottomatica Holding S.r.l., a company organised under the laws of Italy as a società responsabilità limitata with its registered office at Viale del Campo Boario 56/D 00154 Rome, Italy, and having registration number 13044331000.

“Italian Insolvency Proceeding” means, with respect to the Parent, each Obligor incorporated in Italy and each Material Subsidiary incorporated in Italy (i) any proceeding concerning its liquidation, bankruptcy, dissolution, reorganisation, moratorium or proceedings similar or analogous thereto including bankruptcy (fallimento), arrangements with creditors (concordato preventivo), forced administration liquidation (liquidazione coatta amministrativa), extraordinary administration of large companies in insolvency (amministrazione straordinaria delle grandi imprese in stato di insolvenza), assignments for the benefit of creditors (cessione di beni ai creditori), arrangements with creditors in the context of Article 67, paragraph 2, letter d) of the Italian Insolvency Law or restructuring arrangements pursuant to Article 182 bis of Italian Insolvency Law, out-of-court restructurings or winding-up (liquidazione) set out in the Italian Insolvency Law, the Italian Civil Code or any other applicable Italian laws, as well as any other proceeding defined as “procedura di risanamento” or “procedura concorsuale” under Legislative Decree No. 170 dated 21 May 2004, and (ii) any equivalent or analogous liquidation, insolvency or reorganisation proceedings under the applicable laws, legislation, rules and regulations of any other jurisdiction.

“Italian Insolvency Law” means Royal Decree No. 267 of 16 March 1942.

“Italian Lender” means:

(a)                                 any Original Italian Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party as an Italian Lender in accordance with Clause 25 (Changes to the Lenders),

which, in each case, has not ceased to be a Party in accordance with the terms of this Agreement.

“Italian Obligor” means an Italian Borrower or an Italian Guarantor.

“Italian Qualifying Lender” shall have the meaning ascribed thereto in Clause 14.1 (Definitions).

“Italian Reorganisation” means the series of transactions which consists principally of (i) the contribution of the operating assets of the Original Borrower to the New Facility B Borrower, (ii) the assumption of the liabilities related to such assets by the New Facility B Borrower and (iii) the contribution of shares in the New Facility B Borrower and certain other Subsidiaries of the Original Borrower by the Original Borrower into Italian Holdco, each in accordance with the steps set out in the Structure Memorandum.

“Italian Treaty Lender” shall have the meaning ascribed thereto in Clause 14.1 (Definitions).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity in which the Group has a 50 per cent. or a minority interest and which is accordingly not consolidated in the financial statements of that member of the Group as a Subsidiary, it being understood however that in each case the proportion of the Group’s interest in the joint venture entity may be consolidated in the financial statements of the relevant member of the Group on a proportional basis.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 26 (Changes to the Obligors).

“Legal Reservations” means any matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means an Italian Lender or an International Lender.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or a Facility B Loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)                                 at any time prior to an Initial Margin Trigger Event, 1.60 per cent. per annum; and

(b)                                 from and including an Initial Margin Trigger Event until the Final Maturity Date for the Facilities, such percentage per annum as is set out below in the column “Applicable Margin” in respect of the Public Debt Rating applicable below:

Public Debt Ratings	Applicable Margin
BBB/Baa2 or higher	0.95%
BBB-/Baa3	1.45%
BB+/Ba1	1.75%
BB/Ba2	2.05%
BB-/Ba3 or lower	2.55%

Provided that:

(a)                                 in the event of split Public Debt Ratings, the Applicable Margin shall be the average of the two (2) Applicable Margins;

(b)                                 in the event of withdrawal of a Public Debt Rating, the Applicable Margin shall be such rate which is the average of the applicable rate for the remaining Public Debt Rating and 2.55%; and

(c)                                  in the event of withdrawal of all Public Debt Ratings, the Applicable Margin shall be 2.55% until at least one Public Debt Rating is reinstated;

(d)                                 any increase or decrease in the Margin for a Loan shall take effect on the date which is the first day of the next Interest Period for that Loan following the occurrence of the relevant Margin Rating Event; and

(e)                                  notwithstanding paragraphs (a) through (c) above, when an Event of Default is continuing, the highest rate set out in the table in paragraph (b) above shall apply effective from the date on which the Event of Default occurs, provided that if at any time after the date hereof three Public Debt Ratings have been issued, then the Public Debt Ratings in the table above and the references to Public Debt Ratings in paragraphs (a) through (c) above shall be interpreted on the basis of the three Public Debt Ratings such that references to “two (2)” shall be to “three (3)”.

“Margin Rating Event” means:

(a)                                 the Initial Margin Trigger Event; and

(b)                                 subsequently, a change of at least one of the two Public Debt Ratings issued by S&P and Moody’s;

provided that if at any time after the date hereof three Public Debt Ratings have been issued, paragraph (b) shall be interpreted so as to mean a change of at least two of the three Public Debt Ratings.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Market Disruption Event” has the meaning given to it in Clause 12.2 (Market disruption).

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the ability of the Obligors (taken as a whole) to perform in a timely manner their payment obligations arising under the Finance Documents, the obligations arising under Clause 22 (Financial Covenants) or any other material obligations under any of the Finance Documents;

(b)                                 the business, financial condition, assets or revenues of the Group taken as a whole; or

(c)                                  the legality, validity or enforceability against the Obligors of any Finance Document subject always to the Legal Reservations.

“Material Subsidiary” means a Subsidiary of the Parent whose:

(a)                                 total unconsolidated assets excluding the Excluded Assets are greater than or equal to ten per cent. (10%) (if the Subsidiary of the Parent is not a Guarantor) or five per cent. (5%) (if the Subsidiary is a Guarantor) of the total consolidated assets of the Group excluding the Excluded Assets, or

(b)                                 unconsolidated earnings before interest, taxes, depreciation and amortization (calculated on the same basis that EBITDA of the Group is calculated but excluding the Excluded EBITDA Entries are greater than or equal to ten per cent. (10%) (if the Subsidiary of the Parent is not a Guarantor) or five per cent. (5%) (if the Subsidiary is a Guarantor) of the EBITDA of the Group excluding the Excluded EBITDA Entries.

A Material Subsidiary will be determined by reference to the latest balance sheet and income statement (or, if available, audited financial statements) of such Subsidiary and the latest audited consolidated financial statements of the Group.  However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the balance sheet and income statement (or, if available, audited financial statements) shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by an authorised officer of the Parent as representing an accurate reflection of the revised consolidated assets or EBITDA of the Group if so requested by the Agent).

“Merger Agreement” means the agreement and plan of merger agreement dated 15 July 2014 and entered into among the Original Borrower, the Original Guarantor (solely with respect to Section 5.02(a) and Article VIII), Holdco, Target Merger Sub and Target relating to the Mergers.

“Merger Capital Reduction” means the initial proposed court-approved reduction of capital of Holdco under the UK Companies Act 2006, to be implemented following completion of the Mergers as described in and effected in accordance with, the Structure Memorandum.

“Mergers” means the Holdco Merger and the Target Merger.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Moody’s” means Moody’s Investor Services Limited.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, then or at any time during the previous five (5) years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliates.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a)                                 is maintained for employees of any Obligor or any ERISA Affiliate and at least one person (other than the Obligors and the ERISA Affiliates); or

(b)                                 was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New Facility B Borrower” means Lottomatica S.p.A., a company organised under the laws of Italy as a società per azioni with its registered office at Viale del Campo Boario 56/D 00154 Rome, Italy, and having registration number 13109741002.

“New Facility B Borrower Accession” shall have the meaning ascribed thereto in Clause 26.2 (New Facility B Borrower Accession).

“New Lender” has the meaning given to it in Clause 25.1 (Assignment and transfers by the Lenders).

“Non-Acceptable Bank” means any bank or financial institution that does not meet the requirements of paragraph (a) or (b) of the definition of “Acceptable Bank”.

“Non-Consenting Lender” has the meaning given to it in paragraph (c) of Clause 37.3 (Replacement of Lender).

“Obligor” means a Borrower or a Guarantor.

“Obligor’s Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Financial Statements” means in relation to the Parent, the audited consolidated financial statements of the Group for the Financial Year ended 31 December 2013.

“Original Guarantor” has the meaning given to it in the preamble to this Agreement.

“Original International Lender” has the meaning given to it in the preamble to this Agreement.

“Original Italian Lender” has the meaning given to it in the preamble to this Agreement.

“Original Lenders” means the Original International Lenders and the Original Italian Lenders.

“Original Obligor” means the Original Borrower or the Original Guarantor.

“Paper Form Lender” has the meaning given to it in paragraph (a) of Clause 32.7 (Use of Websites).

“Pari Passu Indebtedness” has the meaning given to it in Clause 23.23 (Security following Debt Ratings decrease).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation of United States of America established pursuant to Section 4002 of ERISA (or any successor).

“Permanent Establishment” means any fixed base of business (stabile organizzazione) regulated by article 162 of Presidential Decree No. 917 of 22 December 1986, Article 5 of the Organization for Economic Cooperation and Development Model Tax Convention and or any equivalent provision provided for by any relevant legislation.

“Permitted Acquisition” means any and all of the following:

(a)                                 any acquisition which constitutes a Permitted Transaction;

(b)                                 an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(c)                                  an acquisition of shares or securities pursuant to a Permitted Acquisition Share Issue;

(d)                                 an acquisition of securities or other investments which are Cash Equivalent Investments;

(e)                                  an acquisition in circumstances constituting a Joint Venture or the incorporation of a Joint Venture;

(f)                                   the incorporation or other organization of a person who upon incorporation or other organization becomes a member of the Group (and such incorporation may be by way of subscription for shares in cash or a transfer of assets permitted by this Agreement in lieu of cash); or

(g)                                  an acquisition by way of purchase, merger, consolidation or otherwise, of (A) at least a controlling interest in a person or (B) a business, line of business, division, or other business unit of a person, or an undertaking carried on as a going concern, but only if:

(i)                                     no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)                                  the acquired company, business or undertaking is (A) principally engaged in any part of the Business or is a Holding Company with respect to a company which is principally engaged in any part of the Business or (B) is empowered under its constitutional documents or by-laws to be engaged in any part of the Business; and

either

(A)                               the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (A) does not exceed in aggregate in any Financial Year of the Parent, ten per cent. (10%) of the consolidated total assets of the Group and (B) does not exceed in aggregate at any time, US$2,250,000,000 (or its equivalent in other currencies) unless and until the Group obtains a Public Debt Rating upgrade to BBB by S&P and Baa2 by Moody’s, in which case the cap of US$2,250,000,000 (or its equivalent in other currencies) will cease to apply for such time as the Group retains such ratings upgrade;

or

(B)                               upon confirmation of the acquisition, each of Moody’s and S&P disclose publicly that the Group has a Public Debt Rating and its indebtedness has, in each case, a credit rating of at least Baa3 and BBB-, respectively;

provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (g) shall be interpreted so as to mean the date on which at least two of the three Public Debt Ratings issued by the Rating Agencies are so upgraded or disclosed.

“Permitted Acquisition Share Issue” means:

(a)                                 an issue of shares constituting a Permitted Transaction;

(b)                                 an issue of shares by one wholly owned Subsidiary of the Parent to its direct Holding Company which is another wholly owned Subsidiary of the Parent or to the Parent (or to another member of the Group which is the shareholder); or

(c)                                  an issue of shares by a Subsidiary of the Parent to the member of the Group which is its direct Holding Company and any minority shareholder in the relevant Subsidiary.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)                                 which constitutes a Permitted Transaction;

(b)                                 of trading stock or inventory, supplies, materials, assets or cash made by any member of the Group in the ordinary course of business of the disposing entity;

(c)                                  of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)                                     the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor; and

(ii)                                  the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company, it being understood that (A) if any of the assets being sold, leased, licensed, transferred or otherwise disposed of are at such time subject to Security in favour of the Lenders, then the Agent is reasonably satisfied that the Lenders will continue to benefit from the same or equivalent Security; and (B) any disposal of assets by a member of the Group to another member of the Group which sale is made as an intermediate step for the purpose of effecting a subsequent disposal to a third party that is not a member of the Group and that is otherwise permitted under the definition of “Permitted Disposal” shall not be considered for the purposes of this sub-paragraph (c) or sub-paragraph (i) as long as such subsequent disposal is completed within a period of two (2) months from the date of such first disposal.  For the avoidance of doubt, any subsequent disposal to a third party that is not a member of the Group shall be considered for the purposes of sub-paragraph (i);

(d)                                 of assets (other than shares), in exchange for other assets substantially comparable or superior as to type, value or quality;

(e)                                  of (i) obsolete, worn out, inefficient or redundant vehicles, plant fixtures, equipment or other property or (ii) leases or subleases of Real Property (including surplus office and parking space);

(f)                                   of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(g)                                  constituted by a licence of intellectual property rights permitted by Clause 23.14 (Intellectual Property);

(h)                                 by a member of the Group of any of its receivables on non-recourse terms where the relevant sale or disposal of such receivables does not constitute Financial Indebtedness for the purposes of the relevant applicable Accounting Principles and; provided that it is on normal commercial terms and in the ordinary course of business; or

(i)                                     of assets for cash where the greater of the fair market value and net consideration receivable (when aggregated with the greater of the fair market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Merger) does not exceed (A) in any Financial Year of the Parent, five per cent. (5%) of the consolidated total assets of the Group or (B) at any time, US$1,125,000,000 (or its equivalent in other currencies), it being understood that nothing in this Agreement will be taken to permit the disposal of a Guarantor or Borrower (whether by Third Party Disposal or otherwise) save in circumstances where prior to the disposal the relevant Guarantor or Borrower resigns as Guarantor or Borrower (or both, as they case may be) in accordance with paragraph (a) of Clause 26.4 (Resignation of an Obligor), satisfies the conditions set out in and has its resignation is accepted pursuant to, paragraph (b) of Clause 26.4 (Resignation of an Obligor).

“Permitted Guarantee” means:

(a)                                 any guarantee or counter-indemnity by a member of the Group which constitutes a Permitted Transaction;

(b)                                 the endorsement of negotiable instruments in the ordinary course of business;

(c)                                  any guarantee guaranteeing performance by a member of the Group in relation to an obligation or liability (other than an obligation or liability in respect of Financial Indebtedness) which arises in the ordinary course of business;

(d)                                 any counter-indemnities for performance or similar bond or letters of credit, or any guarantees, in each case guaranteeing performance by a member of the Group in relation to a liability (other than a liability in respect of Financial Indebtedness, save to the extent arising under the relevant performance or similar bond, letter of credit or guarantee itself) which arises in the ordinary course of business or by operation of law, including by way of example and without limitation, counter-indemnities for guarantees or bonds issued on behalf of any member of the Group in the ordinary course of business in respect of tax claims or otherwise as a result of any legal proceedings brought against any member of the Group, in each case which are being contested in good faith;

(e)                                  any guarantee by a Guarantor of Financial Indebtedness not restricted under Clause 23.12 (Priority Financial Indebtedness), including any guarantee issued pursuant to the terms of this Agreement;

(f)                                   any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (d) of the definition of “Permitted Security”; or

(g)                                  any other guarantee made by any member of the Group so long as the aggregate amount of all such guarantees outstanding does not exceed US$75,000,000 (or its equivalent in other currencies) at any time.

“Permitted Loan” means:

(a)                                 any loan extended or made which constitutes a Permitted Transaction;

(b)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of business;

(c)                                  any financing extended in connection with the sale of products manufactured by a member of the Group by (i) a member of the Group or (ii) a distributor of products manufactured by a member of the Group to a customer, in each case on normal commercial terms and in the ordinary course of such member’s trade or business;

(d)                                 a loan extended or made by a member of the Group to another member of the Group;

(e)                                  a loan extended or made by a member of the Group to an employee or director of any member of the Group if the amount of such loan when aggregated with the amount of all loans outstanding to employees and directors by members of the Group does not exceed US$15,000,000 (or its equivalent in other currencies) at any time; and

(f)                                   loans extended or made by any member of the Group (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of all such loans outstanding does not exceed US$35,000,000 (or its equivalent in other currencies) at any time.

“Permitted Merger” means:

(a)                                 any solvent amalgamation, merger, consolidation, intra-group demerger, corporate reconstruction, liquidation or reorganisation which constitutes a Permitted Transaction;

(b)                                 any amalgamation, merger or consolidation by and between Obligors on a solvent basis or any intra-group demergers or corporate reconstructions by Obligors on a solvent basis; provided that in the case of a merger between a Borrower and an Obligor which is not a Borrower, such Borrower shall be the surviving entity, obtain all of the rights and assume all of the obligations and liabilities of the other Obligor and confirm all existing Security granted by such other Obligor and such Security is not materially and adversely affected;

(c)                                  any amalgamation, merger or consolidation by and between an Obligor and any member of the Group on a solvent basis which is not an Obligor; provided that either (i) the Obligor is the surviving entity, obtains all of the rights and assumes all of the obligations and liabilities of the other member of the Group and confirms all existing Security granted by such other member of the Group or (ii) the non-Obligor is the surviving entity, accedes to this Agreement as a Borrower or a Guarantor, as applicable, obtains all of the rights and assumes all of the obligations and liabilities of the other member of the Group and confirms all existing Security previously granted by such Obligor and such Security is not materially and adversely affected;

(d)                                 any amalgamation, merger or consolidation by and between members of the Group which are not Obligors;

(e)                                  any intra-group de-merger, corporate reconstruction, liquidation or reorganisation of any member of the Group which is not an Obligor; and

(f)                                   the Merger Reduction of Capital.

“Permitted Restricted Payment” means the any of the following:

(a)                                 a Permitted Transaction;

(b)                                 subject to the proviso below, for the Financial Year ending on 31 December 2014, any Restricted Payments; provided that the aggregate amount of all Restricted Payments made in the Financial Year ending on 31 December 2014 shall not exceed the applicable limit set forth in paragraph (c) and which shall reduce the applicable limit set forth in paragraph (c) for the Financial Year ending on 31 December 2015;

(c)                                  subject to the proviso below, for the Financial Year ending on 31 December 2015 and each Financial Year thereafter, Restricted Payments in an aggregate amount up to:

(i)                                     US$400,000,000 for each Financial Year if the Public Debt Ratings are equal to or higher than BB+ and Ba1; provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (i) shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being equal to or higher than BB+ or Ba1 as applicable; and

(ii)                                  US$300,000,000 for each Financial Year if any Public Debt Rating is lower than BB+ or Ba1 or any Public Debt Rating is withdrawn; provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (ii) shall be interpreted to mean two of the three Public Debt Ratings issued by the Rating Agencies being lower than BB+ or Ba1 as applicable, subject in each case to the Parent certifying pro forma compliance with ninety per cent (90%) of the Total Net Debt to EBITDA ratio applicable for the immediately preceding Relevant Period pursuant to Clause 22.2(b) (Financial Condition);

(d)                                 subject to the proviso below, Rescission Payments in an aggregate amount which is greater than twenty per cent. (20%) of the aggregate share capital of the Original Borrower and which, with respect to the period starting on the date of this Agreement and ending on 30 June 2015, do not exceed an aggregate amount (in addition to the limits set forth in paragraph (c) above) US$400,000,000;

provided that, for the period starting on the date of this Agreement and ending on 31 December 2015, the aggregate amount of Restricted Payments and Rescission Payments under paragraphs (b), (c) and (d) shall not exceed:

(i)                                     US$690,000,000 if the Public Debt Ratings are equal to or higher than BB+ or Ba1; provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (i) shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being equal to or higher than BB+ or Ba1 as applicable; and

(ii)                                  US$540,000,000 if the Public Debt Ratings are lower than BB+ or Ba1 or any Public Debt Rating is withdrawn; provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (ii) shall be interpreted to mean two of the three Public Debt Ratings issued by the Rating Agencies being lower than BB+ or Ba1 as applicable;

(e)                                  for the period starting on 1 January 2016 and ending on the Final Maturity Date and for so long as the Public Debt Ratings are equal to or higher than BB+ and Ba1 (in addition to amounts permitted under paragraphs (a) through (d) above), Share Buy Backs in an aggregate amount up to US$150,000,000; provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (e) shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being equal to or higher than BB+ or Ba1 as applicable;

(f)                                   any Shareholder Payments in the ordinary course of business and on market terms in an aggregate amount up to US$3,000,000 in any Financial Year; and

(g)                                  any Restricted Payments made in connection with share capital of the Parent owned by management of the Group as part of an employee compensation plan, including, without limitation, stock based compensation and management incentive plans.

“Permitted Security” means:

(a)                                 any Security granted pursuant to Clause 23.23(a) (Security following Debt Ratings Decrease);

(b)                                 any Security or Quasi-Security arising as a result of a Permitted Transaction and subject always to Clause 23.23(a) (Security following Debt Ratings Decrease);

(c)                                  any lien arising by operation of law and in the ordinary course of its trading and not as a result of any default or omission on the part of any member of the Group;

(d)                                 Security constituted by any netting or set off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (other than cash collateral) of members of the Group; provided that such arrangement does not (i) permit or require credit balances of Obligors to be netted or set off against debit balances of non-Obligors or (ii) give rise to other Security over the assets of Obligors in support of the liabilities of non-Obligors;

(e)                                  any Security or Quasi-Security over or affecting any assets acquired by a member of the Group after the date of this Agreement if:

(i)                                     the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)                                  the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group and is not guaranteed by a member of the Group; and

(iii)                               the Security or Quasi-Security is removed or discharged within three (3) months of the date of acquisition of such asset;

(f)                                   any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if

(i)                                     the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)                                  the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)                               the Security or Quasi-Security is removed or discharged within three (3) months of the date of acquisition of such asset;

(g)                                  any Security arising under any retention of title, hire purchase or conditional sale arrangement in respect of goods or assets supplied to any member of the Group in the ordinary course of the trading of such Group member and on the supplier’s standard or usual terms in respect of the goods or assets supplied (and not arising as a result of any default or omission by any member of the Group);

(h)                                 any Security or Quasi-Security arising as a result of any disposal which is a Permitted Disposal;

(i)                                     any Security constituted by rights of set off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers (and not as a result of any default or omission by any member of the Group);

(j)                                    any rights of set-off or netting on market standard terms arising under derivative transactions not prohibited by Clause 23.15 (No Speculative Hedging Arrangements);

(k)                                 any Security over cash or goods or documents of title to goods and insurances in favour of the Issuing Agent (as defined in the Existing GTECH Revolving Credit Facilities) by a member of the Group arising in the ordinary course of its trade or as a result of Clause 8.6 (Cash cover by a Borrower) (and not by reason of a default or omission by any member of the Group) of the agreement for the Existing GTECH Revolving Credit Facilities;

(l)                                     any Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Group in good faith by appropriate proceedings with a reasonable prospect of success and which legal process does not constitute a Default;

(m)                             any Security arising (other than by way of affirmative action taken by or in favour of any taxation authority or any government authority or organization) in respect of Taxes, assessments or governmental charges which are either (i) being contested by the relevant member of the Group in good faith by appropriate proceedings and with a reasonable prospect of success, with respect to which appropriate reserves have been made on the relevant financial statement of the subject member of the Group, or (ii) not yet due and payable;

(n)                                 any Security arising in connection with, and deposits made to secure, the payment and performance of bids, trade contracts (other than for borrowed money), contracts with respect to the business of the Group, leases, statutory obligations, surety and appeal bonds, performance bonds, indemnity agreements in favour of issuers of bonds and other obligations of a like nature, and rights of usufruct and similar rights to continued use and possession of lottery equipment or other property in favour of lottery customers, in each case incurred in the ordinary course of business; and

(o)                                 any Security not permitted by Clause 23.7 (Negative Pledge) securing Financial Indebtedness incurred in the ordinary course of business of the Group which in aggregate does not at any time exceed US$125,000,000 (or its equivalent in other currencies).

“Permitted Transaction” means:

(a)                                 any guarantee or Security granted by any member of the Group pursuant to the terms of this Agreement;

(b)                                 any transaction set out in the Structure Memorandum, as well as any other transaction which is necessary as a consequence of or ancillary to the implementation of such transactions, including, without limitation, the payment of any Rescission Payments in an aggregate amount which is less than or equal to twenty per cent. (20%) of the aggregate share capital of the Original Borrower;

(c)                                  any loans, bond or other financing contracted or incurred by any member of the Group constituting Pari Passu Indebtedness, including, without limitation, pursuant to the Bridge Facilities, subject, always to Clause 23.25 (MFN to Financial Covenants and Mandatory Prepayments);

(d)                                 Security granted by any member of the Group in favour of the creditors of Pari Passu Indebtedness, subject always to Clause 23.23 (Security following Debt Ratings Decrease); and

(e)                                  any guarantee granted by any member of the Group in favour of the creditors of Pari Passu Indebtedness, subject always to Clause 23.24(c) (Guarantor Threshold Test and Additional Guarantors).

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning given to it in Clause 21.7 (Posting on electronic system).

“Principal Shareholders” means De Agostini S.p.A. (a company incorporated in Italy as a società per azioni), its Subsidiaries or B&D Holding, or any other entity; provided that in each case, it is controlled by one or more of the beneficial holders, provided further that for the purposes of this definition, an entity or B&D Holding shall be treated as being controlled, directly or indirectly, by any such holder(s) if the latter (whether by way of ownership of shares, proxy, contract, agency or otherwise) have or has (as applicable) the power to (i) appoint or remove all, or the majority, of its directors or other equivalent officers or (ii) direct its operating and financial policies.  For the purpose of this definition, “beneficial holder” means each of the beneficial holders that directly or indirectly control B&D Holding as at 4 November 2014 (an “original beneficial holder”) and any spouse, legal or testamentary heir, legal or testamentary executor and legal or testamentary administrator of an original beneficial holder.

“Prohibited Jurisdiction” means:

(a)                                 the United States of America, Hong Kong, Israel and Turkey;

(b)                                 any jurisdiction in which a licence is required to conduct online gaming activities and in which the Group does not possess the relevant licence; and

(c)                                  each other jurisdiction which the Group reasonably believes, based on advice of reputable and experienced counsel, prohibits, or is reasonably capable of enforcing against any member of the Group prohibitions on, internet gaming.

“Protected Party” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Public Debt Rating” means each solicited long-term credit rating of the Parent issued by a Rating Agency for an issue of debt or debt securities issued or guaranteed by, the Parent, where such rating is based primarily on the unsecured credit risk of the Parent.

“Qualifying Lender” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Quasi-Security” has the meaning given to it in Clause 23.7 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) TARGET Days before the first day of that period.

“Rating Agencies” means Fitch, Moody’s and S&P and “Rating Agency” means any of them.

“Real Property” means:

(a)                                 any freehold, leasehold or immovable property; and

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Recovering Finance Party” has the meaning given to Clause 29.1 (Payments to Finance Parties).

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System of the United States, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” in relation to a trust, fund or other entity (the “first fund”), means another trust, fund or other entity which has the same fund manager or asset manager as is owned by the same person as the first trust, fund or other entity.

“Reinstated Facility B Commitments” has the meaning given to such term in Clause 8.2(b).

“Related Parties” means, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                 its jurisdiction of incorporation; and

(b)                                 any jurisdiction where it conducts its business.

“Relevant Sub-Participant” means any sub-participant who, under Italian law or the application of the Organization for Economic Cooperation and Development’s guidance relating to the meaning of “beneficial ownership” as set out in the Organization for Economic Cooperation and Development’s Model Tax Convention (as amended from time to time), is required to be treated for tax purposes as the beneficial owner of any interest payable under any Finance Document.

“Relevant Tax Jurisdiction” means, in relation to any Obligor, the jurisdiction where it is resident, or deemed to be resident for Tax purposes.

“Repeating Representations” means the representations in Clauses 20.2 (Status) to 20.7 (Governing Law and enforcement) (inclusive), Clause 20.10 (No Default), Clause 20.11 (No Misleading information), Clause 20.13 (No proceedings pending or threatened), Clause 20.16 (US Government Regulations), Clause 20.17 (ERISA),

Clause 20.21 (US Margin Regulations), and Clause 20.22 (Sanctions, Anti-Corruption and other laws).

“Replacement Lender” has the meaning given to it in Clause 37.3(c) (Replacement of Lender);

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Rescission Payments” mean any payments which the Original Borrower is required to make to its shareholders in connection with the exercise of the right of rescission (recesso) by its shareholders in the context of the Holdco Merger.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Payment” means a Distribution, a Share Buy Back or a Shareholder Payment.

“Retiring Guarantor” has the meaning given to it in Clause 19.9 (Release of Guarantors’ right of contribution).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s LLC business.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means (i) the US government; (ii) the European Union; (iii) the United Kingdom; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the US Department of State and Her Majesty’s Treasury; or (vi) the United Nations Security Council.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, North Sudan, South Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by a Sanctions Authority, (b) any person operating, organised or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons.

“Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“Second Facility B Availability Period” means the period from and including the date on which the Italian Reorganisation is completed to and including the date which is the earlier of (a) the date on which the Facility B Repayment is effected and (b) the date falling five (5) Business Days from the date on which the Holdco Merger is completed.

“Second Facility B Utilisation” means the Utilisation of Facility B by the New Facility B Borrower.

“Second Facility B Utilisation Date” the date of the Second Facility B Utilisation.

“Security” means a mortgage, charge, lien, encumbrance, pledge or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” has the meaning given to that term in Clause 23.23 (Security following Date Ratings Decrease).

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

“Self-Declaration Form” means the self-declaration form substantially in the form set out in Schedule 14 (Self Declaration Form) of this Agreement.

“Separate Loan” has the meaning given to that term in Clause 6 (Repayment).

“Share Buy Back” means the redemption, repurchase, defeasement, retirement or repayment of any of the Parent’s share capital (including under any transaction pursuant to which shares issued to a third party are taken back into treasury) or the resolving to do so.

“Shareholder Payment” means the payment of any management, advisory or other fee to or to the order of any of the shareholders of the Parent.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a)                                 is maintained for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates; or

(b)                                 was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Special Notice Currency” means, at any time, an Optional Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Lender” means any Lender that notifies the relevant Borrower and the Agent that it is a Specified Lender.

“Structure Memorandum” means the “Project Cleopatra Structure Memorandum”, together with the annexes, dated 31 October 2014, as may be updated from time to time to reflect the implementation of the Transactions subject to the provisions of Clause 23.26 (Structure Memorandum).

“Subrogation Rights” has the meaning given to it in paragraph (a)(ii) of Clause 19.8 (Deferral of Guarantor’s rights).

“Subsidiary” means, in relation to any company, corporation or other legal entity (a “holding company”), a company, corporation or other legal entity:

(a)                                 which is controlled, directly or indirectly, by the holding company;

(b)                                 more than half the issued share capital of which is beneficially owned directly or indirectly by the holding company;

(c)                                  which is a subsidiary of another Subsidiary of the holding company; or

(d)                                 whose financial statements are in accordance with applicable law and generally accepted accounting principles applicable to the Parent consolidated with those of that company or corporation.

For the purposes of this definition, a company or corporation shall be treated as being controlled by another entity if the latter (whether by way of ownership of shares, proxy, contract, agency or otherwise) has the power to (a) appoint or remove all, or the majority, of its directors or other equivalent officers or (b) direct its operating and financial policies.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than eighty five per cent. (85%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty five per cent. (85%) of the Total Commitments immediately prior to that reduction).

“Target” means International Game Technology, a corporation organised under the laws of Nevada.

“Target Merger” means the series of transactions which consist principally of the merger of Target Merger Sub with and into Target, in accordance with the steps set out in the Structure Memorandum.

“Target Merger Sub” means Georgia Worldwide Corporation, a corporation organised under the laws of Nevada and a wholly owned Subsidiary of Holdco.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payment in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Tax Deduction” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Tax Payment” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Terminated Lender” has the meaning given to it in paragraph c of Clause 7.4 (Right of cancellation and repayment in relation to a single Lender).

“Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group (and the Borrowers have confirmed this is the case) where that disposal is permitted under Clause 23.8 (Disposals) or made with the approval of the Majority Lenders.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being €800,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being €400,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being €400,000,000 at the date of this Agreement.

“Total Net Debt” has the meaning given to it in Clause 22.1 (Financial definitions).

“Total Net Interest Costs” has the meaning given to it in Clause 22.1 (Financial definitions).

“Transactions” means the Italian Reorganisation and the Mergers.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

“Transfer Date” means, in relation to any assignment or transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Transparency Rules” has the meaning given to that term in Clause 40 (Italian Transparency Rules).

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuations in any rate or price including, for the avoidance of doubt, foreign exchange transactions.

“Treaty Lender” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“UK Borrower” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“UK Non Bank Lender” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“UK Treaty Lender” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“UK Treaty State” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“United States Person” has the meaning ascribed thereto in Clause 14.1 (Definitions).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Upfront Fee Letter(s)” means each arrangement fee letter dated on or about the date of this Agreement between the Original Borrower and the Mandated Lead Arrangers.

“US” and “United States” means the United States of America, its territories and possessions.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“US Bankruptcy Law” means the United States Bankruptcy Code (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law.

“US Dollars” or “US$” means the lawful currency for the time being of the United States of America.

“US Obligor” means an Obligor that is organised, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia).

“US Solvent” means, with respect to any person on a particular date, that on such date:

(a)                                 the fair value of the property of such person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such person and its Subsidiaries on a consolidated basis;

(b)                                 the present fair saleable value of the assets of such person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the liability of such person and its Subsidiaries on a consolidated basis on their debts as they become absolute and matured;

(c)                                  such person and its Subsidiaries on a consolidated basis do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of such person and its Subsidiaries on a consolidated basis to pay such debts and liabilities as they mature; and

(d)                                 such person and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the property of such person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

For purposes of the foregoing, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“US Tax Obligor” means:

(a)                                 a Borrower which is resident for tax purposes in the US; or

(b)                                 an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Part I of Schedule 3 (Requests).

“VAT” means:

(a)                                 any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations and, in relation to Italy, value add tax imposed by Presidential Decree No. 633 of 26 October 1972 and Legislative Decree No. 331 of 30 August 1993 and supplemental legislation and regulations); and

(b)                                 any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or elsewhere.

“Website Lenders” has the meaning given to it in Clause 32.7 (Use of websites).

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

1.2                               Construction

(a)                                 Unless a contrary indication appears, a reference in this Agreement to:

(i)                                     the “Agent”, any “Mandated Lead Arranger”, any “Borrower”, any “Finance Party”, any “Guarantor”, any “Lender”, any “Obligor”,

any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  a document in “agreed form” is a document which is on terms previously agreed in writing by or on behalf of the relevant Obligors and the Agent or, if not so agreed, is in the form agreed by or on behalf of the relevant Obligors and the Agent;

(iii)                               “assets” includes present and future properties, revenues and rights of every description (including, without limitation shares and receivables);

(iv)                              a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)                                 “guarantee” means (other than in Clause 19 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              the words “including” and “in particular” shall be construed as illustrative and not as limiting the generality of any preceding words;

(vii)                           “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)                        a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two (2) or more of the foregoing;

(ix)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation as well as guidelines or rules of conduct adopted by any member of the Group under applicable laws (including but not limited to “Modelli di organizzazione e gestione” and the “Codici Etici” provided for under Legislative Decree No. 231 dated 8 June 2001 of Italy);

(x)                                 the furtherance of any transaction that is not restricted under the terms of this Agreement shall, for the avoidance of doubt, be considered to fall within the general corporate purposes of the Group;

(xi)                              a provision of law or regulation or an accounting standard is a reference to that provision or accounting standard as amended,

replaced or re-enacted from time to time under applicable law or regulation;

(xii)                           any reference to any consent to be given by any Finance Party shall be deemed to be given only to the extent the same is given in writing; and

(xiii)                        a time of day is a reference to Milan time unless otherwise stated.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3                               Italian Terms

In this Agreement a reference to:

(a)                                 a winding up, administration or dissolution includes, without limitation, any liquidazione and any procedura concorsuale (including, without limitation, fallimento, concordato preventivo, amministrazione straordinaria delle grandi imprese insolventi), cessione dei beni ai creditori or any other similar proceedings;

(b)                                 a receiver, administrative receiver, administrator or the like includes, without limitation, a curatore, commissario giudiziale, liquidatore, or any other person performing the same function of each of the foregoing;

(c)                                  a matured obligation refers to and includes, without limitation, any credito liquido ed esigibile;

(d)                                 a Security includes, without limitation, any pegno, ipoteca, privilegio speciale (including the privilegio speciale created pursuant to Article 46 of Italian Legislative Decree No. 385 dated 1 September 1993), cessione del credito in garanzia, diritto reale di garanzia and any other transactions having the same effect as each of the foregoing;

(e)                                  an insolvency proceeding includes, without limitation, any procedura concorsuale (including fallimento, concordato preventivo, the execution of an accordo di ristrutturazione dei debiti pursuant to article 182-bis of the Italian Bankruptcy Law, liquidazione coatta amministrativa, amministrazione straordinaria and cessione dei beni ai creditori pursuant to Article 1977 of the Italian Civil Code) and any other proceedings or legal concepts similar to the foregoing;

(f)                                   a step or procedure taken in connection with insolvency proceedings in respect of any person includes such person formally making a proposal to assign its assets pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori) or filing a petition for a concordato preventivo, accordo di ristrutturazione dei debiti, or entering into a similar arrangement for the majority of such person’s creditors; and

(g)                                  an attachment includes a pignoramento.

2.                                      THE FACILITIES

2.1                               The Facilities

(a)                                 Subject to the terms of this Agreement, the International Lenders make available to the Original Borrower and, following the Holdco Merger, Holdco, a Euro term loan facility in an aggregate amount equal to the Total Facility A Commitments.

(b)                                 Subject to the terms of this Agreement, the Italian Lenders make available to the Original Borrower and, following the New Facility B Borrower Accession and contemporaneously with the Facility B Repayment, the New Facility B Borrower, a Euro term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several and not joint. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3                               Obligors’ Agent

(a)                                 Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as the Obligors’ Agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Obligors’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors’ Agent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 The Original Borrower shall apply all amounts borrowed by it under each Facility towards the general corporate purposes of the Group including, without limitation, the refinancing of Existing Indebtedness.

(b)                                 The New Facility B Borrower shall apply all amounts borrowed by it under Facility B towards its general corporate purposes.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Initial Utilisation Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) which documents, shall be in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), if on the date of each Utilisation Request and on each proposed Utilisation Date:

(a)                                 no Default is continuing or would result from the proposed Loan;

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)                                  with respect to the Second Facility B Utilisation only, the Agent has been provided with satisfactory evidence that the Facility B Repayment has been or will be effected by close of business on the Second Facility B Utilisation Date.

4.3                               Maximum number of Loans

(a)                                 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)                                     two (2) or more Facility A Loans would be outstanding; or

(ii)                                  two (2) or more Facility B Loans would be outstanding (other than on the Second Facility B Utilisation Date).

(b)                                 A Borrower may not request that a Facility A Loan or a Facility B Loan be divided if, as a result of the proposed division four (4) or more Loans would be outstanding under the relevant Facility.

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than 9 a.m. (Brussels time) on the date falling three (3) Business Days prior to the proposed Utilisation Date or such later time as may be agreed between the Parent and the Agent acting on the instructions of the Original Lenders.

5.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the applicable Availability Period provided that in the case of the Second Facility B Utilisation, such Utilisation Date is also the Facility B Repayment Date;

(ii)                                  it specifies the Facility to be utilised;

(iii)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)                              the proposed Interest Period complies with Clause 11 (Interest Periods);

(v)                                 with respect to the Initial Utilisation, a Utilisation Request is delivered contemporaneously under both Facility A and Facility B respectively and in respect of pro-rata Utilisations under Facility A and Facility B; and

(vi)                              with respect to the Second Facility B Utilisation, the amount of the proposed Loan must be equal to the Reinstated Facility B Commitments.

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be Euros.

(b)                                 The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of €50,000,000 (or integral multiples thereof) or, if less, the Available Facility.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met:

(i)                                     each International Lender shall make its participation in each Facility A Loan available; and

(ii)                                  each Italian Lender shall made its participation in each Facility B Loan available,

in each case by the Utilisation Date through its Facility Office not later than 1:00 p.m. (Milan time) on the Utilisation Date for the Loan.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by 10:00 a.m. (Brussels time) on the relevant Utilisation Date (or such later time as the Agent and each Lender may agree).

5.5                               Cancellation of Commitments

(a)                                 The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Facility A Availability Period.

(b)                                 Without prejudice to paragraph (b) of Clause 8.2 (Facility B Repayment and Reinstatement of Facility B Commitments) and paragraph (c) of Clause 9.4 (No reinstatement of commitment) the Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the First Facility B Availability Period and the Second Facility B Availability Period, respectively.

6.                                      REPAYMENT

6.1                               Repayment of Loans

A Borrower shall repay each Loan in full on the Final Maturity Date.

6.2                               Reborrowing

(a)                                 A Borrower may not reborrow any part of a Facility which is repaid or prepaid.

(b)                                 Paragraph (a) above does not apply to any utilisation under Facility B by the New Facility B Borrower within the Second Facility B Availability Period.

7.                                      ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                 such Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying each Borrower, the Commitment of such Lender will be immediately cancelled; and

(c)                                  to the extent that the Lender’s participation has not been transferred pursuant to paragraph (c) of Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) a Borrower shall repay such Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified that Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s Commitment shall be cancelled in the amount of the participations repaid.

7.2                               Voluntary cancellation

(a)                                 The relevant Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000 of the Available Facility.

(b)                                 Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3                               Voluntary prepayment of Loans

(a)                                 Each Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan drawn by it under a Facility made available to it

(but, if in part, being an amount that reduces that Loan by a minimum amount of €5,000,000.

(b)                                 In the event that any prepayment is effected pursuant to paragraph (a) above, the relevant Borrower shall, on the date of the prepayment, pay to the Agent (for the account of each Lender) a prepayment fee equal to 0.30% per annum on the relevant amount which has been prepaid calculated from the date on which the relevant prepayment is effected until the Final Maturity Date.

7.4                               Right of cancellation and repayment in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from the Parent or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs); or

(iii)                               any Lender is a Defaulting Lender,

(iv)                              any amount payable to any Lender by an Italian Obligor under a Finance Document is not, or will not be treated as a deductible charge or expense for Italian Tax purposes for that Italian Obligor by reason of that amount originating from transactions occurred with Blacklisted Resident Entities, other than where any limitation in the deduction of that amount results from any inaction of the Italian Obligor which is not the consequence of the lack of cooperation of the entity residing or localized in a Blacklisted Jurisdiction in providing the documentation necessary for that Obligor to treat the payment as a deductible charge or expense; or

(v)                                 the Parent (on behalf of each Borrower) may (but shall not be obligated to), whilst the circumstance giving rise to the events referred to above continues, give the Agent notice of cancellation of the Commitment of the relevant Lender or its intention to procure the repayment of such Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with paragraph (c) below.

(b)                                 On receipt of a notice referred to in paragraph (a) above in relation to a Lender or an Affiliate of a Lender, the Available Commitment of such Lender and any such Affiliate shall immediately be reduced to zero. The Parent shall ensure that a Borrower shall promptly, and in any event within five (5) Business Days, repay such Lender’s and any such Affiliate’s participation in each Loan together with all interest and other amounts accrued under the Finance Documents.

(c)                                  In lieu of the cancellations referred to in Clause 7.1 (Illegality) and above in this Clause 7.4, each Borrower shall have the right, but not the obligation, at its own expense, upon notice from that Borrower to such Lender (the “Terminated Lender”) and the Agent, to replace such Terminated Lender (together with any

Affiliate of that Terminated Lender) with a New Lender (in accordance with and subject to the restrictions contained in Clause 25 (Changes to Lenders)) approved by the Agent and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Clause 25 (Changes to Lenders)) all its interests, rights and obligations under this Agreement to such assignee; provided that no Terminated Lender shall be obligated to make any such assignment:

(i)                                     unless such assignee or that Borrower shall pay to the affected Terminated Lender such Terminated Lender’s and such Affiliate’s participation in all Utilisations together with all interest and other amounts accrued under the Finance Documents; and

(ii)                                  if to make such transfer or assignment would cause such Terminated Lender or such Affiliate to breach, or such transfer or assignment is of and in itself in breach of, in each case, any provision of law or regulation.

8.                                      MANDATORY PREPAYMENT

8.1                               Change of Control or Sale

(a)                                 Upon the occurrence of:

(i)                                     a Change of Control; or

(ii)                                  the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions (other than as a result of a Permitted Transaction):

(A)                               a Lender shall not be obliged to fund a Utilisation; and

(B)                               the Agent shall, upon written instructions from an individual Lender and, by not less than thirty (30) days’ notice, cancel the Commitment of such Lender and require repayment of the participation of such Lender in the Loans, whereupon the Commitment of such Lender will be cancelled and all outstanding participations of such Lender together with accrued interest, and all other amounts accrued under the Finance Documents and owing to such Lender shall become immediately due and payable and the Borrowers shall repay or prepay such amounts.

8.2                              Facility B Repayment and Reinstatement of Facility B Commitments

(a)                                 Holdco shall, within five (5) Business Days from completion of the Holdco Merger, repay all Loans drawn by the Original Borrower under Facility B together with any accrued interest (the “Facility B Repayment”).

(b)                                 The Italian Lenders agree that:

(i)                                     subject always to Holdco complying with its obligations under paragraph (a) above, the Italian Lenders’ Facility B Commitments shall be reinstated for the benefit of the New Facility B Borrower following its accession to this Agreement in accordance with Clause 26.2 (New Facility B Borrower Accession) (the “Reinstated Facility B Commitments”);  and

(ii)                                  the New Facility B Borrower may utilise Facility B on the date on which the Facility B Repayment is effected in amount equal to the Reinstated Facility B Commitments by delivery to the Agent of a duly completed Utilisation Request in accordance with Clause 5 (Utilisation) and subject always to Clause 4.2 (c) (Further Conditions Precedent).

9.                                      RESTRICTIONS

9.1                               Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2                               Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3                              Prepayment in accordance with Agreement

The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.4                               No reinstatement of Commitments

(a)                                 Subject to paragraph (b) of Clause 8.2 (Facility B Repayment and Reinstatement of Facility B Commitments), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(b)                                 If all or part of any Lender’s participation in a Loan is repaid or prepaid an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

9.5                               Agent’s receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Borrowers or the affected Lender, as appropriate.

9.6                               Application of prepayments

Any prepayment of a Loan pursuant to Clause 7.3 (Voluntary Prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan.

10.                               INTEREST

10.1                        Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 EURIBOR.

10.2                        Usury Cap

Notwithstanding any other provision of this Agreement, if at any time the rate of interest applicable to a Loan made available under this Agreement to any Borrower incorporated in Italy (including the relevant component of any applicable fee and expense) exceeds the maximum rate permitted by the Italian law 7 March 1996 No. 108 and related implementation regulations (the “Italian Usury Legislation”), the rate of interest payable by the relevant Borrower shall be deemed to be automatically reduced, for the shortest possible period, to the maximum rate permitted under the Italian Usury Legislation.

10.3                        Payment of interest

Each Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if pursuant to Clause 11.1(d) the Agent and the Borrowers have agreed to an Interest Period which is longer than six (6) Months, on the dates falling at six (6) Monthly intervals after the first day of the Interest Period).

10.4                        Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. (1%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 10.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. (1%) higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded (to the extent permitted under any applicable law and regulation, including article 1283 of the Italian Civil Code, as amended, supplemented or implemented from time to time) with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.5                        Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.                               INTEREST PERIODS

11.1                        Selection of Interest Periods and Terms

(a)                                 Each Borrower may (if pursuant to Clause 11.1(c) the Agent and the Borrowers have agreed to an Interest Period other than six (6) Months) select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent not later than 10:00 a.m. (Brussels time) on the relevant Quotation Date.

(c)                                  Subject to this Clause 11 a Borrower may select an Interest Period of six (6) Months or any other period agreed between it and the Agent (acting on the instructions of all the Lenders).

(d)                                 An Interest Period for a Loan shall not extend beyond the Final Maturity Date applicable to its Facility.

(e)                                  Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(f)                                   The Parent and the Agent may select an Interest Period of two (2) weeks (or a shorter period) for the purpose of aligning the Interest Period with the effective date of the Holdco Merger.

11.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3                        Consolidation and Division of Loans

(a)                                 Subject to paragraph (b) below, if two (2) or more Interest Periods end on the same date, those Loans will, provided that they were made under the same Facility and unless the relevant Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)                                 Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower requests in a Selection Notice that a Loan be divided into two (2) or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

12.                               CHANGES TO THE CALCULATION OF INTEREST

12.1                        Absence of quotations

(a)                                 Subject to Clause 12.2 (Market disruption) if EURIBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by 12:00 p.m. (Brussels time) on the Quotation Day, then the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks.

(b)                                 If a Market Disruption Event occurs, then the Agent shall, as soon as is practicable, notify the Parent.

12.2                        Market disruption

(a)                                 If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the rate notified to the Agent by such Lender, as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its participation in that Loan from whatever source it may reasonably select;

(b)                                 In this Agreement “Market Disruption Event” means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period (i) the Screen Rate is not available or (ii), EURIBOR is to be determined by reference to the Base Reference Banks and none or only one of the Base Reference Banks supplies a rate to the Agent to determine EURIBOR for the relevant currency and Interest Period; or

(ii)                                  before close of business in Milan on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or

Lenders (whose participations in a Loan exceed thirty-five per cent. (35%) of that Loan) that the cost to it of obtaining matching deposits in the European interbank market would be in excess of EURIBOR.

12.3                        Alternative basis of interest or funding

(a)                                 If a Market Disruption Event occurs and the Agent or a Borrower so requires, the Agent and that Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the relevant Borrower, be binding on all Parties.

12.4                        Break Costs

(a)                                 Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.                               FEES

13.1                        Upfront fee

The Parent shall pay to the Mandated Lead Arrangers an upfront fee for the purposes of remunerating their activities as Mandated Lead Arrangers in the amount and at the times agreed in each Upfront Fee Letter(s).

13.2                        Agency fee

The Parent shall pay to the Agent (for its own account) an agency fee to remunerate its activities as Agent in the amount and at the times agreed in the Agent’s Fee Letter.

14.                               TAX GROSS UP AND INDEMNITIES

14.1                        Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)                                 where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite such Lender’s name in Schedule 1Part II (The Original Parties) or (in the case of the scheme reference number, that is subsequently communicated to the

Agent and the relevant Borrower promptly upon it becoming available), and where the Borrower is the Original Borrower, is filed with HM Revenue & Customs within thirty (30) days of the date of on which the Holdco Merger is completed; or

(b)                                 where it relates to a UK Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of such Lender in the relevant Transfer Certificate or Assignment Agreement, and where the Holdco Merger is completed as at the relevant Transfer Date, is filed with HM Revenue & Customs within thirty (30) days of that Transfer Date or where the Holdco Merger is not completed as at the relevant Transfer Date, is filed with HM Revenue & Customs within thirty (30) days of the date of on which the Holdco Merger is completed.

“Change of Tax Law” means with respect to the Lender, any change in, or in the published interpretation, administration or the application of, any law or regulation or Double Taxation Treaty or any published practice or published concession of any relevant taxing authority.

“Exempt Lender” means a Lender that is a financial institution or any other entity (including, any entity included in the provision of article 26, paragraph 5-bis, of Presidential Decree No. 600 of 29 September 1973 as introduced by the Law Decree No. 91 of 24 June 2014, converted into law by the Law No. 116 of 11 August 2014 and subsequently amended by Law Decree No.133 of 29 September 2014, converted into law by the Law No. 164 of 11 November 2014 and by Law Decree No.3 of 24 January 2015) which is authorised to provide finance to an Italian Borrower and to which any payment of interest under the Finance Documents can be made without a Tax Deduction in respect of Tax being imposed by the Republic of Italy; provided that such Lender is not a Blacklisted Resident Entity.

“Italian Qualifying Lender” means:

(a)                                 a bank or financial institution duly authorised or licensed to carry out banking activity in Italy pursuant to Legislative Decree No. 385 dated 1 September 1993 that is a resident of Italy for Tax purposes pursuant to article 73 of Italian Presidential Decree No. 917 of 22 December 1986 not acting for the purposes of the Finance Document through a Facility Office qualifying as a Permanent Establishment, or in any case a Permanent Establishment, located outside of Italy; or

(b)                                 a Facility Office qualifying as a Permanent Establishment, or in any case a Permanent Establishment, in Italy of a bank or financial institution duly authorised or licensed to carry out banking activity in Italy — other than a Blacklisted Resident Entity — for which any payment received under the Finance Document is business income (reddito di impresa) pursuant to article 81, 151 and 152, paragraph 1, of Italian Presidential Decree No. 917 of 22 December 1986.

“Italian Treaty Lender” means a Lender which:

(a)                                 is resident for Tax purposes in a country which has a Double Taxation Treaty in force with Italy, pursuant to which no withholding on account of Tax is required to be made on the interest and similar payments deriving from Italy;

(b)                                 is entitled to benefit of such Double Taxation Treaty and consequently (subject to the completion of procedural formalities) such full exemption from Tax;

(c)                                  does not carry on business in Italy through a Permanent Establishment with which any payment under the Finance Document is effectively connected; and

(d)                                 it is not a Blacklisted Resident Entity.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender:

(a)                                 in respect of any payment under or in connection with a Loan made to an Italian Borrower, which is beneficially entitled to interest payable to such Lender in respect of such Loan and, at any time, is a Lender which is:

(i)                                     an Exempt Lender;

(ii)                                  an Italian Qualifying Lender; or

(iii)                               an Italian Treaty Lender.

(b)                                 in respect of any payment under or in connection with a Loan made to a US Tax Obligor, which is beneficially entitled to interest payable to such Lender in respect of such Loan and, at any time, is a Lender which is:

(i)                                     a United States Person; or

(ii)                                  not a United States Person but is entitled to complete exemption from withholding of United States federal income tax on all payments made pursuant to this Agreement; and

(c)                                  in respect of any payment under or in connection with a Loan made to a UK Borrower, which is:

(i)                                     beneficially entitled to interest payable to such Lender in respect of such Loan and, at any time is:

(A)                               a Lender:

(1)                                 which is a bank (as defined for the purpose of section 879 of the ITA) making such Loan and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)                                 which was a bank (as defined for the purpose of section 879 of the ITA) at the time that that Loan was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)

(1)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(2)                                 a partnership each member of which is:

(X)                               a company so resident in the United Kingdom; or

(Y)                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company;

(C)                               a Lender which is a UK Treaty Lender; or

(ii)                                  a Lender which is a building society (as defined for the purpose of Section 880 of the ITA) making an advance under a Finance Document;

and

(d)                                 in relation to any other payment, any Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment or a deemed payment under a Finance Document, other than a FATCA Deduction.

“Tax Jurisdiction” means, in relation to the Obligor, the jurisdiction in which it is resident for tax purposes on the date it becomes an Obligor.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means an Italian Treaty Lender or a UK Treaty Lender.

“UK Borrower” means a Borrower which is incorporated in the United Kingdom.

“UK Non-Bank Lender” means a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

“UK Treaty Lender” means a Lender which:

(a)                                 is treated as a resident of a UK Treaty State for the purposes of the UK Treaty; and

(b)                                 does not carry on a business in the United Kingdom through a permanent establishment with which that Finance Party’s participation in the Loans is effectively connected; and

(c)                                  fulfils any conditions which must be fulfilled under the Treaty by residents of that Treaty State for such residents to obtain full exemption from taxation on interest imposed by the United Kingdom, subject to the completion of procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes a provision for full exemption from tax imposed by the United Kingdom on interest.

“United States Person” means a United States Person as defined in Section 7701(a)(30) of the Code and includes an entity that is disregarded as separate from a United States Person (as defined in such Section) for United States federal income tax purposes.

Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the sole discretion of the person making the determination.

14.2                        Tax gross-up

(a)                                 Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 A Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction from any payment made under a Finance Document (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent of (i) the Lender with respect to which such Tax Deduction applies and (ii) the rate at which such Tax Deduction is required to be made. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to such Lender. If the Agent receives such notification from a Lender it shall promptly notify the Borrowers and, if necessary, any Obligors making the payment.

(c)                                  Except as provided in this Clause 14.2 and subject to paragraph (d) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction from any payment under this Agreement if on the date on which the payment falls due:

(i)                                     with reference to any payment made under the Finance Document by any Obligor, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender in relation to that payment, but on that date such Lender is not or has ceased to be a Qualifying Lender in relation to that payment other than as a result of:

(A)                               any Change of Tax Law;

(B)                               a change in the jurisdiction in which an Obligor is established or resident for tax purposes at the date it becomes an Obligor under this Agreement other than, subject to paragraph (C) below, as a result of a Permitted Merger; or

(C)                               with respect to the Original Italian Banks only, a change, as a result of the Holdco Merger, in the jurisdiction in which the Original Borrower is established or resident for tax purposes at the date of this Agreement provided that this paragraph (C) shall apply only for the period from and including the date of the Holdco Merger to and including the date on which the Facility B Repayment is effected;

(ii)                                  a Tax Deduction is required to be made in respect of any payment under or in connection with a Loan made to a US Tax Obligor for United States federal withholding tax, other than any such Tax Deduction that is required as a result of any Change of Tax Law occurring after the date the relevant Lender becomes a Lender under this Agreement; or

(iii)                               the relevant Lender is an Exempt Lender, an Italian Treaty Lender or a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had such Lender complied with its obligations under paragraph (f) below;

(iv)                              with reference to any payment made under the Finance Document by a US Tax Obligor, the Tax Deduction would not be required but for the Lender’s failure to comply with paragraph (i)(iv) below;

(v)                                 the relevant Lender is a Qualifying Lender in relation to a payment by an Obligor solely by virtue of sub-paragraph (c)(i)(B) of the definition of Qualifying Lender and:

(A)                               an officer of Her Majesty’s Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(vi)                              the relevant Lender is a Qualifying Lender in relation to the payment solely by virtue of sub-paragraph (c)(i)(B) of the definition of Qualifying Lender and:

(A)                               the relevant Lender has not given a Tax Confirmation to the Obligor; and

(B)                               the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligor, on the basis that the Tax Confirmation would have enabled the Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax

Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)                                   A Lender and each Obligor which makes a payment to which that Lender is entitled, shall cooperate in completing any procedural formalities, from time to time required or necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction, or with a reduced Tax Deduction, including, but not limited to, the provision of the information and documentation specified in the following paragraphs (g), (h) and (i) of this Clause 14.2 to the extent applicable.

(g)                                  With respect to each Italian Obligor, each Italian Treaty Lender, each Lender requiring the application of a Double Taxation Treaty with respect to any interest payable by such Italian Obligor and each Exempt Lender agree to provide the Italian Obligor with an Affidavit, any Self-Declaration Form or any other form necessary for that Obligor to be entitled to make any payment under this Agreement without a Tax Deduction on a date which falls, in case of any interest payment made by an Italian Borrower, at least ten (10) Business Days prior to the date upon which interest is first due to be paid to it or, in case of any payment made by an Italian Guarantor, upon ten (10) Business Days of request by a such Italian Obligor, and thereafter: (i) within the end of January of any subsequent calendar year (or, if earlier, within at least five (5) Business Days prior to the subsequent date upon which the interest is due to be paid) and, (ii) whenever there is a change in the Lender’s status under a Double Taxation Treaty (including if it changes its tax residence) within twenty (20) Business Days from the time such change is effective (or, if earlier, within at least five (5) Business Days prior to the subsequent date upon which interest is due to be paid by an Italian Obligor).

(h)                                        With respect to each UK Borrower:

(i)

(A)                               a Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties); and

(B)                               a New Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement which it executes, and, having done so, such Lender shall be under no obligation pursuant to paragraph (f) above.

(ii)                                  If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(i) above and:

(A)                               a Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B)                               a Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1)                                 such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2)                                 HM Revenue & Customs has not given such Borrower authority to make payments to such Lender without a Tax Deduction within sixty (60) Business Days of the date of the Borrower DTTP Filing, and in each case, such Borrower has notified such Lender in writing, such Lender and such Borrower shall co-operate in completing any additional procedural formalities necessary for such Borrower to obtain authorisation to make that payment without a Tax Deduction;

(iii)                               if a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of such Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees;

(iv)                              an Obligor shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender;

(v)                                 a UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Parent by entering into this Agreement; and

(vi)                              a UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(i)                                     If the Borrower is a US Tax Obligor:

(i)                                     with respect to a Tax Deduction made on account of Tax imposed by the United States, the Obligor shall certify (under the signature of either its Director, International Tax or another Director or superior officer) on the GTECH Withholding Schedule (as defined in paragraph (j) below) for the immediately succeeding payment period and within the time period specified therefor, the amount of each (if any) Tax Deduction that has been made with respect to a payment made on behalf of any Finance Party and the amount of the related payment made to the relevant taxing authority on account of such Tax Deduction in each case with respect to the immediately preceding payment period; and

(ii)                                  the Obligor will provide the relevant Finance Party with IRS Forms 1042-S and 1099, as applicable (and relevant) (or any successor form or forms) relating to such Tax Deduction in a manner and at a time in accordance with United States law, and in any case as soon as practicable following the close of the Obligor’s taxable year, and will simultaneously provide the Agent with a copy thereof. With respect to a Tax Deduction on account of non-United States Taxes, within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof), or if unavailable, evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority;

(iii)                               in the case of any payment of interest hereunder by or on behalf of an Obligor through an account or branch outside the United States or by or on behalf of an Obligor by a payer that is not a United States Person (other than a payment made pursuant to a Guarantee), if such Obligor determines that no Taxes are payable in respect thereof, such Obligor shall furnish, or shall cause such payer to furnish, to the Agent, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes; and

(iv)                              promptly after becoming a Party to this Agreement, but in any event before a payment pursuant to this Agreement is due, each Lender will provide, as relevant, to each US Tax Obligor two original executed IRS forms or certifications that establish the Lender is entitled to a complete exemption or reduction (as applicable) from US withholding Taxes on all payments made pursuant to this Agreement and in the case of a Lender claiming the portfolio interest exemption, IRS Form W-8BEN-E (or any successor form) together with a statement certifying that such Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the relevant US Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” that is related to such US Tax Obligor within the meaning of Section 881(c)(3)(C) of the Code.  Upon a change of facts which causes the prior forms to no longer be valid or upon the reasonable request of a US Tax Obligor, a Lender shall again provide the forms and documents described above unless it is unable to do so because of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; if a Lender is unable to provide such forms and documents, then such Lender shall provide such other forms and certifications to establish any exemption or reduction from US withholding Taxes for which such Lender is eligible.

(j)                                    At least three (3) Business Days prior to the due date of any amount payable by an Obligor under any Finance Document, the Agent shall provide to each Borrower by pdf or facsimile a schedule setting forth the portion of the total amount of such payment that will be payable to each Lender on such due date.  Within a reasonable amount of time prior to the close of business on the date on which such scheduled amount becoming payable by an Obligor under any Finance Document, each Borrower shall provide to the Agent by pdf or facsimile a reciprocal schedule setting forth the amount of any Tax Deduction that the Obligor will withhold from each payment to be made to each Lender included on such schedule on the due date for such payment (the “GTECH Withholding Schedule”).  No failure or delay of the Agent to provide the Borrowers with the schedule contemplated hereunder shall affect the obligation of any Obligor to make the payments otherwise required to be made by them under this Agreement.

(k)                                 Any Lender which enters into any sub-participation or other risk sharing arrangement with a Relevant Sub-Participant shall only be entitled to receive payments under this Clause 14.2(k) with reference to any interest paid on the sub-participated commitment (i) to the same extent as such Lender would have been if it had not entered into such sub-participation or (ii) for an amount equivalent to the Tax Deduction required by law to be applied on any payment made under this Agreement and beneficially owned by the Relevant Sub-Participant, if lower; provided that this paragraph (k) shall not apply to limit any entitlement to receive payments under this Clause 14.2(k) if the right to receive a greater payment results from a Change of Tax Law that occurs after the Relevant Sub-Participant acquired the applicable sub-participated commitment.

14.3                        Tax indemnity

(a)                                 The relevant Obligor shall (within five (5) Business Days of demand by the Agent) pay (or cause to be paid) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document (and for which it has provided, or will provide, documentary evidence).

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or engaged in a trade or business for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Permanent Establishment or Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable, including for the avoidance of any doubt the value of production determined for IRAP purposes (but not any sum deemed to be received or receivable) by that Finance Party, including branch profits tax and minimum tax; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)                               would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied; or

(C)                               is compensated for by Clause 14.6(c) (Stamp taxes) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); or

(D)                               relates to a FATCA Deduction required to be made by a Party.

(c)                                  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the relevant Obligor.

(d)                                 Such claim and Agent notification shall set forth in reasonable detail the basis for the claim being made by the relevant Finance Party and appropriate documentation supporting such claim.

(e)                                  A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3 notify the Agent.

14.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5                        Lender Status Confirmation

(a)                                 In respect of an Italian Obligor, each Lender which becomes a Party to this Agreement after the date of this Agreement (or which enters into any sub-participation or other risk sharing arrangement with a Relevant Sub-Participant) shall indicate in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it (or the Relevant Sub-Participant, if on the date of the Sub-Participation or risk arrangement, such Relevant Sub-Participant was treated as if it were a Lender under this Agreement) falls in:

(i)            an Exempt Lender;

(ii)           an Italian Qualifying Lender;

(iii)          an Italian Treaty Lender; or

(iv)          not a Qualifying Lender.

(b)                                 In respect of a UK Obligor, each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)            not a Qualifying Lender;

(ii)           a Qualifying Lender other than a UK Treaty Lender; or

(iii)          a UK Treaty Lender.

(c)                                  If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors). If in respect of an Italian Obligor, any Lender fails to indicate the status of the Relevant Sub-Participant or the Relevant Sub-Participant fails to provide the Agent with any Affidavit possibly required or necessary in accordance with this Clause 14.5, then such Lender shall with respect to the Relevant Sub-Participant be treated for the purposes of this Agreement (including by each Obligor) as if it is not an Italian Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower) or the Relevant Sub-Participant provides the Agent with such Affidavit.

(d)                                 For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of any Lender to comply with this Clause 14.5.

14.6                        Stamp taxes

The relevant Borrower shall, or shall procure that an Obligor shall, pay and, within ten (10) Business Days of demand, indemnify each Finance Party against any duly documented liability, loss, cost or expense that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; provided that no Obligor shall be liable for the aforementioned liability, loss, cost or expense:

(a)                                 in relation to any such Taxes payable in respect of an assignment, transfer or sub-participation by a Finance Party, unless that assignment, transfer or sub-participation is carried out at the request of any Obligor and the Finance Party agrees to such request voluntarily (in circumstances where it is not required to agree to such request on the terms of this Agreement);

(b)                                 to the extent that such Taxes become payable upon a voluntary registration made by any Finance Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or obligations of any Party under an Finance Document or when such registration is necessary in order to produce or rely on such document for any other purposes; or

(c)                                  in case it arises as a consequence of, or in connection to, any claims by any authority, including, but not limited to, any Tax authority, and the Lender has not provided the relevant Borrower with copies of any relevant written communications relating to the Finance Document, including, but not limited to, any notices of payment, (the “Tax Notice”) received from that authority within fifteen (15) Business Days from receipt (the “Tax Notice Term”). If the Lender notifies the relevant Borrower with the Tax Notice within the Tax Notice Term, then the Parties will agree, without prejudice of any rights of the relevant Lender, including the right to be indemnified, under this Clause 14.6, as far as reasonably practicable acting in good faith, possible defensive strategies and the substance and conduct of such defensive strategies and such Lender will, as far as reasonably practicable acting in good faith, share in a timely fashion any relevant information for the relevant Borrower in relation to the development of any litigation proceedings or any settlement or other procedures which may be in progress as the result of the implementation of such defensive strategies.

14.7                        Value added tax

(a)                                 All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on each supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account for the VAT to the relevant Tax Authority that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)            (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)           (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify the Finance Party in respect of the full amount of such costs or expenses, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment from the relevant tax authority in respect of such VAT.

(d)                                 Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)                                  In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.8                        Imposta Sostitutiva

Pursuant to article 17 of Presidential Decree No. 601 of 29 September, 1973, as amended by article 12 of Decree Law No. 145 of 23 December 2013, which, starting from 24 December 2013, provides for the application of the Imposta Sostitutiva on medium term financings provided that the parties exercise the applicable option in the relevant facilities agreement, the Original Borrower declares to the Lenders that, for the purposes of the aforementioned article 17, it does not require the application of the Imposta Sostitutiva in place of the ordinary documentary taxes. Accordingly, the Lenders agree to not subject the Facilities made available by them under this Agreement to Imposta Sostitutiva.

14.9                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)            confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)           supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)          supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                                  If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of:

(i)            where the Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)           where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)          the date a new US Tax Obligor accedes as a Borrower; or

(iv)          where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)                               a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)                               any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                                   The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)                                  If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, such Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)                                 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

14.10                 FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

15.                               INCREASED COSTS

15.1                        Increased Costs

(a)                                 Subject to Clause 15.3 (Exceptions) the Obligors shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (ii) compliance with any law or regulation (provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “change in law”, regardless of the date enacted, adopted, issued or implemented) made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)                                 In this Agreement:

“Basel III” means:

(i)            the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)           the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)                                     Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)                                  Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)                                     a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2                        Increased Cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3                        Exceptions

Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(c)                                  attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(d)                                 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(e)                                  attributable to a FATCA Deduction required to be made by a Party.

16.                               OTHER INDEMNITIES

16.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                        Other indemnities

Each Borrower shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify the Mandated Lead Arrangers and each other Finance Party against any cost, loss or liability incurred by it as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)                                  funding, or making arrangements to fund, its participation in a Utilisation requested by it in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                 a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by it.

16.3                        Indemnity to the Agent

Each Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 30.10 (Change of currency); or

(c)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.                               MITIGATION

17.1                        Mitigation by the Lenders

(a)                                 Each Finance Party shall, in consultation with the Parent, take all reasonable steps, including to the extent possible, but not limited to, making any Utilisation available from an Affiliate, to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax Gross Up and Indemnities) or Clause 15.1 (Increased Costs) or in any amount payable under a Finance Document by an Italian Obligor becoming not deductible from that Italian Obligor’s taxable income for Italian tax purposes by reason of that amount originating from transactions occurred with Blacklisted Resident Entities including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2                        Mitigation by the Obligors

Should a Finance Party become subject to Taxes because of its failure to deliver a form, certificate or other document required under Clause 14.2 (Tax gross-up), the Obligors shall take such steps as such Finance Party shall reasonably request to assist such Finance Party to recover such Taxes.

17.3                        Limitation of liability

(a)                                 Each Borrower shall indemnify each Finance Party, for all costs and expenses reasonably incurred by that party as a result of steps taken by it under Clause 17.1 (Mitigation by the Lenders).

(b)                                 A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation by the Lenders) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.                               COSTS AND EXPENSES

18.1                        Transaction expenses

The Borrowers shall within ten (10) Business Days of demand pay each Finance Party the amount of all reasonable and documented out-of-pocket costs and expenses (including legal fees up to the amount agreed with the Parent) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication (and previously approved by the Borrowers) and perfection of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement, and if, requested, the Borrowers shall pay directly the relevant advisers upon receipt of the relevant reasonably detailed invoice.

18.2                        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.10 (Change of currency), the Borrowers shall, within three (3) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3                        Enforcement and preservation costs

The Borrowers shall, within three (3) Business Days of demand, pay to the Mandated Lead Arrangers and each other Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Agent as a consequence of taking or holding or enforcing these rights.

19.                               GUARANTEE AND INDEMNITY

19.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party as primary obligor the punctual performance by a member of the Group of all of such member of the Group’s obligations under the Finance Documents and the punctual payment when due by such member of the Group of all sums payable under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a member of the Group fails to perform any obligation or pay any of the indebtedness referred to in paragraph (a) above, it will perform such obligation or pay to such Finance Party such sum on demand, in each case, as if it were the primary obligor; and

(c)                                  indemnifies, as an independent and primary obligation, each Finance Party immediately on demand against any cost, loss or liability suffered by that

Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3                        Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                 the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                 each Finance Party shall be entitled to recover the value or amount of such Security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4                        Waiver of defences

The obligations of each Guarantor under this Clause 19 will not, to the extent permitted under mandatory law, be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the making or absence of any demand on a member of the Group or any other person (other than the notice referred to in Clause 19.1(b) (Guarantee and indemnity)) for payment or performance of any other obligations, or the application of any moneys at any time received from a member of the Group or any other person;

(d)                                 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document, or any other document or Security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or Security;

(g)                                  any unenforceability or illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security; or

(h)                                 any insolvency or similar proceedings,

(other than the irrevocable payment in full of such obligations).

19.5                        Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs or expenses associated with any of the foregoing.

19.6                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, Security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.8                        Deferral of Guarantors’ rights

(a)                                 Each Obligor acknowledges and agrees with each Guarantor that, subject to the terms and conditions of this Clause 19.8 and to the extent permitted by applicable law, upon the payment by the Guarantors of any of their obligations under this guarantee (whether pursuant to the guarantees, undertakings or indemnities given in Clause 19.1 (Guarantee and indemnity) or otherwise):

(i)            each Obligor shall indemnify the Guarantors for the full amount of such payment; and

(ii)           the Guarantors shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment (such rights of indemnification and subrogation, together with all other rights of the Guarantors, by reason of the performance of any of their obligations under this guarantee, or any action taken pursuant to any rights conferred by or pursuant to this guarantee, to be indemnified by any person, to prove in respect of any liability in the winding-up of any person or to take the benefit of or enforce any Security or guarantees or to exercise any rights of contribution are, collectively, the “Subrogation Rights”).

(b)                                 Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)            to be indemnified by an Obligor;

(ii)           to claim any contribution from any other Guarantor of any Obligor’s obligations under the Finance Documents; or

(iii)          to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

From and after the date when all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Subrogation Rights of the Guarantors may be exercised and enforced by the Guarantors in their sole discretion.

19.9                        Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other Security taken pursuant to, or in connection with, any Finance Document where such rights or Security are granted by or in relation to the assets of the Retiring Guarantor.

19.10                 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security now or subsequently held by any Finance Party.

19.11                 Limitations on US Guarantees

(a)                                 Each US Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions contemplated by the Finance Documents (including utilisations thereunder).

(b)                                 Each US Guarantor represents, warrants and agrees that:

(i)                                     it is US Solvent; and

(ii)                                  it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

(c)                                  Notwithstanding anything to the contrary contained herein or in any other Finance Document:

(i)            each Finance Party agrees that the maximum liability of each US Guarantor under Clause 19 (Guarantee and indemnity) shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor’s obligations hereunder and under the other Finance Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law, in each case after giving effect to:

(A)          all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such US Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such US Guarantor hereunder) and

(B)          the value as assets of such US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement,

indemnity or similar rights held by such US Guarantor pursuant to

(1)                                 applicable law or

(2)                                 any other agreement providing for an equitable allocation among such US Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties: and

(ii)           each party agrees that, in the event any payment or distribution is made on any date by a Guarantor under this Clause 19, each such Guarantor shall be entitled to be indemnified from each other Guarantor in an amount equal to such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Guarantor and the denominator shall be the aggregate net worth of all the Guarantors.

19.12                 Controlled Foreign Corporations

Notwithstanding any term or provision of this Clause 19.12 or any other term in this Agreement or any Finance Document in the event that a Borrower is a US Tax Obligor:

(a)                                 no member of the Group that is a controlled foreign corporation for US federal income tax purposes (a “CFC”) will have any obligation or liability, directly or indirectly, as guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of a US Tax Obligor (a “US Obligation”); and

(b)                                 not more than sixty-five per cent. (65%) of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of, and none of the assets or property of, a person that is a CFC will be required to be pledged directly or indirectly as Security for any US Obligations.

19.13                 Italian guarantee limitations

(a)                                 In the case of any Guarantor incorporated in Italy (an “Italian Guarantor”), its liability as Guarantor under this Clause 19 shall not exceed, at any time, the aggregate at that time of:

(i)            the highest outstanding principal amount at any time of the indebtedness of such Italian Guarantor (or any of its direct or indirect Subsidiaries) as a Borrower under any Facility; and

(ii)           the highest outstanding principal amount at any time of all inter-company loans advanced (or granted) to such Italian Guarantor (or any of its direct or indirect Subsidiaries) by any Obligor or any other member of the Group after the date of this Agreement.

(b)                                 In any event, pursuant to article 1938 of the Italian Civil Code, the maximum amount an Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Agreement shall not exceed the amount equal to €440,000,000 in respect of Facility A and €440,000,000 in respect of Facility B.

20.                               REPRESENTATIONS

20.1                        General

On the date of this Agreement and at the times set out in Clause 20.24 (Repetition) each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party.

20.2                        Status

(a)                                 It and each of its Material Subsidiaries is a limited liability corporation, duly incorporated or organised (as applicable) and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Material Subsidiaries has the power to own its material assets and carry on its business as it is being conducted.

20.3                        Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party and which have been executed by it are legal, valid, binding and enforceable obligations.

20.4                        Non-conflict with other obligations

The entry into and performance by it of its obligations under, and the transactions contemplated by, the Finance Documents, to which it is a party do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, unless any such conflict does not and is not reasonably likely to have a Material Adverse Effect.

20.5                        Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.6                        Validity and admissibility in evidence

(a)                                 All Authorisations required:

(i)            to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)           to make the Finance Documents to which it is a party admissible in evidence in its jurisdictions of incorporation,

have been obtained or effected and are in full force and effect.

(b)                                 All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect other than those Authorisations the failure of which to obtain or effect has not and is not reasonably likely to have a Material Adverse Effect.

20.7                        Governing law and enforcement

(a)                                 Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)                                 Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

20.8                        Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is:

(a)                                 a Qualifying Lender,

(i)            falling within paragraphs (a)(i), (a)(ii), (b), (c)(i)(A) or (c)(ii) of the definition of Qualifying Lender; or

(ii)           except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (c)(i)(B) of the definition of Qualifying Lender; or

(b)                                 a Treaty Lender; provided that in the case of a UK Treaty Lender the payment is one specified in a direction given by the Commissioners of Revenue and Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488) and in the case of a US Borrower the Lender has satisfied its obligations under Clause 14.2(i)(iv) (Tax gross-up).

20.9                        No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, subject always to the Legal Reservations, except with reference to Italy:

(a)                                 where any Finance Document is executed before or deposited with an Italian notary public or in any case formed and executed within the Italian territory in the form of a deed;

(b)                                 on voluntarily registration of any Finance Document with the Italian tax authority;

(c)                                  in any “case of use” (caso d’uso), including the filing, recording or enrolment of any Finance Document with any Italian judicial authority (when carrying out any administrative activity) or administrative authority (unless such filing is mandatory at law);

(d)                                 in the event any of the provisions of the Finance Document is mentioned (according to the enunciazione principle) in any separate document entered into between the same parties (alone or together with other parties) which have not been previously registered and in respect of which any of the conditions described at paragraphs (a) through (c) above is met; or

(e)                                  if any Finance Document is enforced in Italy either by way of a direct court judgment or an exequatur of a judgment rendered outside Italy.

20.10                 No default

(a)                                 No Event of Default or Default is continuing or will result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by any Finance Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has had or is reasonably likely to have a Material Adverse Effect.

20.11                 No misleading information

All of the written factual information supplied by each of the Original Obligors in connection with the Finance Documents and the matters contemplated therein was (to the best of its knowledge after due and careful enquiry) true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect.

20.12                 Financial statements

(a)                                 The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed therein or otherwise disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(b)                                 Its Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year unless expressly disclosed therein to the contrary or otherwise disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

20.13                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely, if adversely determined, to have a Material Adverse Effect (to the best of the Parent’s knowledge and belief) have been started or threatened against it or any of its Subsidiaries.

20.14                 Security

No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

20.15                 Pari Passu Ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.16                 US Government Regulations

(a)                                 It is not a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920 (16 U.S.C. §§791 et seq.).

(b)                                 It is not an “investment company” as defined in, or subject to regulation under, the United States Investment Company Act of 1940 (15 U.S.C. §§ 80a-1 et seq.) or in violation of regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(c)                                  It has not made (or attempted to make) an “unlawful payment” within the meaning of, and is not in any other way in violation of, the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1 et seq.) or any similar laws.

20.17                 ERISA

(a)                                 No ERISA Event has occurred or is reasonably expected to occur that has resulted in or is reasonably expected to result in a material liability of it or its Subsidiaries or any ERISA Affiliate.

(b)                                 Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal

Revenue Service of the United States of America, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(c)                                  Neither it, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(d)                                 Neither it, nor any of its Subsidiaries, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and to the best of its knowledge, no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated, within the meaning of Title IV of ERISA.

(e)                                  Except as does not have and could not reasonably be expected to have, a Material Adverse Effect, and except to the extent required under Section 4980B of the Code, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Obligors, any of their Subsidiaries or any of their respective ERISA Affiliates.

20.18                 Solvency (US Obligors)

The Original Guarantor is, on a consolidated basis, as of the date hereof, US Solvent.

20.19                 Material Adverse Effect

No Material Adverse Effect has occurred since the date of the most recent financial statements delivered pursuant to Clause 21.1 (Financial statements).

20.20                 Anti-Terrorism laws

(a)                                 It, and to the best of its knowledge, each of its Material Subsidiaries:

(i)            has taken reasonable measures to ensure compliance with Anti-Terrorism Laws;

(ii)           is not a Designated Person; and

(iii)          does not deal in any property or interest in property known by it to be blocked pursuant to any Anti-Terrorism Law.

20.21                 US Margin Regulations

No part of the proceeds of any Utilisation will be used (i) in contravention of Regulation T, U or X of the Federal Reserve Board, or (ii) for “buying” or “carrying” (within the meaning of Regulation T, U or X) any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock. Following the application of the proceeds of each Utilisation, not more than twenty five per cent. (25%) of the value of the assets of the Obligors subject to any restriction contained in this Agreement or any other agreement or instrument between the Obligors, on the one hand, and any Lender or Affiliate of any Lender, on the other hand, relating to Financial Indebtedness will be Margin Stock.

20.22                 Sanctions, Anti-Corruption and other laws

(a)                                 The Parent represents that:

(i)            each member of the Group has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by each such member and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each member of the Group and their respective directors and officers and, to the knowledge of the Parent, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a Borrower being designated as a Sanctioned Person;

(ii)           none of (a) the Parent, any member of the Group or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent or any member of the Group that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person; and

(iii)          no Utilisation or use of proceeds pursuant to this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement or in any other Finance Document, in relation to any Specified Lender the representations and warranties under this Clause 20.22 shall only apply for the benefit of such Specified Lender to the extent that the provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this Clause 20.22 of which a Specified Lender does not have the benefit, the Commitments of that Specified Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

20.23                 Compliance with laws

Each Obligor complies in all respects with all laws to which it may be subject to the extent that failure so to comply would have or would be reasonably likely to have a Material Adverse Effect.

20.24                 Repetition

(a)                                 The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)            the date of each Utilisation Request and the first day of each Interest Period; and

(ii)           in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

(b)                                 Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

21.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Financial statements

The Parent shall supply to the Agent, who will distribute to each Lender, each of the following:

(a)                                 within one hundred twenty (120) days after the end of each of its Financial Years, its annual audited consolidated financial statements by making the same available on the Parent’s public website;

(b)                                 as soon as they become available but in any event within seventy-five (75) days after the end of each of its financial half years its consolidated financial statements for its financial half year by making the same available on the Parent’s public website;

(c)                                  as soon as they are available, but in any event within sixty (60) days after the end of the first and third Financial Quarter of each of its Financial Years, its consolidated financial statements for those Financial Quarters by making the same available on the Parent’s public website; and

(d)                                 as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, the balance sheet and income statement or, if available, audited financial statements of each Guarantor other than the Parent.

21.2                        Provision and contents of Compliance Certificate

(a)                                 The Parent shall supply to the Agent, who will distribute to each Lender:

(i)            with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 21.1 (Financial statements) if the Public Debt Ratings are equal to or higher than BBB- and Baa3 (with at least a stable outlook); provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph (i) shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being equal to or higher than BBB- or Baa3 as applicable; or

(ii)           otherwise with each set of financial statements delivered pursuant to paragraphs (a), (b) and (c) of Clause 21.1 (Financial statements),

(b)                                 a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were prepared, including, prior to the completion of the Mergers, an explanation as to how the average US$/€ rate has been calculated and disclosure of items included in EBITDA, Total Net Debt and Total Net Interest Costs with an indication of the value of each item expressed as per the consolidated financial statements.

(c)                                  Commencing with the Compliance Certificate that is deliverable with respect to the first Financial Quarter ending after the date on which the Mergers are completed, the Compliance Certificate delivered in respect of the Financial Quarters ending in June and December in each Financial Year shall set out (in reasonable detail) computations as to compliance with Clause 23.24 (Guarantor Threshold Test and Additional Guarantors).

(d)                                 Commencing with the Compliance Certificate that is deliverable with respect to the Financial Quarter ending on 31 March 2015, the Compliance Certificate delivered in respect of the Financial Quarters ending December in each Financial Year shall list the Material Subsidiaries or confirm that there has been no change to the list of Material Subsidiaries since the previous Compliance Certificate for the Financial Quarter ending 31 December.

(e)                                  Each Compliance Certificate shall be signed by duly authorised signatory of the Parent and shall be reported on by the Auditors with respect to the information provided pursuant to Clause 20.2(a) (in the form agreed by the Auditors) when the audited consolidated Financial Statements for the Group are delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).

21.3                        Requirements as to financial statements

The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using the Accounting Principles and financial reference periods consistent with those applied in the presentation of the Original Financial Statements for the Parent unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors deliver to the Agent, who will distribute to each Lender:

(a)                                 a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Parent’s Original Financial Statements were prepared; and

(b)                                 sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with, to determine the Margin as set out in the definition of “Margin”, and to make an accurate comparison between the financial positions indicated in those financial statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements of the Parent were prepared.

21.4                        Information: miscellaneous

The Parent shall supply to the Agent who will distribute to each Lender:

(a)                                 promptly, copies of all documents dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by any Obligor to its creditors generally (or any class of them);

(b)                                 promptly upon becoming aware of them, the details of any material environmental issues, material litigation, arbitration or administrative proceedings which are, in each case, current, threatened or pending against any member of the Group, which if adversely determined has or is reasonably likely to have a Material Adverse Effect;

(c)                                  promptly upon it becoming publicly available information, notice of any change to, or withdrawal of, any Public Debt Rating;

(d)                                 promptly upon completion, notice that the Transactions are completed;

(e)                                  promptly upon termination or upon publication (as the case may be), notice that the Merger Agreement has been terminated or that the Parent has disclosed publicly that it no longer intends to proceed with the completion of the Mergers; and

(f)                                   promptly on request, such further information regarding the financial condition, assets and operations of the Group or any member of the Group as any Finance Party through the Agent may reasonably request, it being understood that the Parent may satisfy its obligations under this Clause 21.4 by publishing the relevant information on its website and notifying the Agent in writing that the relevant information has been so published.

21.5                        Notification of Default

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

21.6                        “Know your customer” checks

(a)                                 If:

(i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)           any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)          a proposed assignment or transfer by a Lender of any of its rights or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Parent shall, by not less than ten (10) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

21.7                        Posting on electronic system

Each of the Borrowers hereby acknowledges that (a) the Agent will make available to the other Finance Parties materials or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower

Materials on Debt Domain (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). Each of the Borrowers hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities; (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorised the Finance Parties to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided that such Borrower Materials shall be treated as set forth in Clause 39 (Confidentiality)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.  Notwithstanding the foregoing, each Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”.

22.                               FINANCIAL COVENANTS

22.1                        Financial definitions

In this Clause 22:

“Calculation Date” means (i) at any time the Public Debt Ratings are equal to or higher than BBB- (with at least a stable outlook) and Baa3 (with at least a stable outlook) 30 June and 31 December of each year (provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being equal to or higher than BBB- (with at least a stable outlook) or Baa3 (with at least a stable outlook) as applicable) and (ii) at any time any Public Debt Rating is lower than BBB- (with at least a stable outlook) or Baa3 (with at least a stable outlook), or any Public Debt Rating is withdrawn, 31 March, 30 June, 30 September and 31 December of each year (provided that if at any time after the date hereof three Public Debt Ratings have been issued, this paragraph shall be interpreted to mean at least two of the three Public Debt Ratings issued by the Rating Agencies being lower than BBB- (with at least a stable outlook) or Baa3 (with at least a stable outlook) as applicable).

“Consolidated Interest Expense” means the amount of interest, discount, acceptance and commitment fees, amounts payable under interest rate hedging agreements and the interest element of payments under finance leases, including, for the avoidance of doubt, interest payable on the Capital Securities.

“EBITDA” means the amount of the consolidated operating income of the Group:

(a)                                 plus depreciation, amortization and impairment loss; and

(b)                                 plus extraordinary and non-cash items of expense but only to the extent such items have been deducted in the determination of operating income; and

(c)                                  minus extraordinary and non-cash items of income, but only to the extent such items are included in operating income; and

(d)                                 minus amounts attributable to minority interests in excess of US$60,000,000.

“Relevant Period” means a period of twelve (12) months ending on the last day of a Financial Year or half year or, as the case may be, financial quarter of the Parent.

“Total Net Debt” means the total Financial Indebtedness of the Group (including, for the avoidance of doubt, the outstanding amount of the Capital Securities and excluding, for the avoidance of doubt, any accrued Consolidated Interest Expense) minus the aggregate amount of cash and Cash Equivalent Investments held by the Group.

“Total Net Interest Costs” means Consolidated Interest Expense of the Group less interest received and amounts received under interest rate hedging agreements less capitalised up-front debt issuance costs recorded as interest expense.

22.2                        Financial condition

The Parent shall ensure that:

(a)                                 EBITDA to Total Net Interest Costs: EBITDA to Total Net Interest Costs at each Calculation Date shall not be less than the ratio set out next to the relevant Calculation Date in the table below:

EBITDA to Total Net Interest Costs	2015	2016	2017	2018	2019
March	2.75:1.00	2.75:1.00	3.00:1.00	3.00:1.00	3.00:1.00
June	2.75:1.00	2.75:1.00	3.00:1.00	3.00:1.00	3.00:1.00
September	2.75:1.00	2.75:1.00	3.00:1.00	3.00:1.00	3.00:1.00
December	2.75:1.00	3.00:1.00	3.00:1.00	3.00:1.00	3.00:1.00

(b)                                 Total Net Debt to EBITDA: Total Net Debt to EBITDA at each Calculation Date shall:

(i)                                     if the Mergers are not completed, not be greater than 4.00:1.00 as tested at each Calculation Date in accordance with Clause 22.3 (Financial testing) below; and

(ii)                                  if the Mergers are completed, not be greater than the ratio set out next to the relevant Calculation Date in the table below:

Total Net Debt to EBITDA	2015	2016	2017	2018	2019
March	5.50:1.00	5.50:1.00	5.00:1.00	4.50:1.00	4.25:1.00
June	5.50:1.00	5.50:1.00	5.00:1.00	4.50:1.00	4.00:1.00
September	5.50:1.00	5.00:1.00	4.75:1.00	4.25:1.00	4.00:1.00
December	5.50:1.00	5.00:1.00	4.75:1.00	4.25:1.00	4.00:1.00

22.3                        Financial testing

The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested in relation to the Group on a consolidated basis by reference to each Compliance Certificate delivered in accordance with Clause 21.2 (Provision and contents of Compliance Certificate).

23.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Agent (at its request) of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)            enable it to perform its obligations under the Finance Documents; and

(ii)           ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document to which it is a party.

23.2                        Compliance with laws

(a)                                 Each Obligor shall (and the Obligors shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if (except as regards (i) Sanctions, to which Clause 23.20 (Use of proceeds and Sanctions) below applies, and (ii) Anti-Corruption Laws, to which Clause 23.21

(Anti-Corruption) below applies) failure so to comply has or is reasonably likely to have a Material Adverse Effect.

(b)                                 The Borrowers will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

23.3                        Merger

No Obligor shall (and the Obligors shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Merger or Permitted Acquisition.

23.4                        Change of business

The Obligors shall ensure that no substantial change is made to the general nature of the business of the Group from the Business.

23.5                        Acquisitions

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall (and the Obligors shall ensure that no other member of the Group will):

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any equity or partnership interest in any of them), or the incorporation of a company or Joint Venture which is a Permitted Acquisition.

23.6                        Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.7                        Negative pledge

(a)                                 In this Clause 23.7, “Quasi-Security” means a transaction described in paragraph (b) below.

(b)                                 Except as permitted under paragraph (c) below:

(i)                                     No Obligor shall (and the Obligors shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(ii)                                  No Obligor shall (and the Obligors shall ensure that no other member of the Group will):

(A)                               sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(B)                               sell, transfer or otherwise dispose of any of its receivables on recourse terms (it being understood for the avoidance of doubt that a member of the Group may sell, transfer or otherwise dispose of its receivables on non-recourse terms);

(C)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)                               enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

23.8                        Disposals

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall (and the Obligors shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

23.9                        Loans or credit

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall (and the Obligors shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to a Permitted Loan.

23.10                 No Guarantees or indemnities

(a)                                 Except as permitted under paragraph (b) below, no Obligor shall (and the Obligors shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                                 Paragraph (a) does not apply to a guarantee which is a Permitted Guarantee.

23.11                 Dividends and share redemption

(a)                                 The Parent shall not declare, make or pay or allow any member of the Group to declare, make or pay any Restricted Payment.

(b)                                 Paragraph (a) does not apply to a Restricted Payment which is a Permitted Restricted Payment and, for the avoidance of doubt, does not prohibit the Merger Capital Reduction.

23.12                 Priority Financial Indebtedness

(a)                                 The Obligors shall ensure that at no time will Financial Indebtedness incurred or allowed to remain outstanding by all members of the Group (including members of the Group which are not Guarantors) that are not Obligors exceed in the aggregate five per cent. (5%) of the consolidated total assets of the Group.

23.13                 Pensions and employee benefit schemes

(a)                                 The Parent shall ensure that all pension schemes operated or maintained for the benefit of members of the Group or any of its employees are maintained and fully funded on the basis of reasonable actuarial assumptions and valuations prepared by actuaries of recognised standing most recently used to account for such obligations in accordance with the Accounting Principles and, in any case, in compliance with applicable law and the contracts governing their provision and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

(b)                                 The Parent shall ensure that no member of the Group establishes any defined benefit occupational pension scheme.

(c)                                  The Parent shall deliver to the Agent copies of any actuarial reports prepared in relation to the pension schemes for the time being operated by or maintained for the benefit of members of the Group or any of its employees promptly after those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent) or otherwise.

(d)                                 The Parent shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes referred to in paragraph (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(e)                                  The Parent shall (and shall ensure that each of its Subsidiaries incorporated in Italy will):

(i)            fully and timely pay and discharge all mandatory and supplementary social security and health care assistance contributions (including interest and penalties) which the same companies are requested to pay under applicable laws, regulations, by-laws and any agreement entered into by the same companies;

(ii)           duly and timely file or cause to be filed, according to applicable law, all social security returns and social security reports which are required to be filed by same companies;

(iii)          properly and entirely accrue in the financial statements the TFR (Trattamento di fine rapporto) with regard to all its employees according to the applicable laws; and

(iv)          make adequate provisions in their accounts, pertaining to mandatory and supplementary social security and health care contributions which have not been paid because they are not yet due under the terms of any applicable laws, regulations, by-laws and any agreement entered into by the same companies.

23.14                 Intellectual Property

Each Obligor shall (and the Obligors shall procure that each Group member will):

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)                                 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (a), (b) and (c) above, or in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

23.15                 No speculative Hedging Arrangements

No Borrower shall enter into any derivative transaction other than any derivative transaction entered into in connection with protection against or benefit from fluctuations in any rate or price.

23.16                 ERISA reporting requirements

Each Obligor shall (and the Parent shall ensure that each relevant member of the Group will):

(a)                                 ERISA Events and ERISA Reports

(i)            promptly and in any event within ten (10) days after such Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, deliver to the Agent a statement of the finance director of the Parent describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto; and

(ii)           on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

(b)                                 Plan Terminations:  promptly and in any event within five (5) Business Days after receipt thereof by any Obligor or any ERISA Affiliate, deliver to the Agent copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(c)                                  Plan Annual Reports:  promptly upon the written request of the Agent, deliver to the Agent copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) most recently filed by it with the Employee Benefits Security Administration of the United States with respect to each Plan; and

(d)                                 Multiemployer Plan notices:  promptly and in any event within five (5) Business Days after receipt thereof by it or any ERISA Affiliate from the sponsor of a Multiemployer Plan, deliver to the Agent copies of each notice concerning:

(i)            the imposition of Withdrawal Liability by any such Multiemployer Plan;

(ii)           the reorganisation or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan; or

(iii)          the amount of liability incurred, or that may be incurred, by such Obligor or any ERISA Affiliate in connection with any event described in paragraph (a)(i) or (a)(ii) above.

23.17                 Italian segregation of assets or finanziamenti destinati

No Italian Obligor shall:

(a)                                 segregate assets or revenues pursuant to Article 2447 bis (Patrimoni Destinati ad uno Specifico Affare) of the Italian Civil Code;

(b)                                 enter into any transaction which could qualify as a finanziamento destinato pursuant to article 2447-decies; or

(c)                                  issue any class of stock or any other financial instruments under article 2447-ter of the Italian Civil Code,

in each case, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

23.18                 Anti-Terrorism Laws

(a)                                 No Obligor shall engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Terrorism Law.

(b)                                 None of the funds or assets of such Obligor or its Subsidiaries that are used to repay the Facilities shall constitute property of, or shall be beneficially owned by, any Designated Person or be derived from transactions known to an Obligor to violate the prohibitions set forth in any Anti-Terrorism Law, and no Designated Person shall have any direct or indirect interest in such Obligor that would constitute a violation of any Anti-Terrorism Laws.

23.19                 US Margin Regulations

No part of the proceeds of any Utilisation will be used (i) in contravention of Regulation T, U or X of the Federal Reserve Board, or (ii) for “buying” or “carrying” (within the meaning of Regulation T, U or X) any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock. Following the application of the proceeds of each Utilisation, not more than twenty five per cent. (25%) of the value of the assets of the Obligors subject to any restriction contained in this Agreement or any other agreement or instrument between the Obligors, on the one hand, and any Lender or Affiliate of any Lender, on the other hand, relating to Financial Indebtedness will be Margin Stock.

23.20                 Use of proceeds and Sanctions

(a)                                 The undertakings in this Clause 23.20 remain in force from the date of this Agreement for as long as any amount is outstanding under the Finance Documents or any Commitment is in force:

(i)            a Borrower will not request any Utilisation, and a Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Utilisation (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (B) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Each Obligor shall, and shall procure that each other member of the Group shall, not knowingly use any revenue or benefit derived from any activity or dealing with a Sanctioned Person to be used in discharging any obligation due or owing to the Finance Parties; and

(ii)           each Obligor shall, and shall procure that each other member of the Group shall, to the extent permitted by law promptly upon becoming aware of them supply to the Agent, who will distribute to each Lender, details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement or in any other Finance Document, in relation to any Specified Lender the undertakings under this Clause 23.20 shall only apply for the benefit of such Specified

Lender to the extent that the provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of this Clause 23.20 of which a Specified Lender does not have the benefit, the Commitments of that Specified Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

23.21                 Anti-Corruption

(a)                                 Neither the Parent nor any Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.

(b)                                 The Parent and each Obligor shall (and the Parent shall ensure that each other member of the Group will) not violate applicable Anti-Corruption Laws and Sanctions in any material respect.

23.22                 Existing Target Facility Repayment

The Parent shall procure that following the completion of the Mergers and the accession of Target to this Agreement pursuant to Clause 26.2 (Additional Obligors) any amounts outstanding under the Existing Target Facility shall be promptly repaid, cancelled and discharged in full and any guarantees with respect to the Existing Target Facility shall be released.

23.23                Security following Debt Ratings decrease

(a)                                 If following completion of the Mergers:

(i)            any two Public Debt Ratings (or any Public Debt Rating, if two Public Debt Ratings are issued) are either equal to BB or Ba2 or lower or have been withdrawn, then the Parent shall procure that, as soon as practicable and in any event within ninety (90) days after the relevant Public Debt Rating(s) or Public Debt Rating withdrawal(s) or reduction(s) become(s) public, Security:

(A)                               is granted by Holdco over the shares of the Target and the quotas of Italian Holdco;

(B)                               is granted by:

(1)                                 each Obligor over each intercompany note or loan in excess of US$10,000,000 (or its equivalent in any other currency or currencies) between the Obligor as creditor and a member of the Group as debtor; and

(2)                                 each member of the Group over each intercompany note or loan in excess of US$10,000,000 (or its equivalent in any other currency or currencies) between such member of the Group as creditor and an Obligor as debtor,

whether documented by a promissory note or otherwise and including any such intercompany note or loan between Holdco and any of the Target, Italian Holdco or the Original Guarantor at completion of the Transaction; and

(ii)           any Public Debt Rating is equal to BB- or Ba3 or lower (in circumstances where the remaining Public Debt Ratings are equal to BB+ or Ba1 or lower) or any Public Debt Rating has been withdrawn, then the Parent shall procure that, as soon as practicable and in any event within ninety (90) days after the relevant Public Debt Rating(s) or Public Debt Rating withdrawal(s) or reduction(s) become(s) public, Security is granted over:

(A)                               the assets referred to in paragraph (a)(i) above, to the extent it has not already been granted; and

(B)                               all of the accounts receivable under contracts for the supply of goods and services to customers of the Material Subsidiaries,

it being understood that granting of Security under this paragraph (a)(ii) will not be required to the extent that it would cause a default (however defined) under any “equal and rateable security” or “most favoured nation” provisions (or other provisions of equivalent effect) under the Pari Passu Indebtedness due to an inability (despite the exercise of reasonable commercial endeavours) to overcome any obstacle to compliance with such provisions.

(b)                                 If at any time after the date of this Agreement:

(i)            any new Security or Quasi-Security is granted over assets of the Group in favour of the holders or creditors of Pari Passu Indebtedness; or

(ii)           any existing Security or Quasi Security is amended on terms favourable to the holders or creditors of Pari Passu Indebtedness;

then, at the same time any such grant or amendment becomes effective, the Parent shall do all acts and deliver all documents as are necessary (including accessions pursuant to Clause 26 (Changes to the Obligors)) to procure that the Finance Parties receive the benefit of the same or substantially the same new Security or Quasi-Security (on the same or substantially the same terms and conditions) or receive the benefit of the same or substantially the same amended terms (as the case may be) in substance and form satisfactory to the Agent (acting reasonably).

(c)                                  With respect to any Security or Quasi-Security granted or to be granted by any member of the Group pursuant to paragraphs (a) and (b) above (the “Transaction Security”), each Obligor shall, as soon as reasonably practicable following the relevant public announcement (or in the case of any Transaction

Security granted to holder of Pari Passu Indebtedness, at the same time as such Transaction Security is so granted), do all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require) to grant and perfect the Transaction Security created or intended to be created under or evidenced by the relevant security documents entered into with respect to the Transaction Security (the “Security Documents”) and shall thereafter take all such action as is available to it (including making all filings and registrations and entering into any deeds of confirmation) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Transaction Security conferred or intended to be conferred by or pursuant to the Security Documents, in each case promptly following a reasonable request of the Agent (including without limitation following the completion of any Permitted Merger).

(d)                                 With respect to the granting of any Security or Quasi-Security granted or to be granted by any member of the Group pursuant to paragraphs (a) and (b) above, the obligation shall be subject always to the Agreed Security Principles.  With respect to the granting of Security over accounts receivable referred to in paragraph (b) above in circumstances where Agreed Security Principle 2.1(d) relating to third party arrangements would apply due to the requirement of third party consent, then the Parent shall request such consent within the applicable timeframe in respect of accounts receivable that together, at that time, constitute a percentage of consolidated Group revenues that is at least the greater of (i) the percentage of revenues represented by the ten (10) largest relevant contracts by revenue and (ii) twenty five per cent. (25%).

(e)                                  In this Agreement, “Pari Passu Indebtedness” means any Financial Indebtedness incurred by any member of the Group pursuant to any loan, facility, any public or private financing in the domestic or international debt capital markets (including any public or private bond issue, placement or note, security or other debt issuance or indebtedness), in each case incurred by any member of the Group (including, without limitation, the Bridge Facilities and the Existing GTECH Notes) as well as any Financial Indebtedness incurred by any member of the Group for the purposes of refinancing any of the aforementioned Financial Indebtedness but excludes Financial Indebtedness which is secured by Security that falls within the basket set out in paragraph (o) of the definition of “Permitted Security”.

(f)                                   The provisions of Clause 23.23 (Security following Debt Ratings decrease) shall continue with full force and effect notwithstanding any intervening application of Clause 37.7 (Release of Security on Permitted Disposal and Investment Grade Rating) and in the event that the relevant trigger conditions are met subsequently, the Parent shall again be obliged to procure the granting of Security in accordance with this Clause 23.23.

23.24                 Guarantor Threshold Test and Additional Guarantors

(a)                                 Subject in each case to the Agreed Security Principles, the Parent shall do all acts and deliver all documents as are necessary, including procuring accessions pursuant to Clause 26 (Changes to the Obligors), to ensure that commencing from the date on which the Mergers are completed, and by reference to the

Compliance Certificate and accompanying financial statements to be delivered pursuant to Clause 21.2(c) (Provision and contents of Compliance Certificate): (i) the ratio of (A) the aggregate of the total unconsolidated assets of the Guarantors excluding the Excluded Assets to (B) the consolidated total assets of the Group excluding Excluded Assets is greater than or equal to eighty five per cent. (85%) and (ii) the ratio of (A) the unconsolidated aggregate earnings before interest, taxes, depreciation and amortisation (calculated on the same basis as EBITDA is calculated but excluding the Excluded EBITDA Entries) of the Guarantors to (B) EBITDA of the Group excluding Excluded EBITDA Entries is greater than or equal to eighty five per cent. (85%).

(b)                                 For the purposes of paragraph (a) above, the consolidated total assets and EBITDA of the Group (i) may exclude the total assets and EBITDA of Subsidiaries with negative assets or negative EBITDA and (ii) shall exclude the total assets and EBITDA of all Subsidiaries which the Agent (acting reasonably) is satisfied are either not eligible (on the basis of the Agreed Security Principles) to be a Guarantor or over whose shares (on the basis of the Agreed Security Principles) no Security is required to be granted.

(c)                                  If at any time after the date of this Agreement:

(i)            any new guarantee is granted in favour of any holder or creditor of Pari Passu Indebtedness; or

(ii)           any guarantee is amended on terms favourable to the holders or creditors of Pari Passu Indebtedness;

then, at the same time any such grant or amendment becomes effective, the Parent shall do all acts and deliver all documents as are necessary (including accessions pursuant to Clause 26 (Changes to the Obligors)) to procure that the Finance Parties receive the benefit of the same or substantially the same new guarantee (on the same or substantially the same terms and conditions) or receive the benefit of the same or substantially the same amended terms (as the case may be) in substance and form satisfactory to the Agent (acting reasonably).

(d)                                 With respect to any guarantee granted or to be granted by any member of the Group pursuant to paragraph (c) above, the obligation shall be subject always to the Agreed Security Principles.

23.25                 MFN to Financial Covenants and Mandatory Prepayments

(a)                                 If at any time:

(i)            any new financial covenant is put in place in favour of any holder or creditor of Pari Passu Indebtedness; or

(ii)           the levels of any financial covenant in favour of the holders or creditors of Pari Passu Indebtedness is or is amended to become more stringent than the levels of the same or an equivalent financial covenant in favour of the Finance Parties under this Agreement;

then, at the same time any such financial covenant is put in place, becomes more stringent or such amendment becomes effective, the Parent shall do all acts and deliver all documents as are necessary (including entering into an amendment and restatement of this Agreement) to procure that the Finance Parties receive the benefit of the same or substantially the same financial covenants (on the same or substantially the same terms and conditions and at substantially the same levels) (as the case may be) in substance and form satisfactory to the Agent (acting reasonably).

(b)                                 If at any time:

(i)            any new mandatory prepayment provision is put in place in favour of any holder or creditor of Pari Passu Indebtedness; or

(ii)           any mandatory prepayment provision in favour of the holders or creditors of Pari Passu Indebtedness is or is amended to become more favourable than any mandatory prepayment provision in favour of the Finance Parties under this Agreement;

then, at the same time any such mandatory prepayment provision is put in place, or such amendment becomes effective, the Parent shall do all acts and deliver all documents as are necessary (including entering into an amendment and restatement of this Agreement) to procure that the Finance Parties receive the benefit of the same or substantially the same mandatory prepayment provisions (on the same or substantially the same terms and conditions) (as the case may be) in substance and form satisfactory to the Agent (acting reasonably), it being understood, for the avoidance of doubt, that the application of a premium or make-whole to the amount of a mandatory prepayment that, in each case, is customary for the relevant type of note or instrument will not be taken into account in determining whether or not the relevant mandatory prepayment is more favourable.

23.26                 Structure Memorandum

The Parent shall not amend the Structure Memorandum in a way that is reasonably likely to be materially prejudicial to the interests of the Lenders without the consent of the Majority Lenders (acting reasonably).

24.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default. Without prejudice to any right or remedy available to the Finance Parties under this Agreement or any applicable law, any Event of Default constitutes, as applicable, a termination event (clausola risolutiva espressa) pursuant to article 1456 of the Italian Civil Code, a withdrawal event (causa di recesso) pursuant to article 1845 of the Italian Civil Code and/or an event or circumstance having the same effects as the circumstances set out in article 1186 of the Italian Civil Code.

24.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such failure to pay is due to administrative or technical error and payment is made within three (3) Business Days of its due date.

24.2                        Financial covenants and other obligations

Any requirement of Clause 22 (Financial Covenants) is not satisfied or an Obligor does not comply with the provisions of Clauses 23.7 (Negative pledge), 23.8 (Disposals), 23.20 (Use of proceeds and Sanctions), 23.21 (Anti-Corruption), 23.11 (Dividends and share redemption) or Clause 23.12 (Priority Financial Indebtedness).

24.3                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

(b)                                 No Event of Default under paragraph (a) above will occur if (i) the failure to comply is capable of remedy and is remedied within twenty (20) Business Days of the Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply.

24.4                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made and, if capable of cure, is not cured within twenty (20) Business Days.

24.5                        Cross-default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) through (d) above is less than €50,000,000 or its equivalent in any other currency or currencies (or, following completion of the Mergers, US$75,000,000 or its equivalent in any other currency or currencies).

24.6                        Insolvency

(a)                                 An Obligor or Material Subsidiary is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of any Obligor (other than the Parent) or Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) and such circumstances continue for sixty (60) days commencing on the earlier of the date when the directors of such Obligor acknowledge or have evidence that such circumstances exist; or

(c)                                  Any circumstance contemplated under Section 2447 of the Italian Civil Code occurs in relation to the Parent and:

(i)            no shareholders meeting takes place for the recapitalisation of the Parent; or

(ii)           the recapitalisation of the Parent is not completed,

in each case within sixty (60) days of the earlier of the date when the directors of the Parent acknowledge or have evidence that the aforementioned circumstance is in existence.

(d)                                 A moratorium is declared in respect of any indebtedness of an Obligor or Material Subsidiary.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

24.7                        Insolvency proceedings

(a)                                 Any corporate action, legal proceedings or other procedure or step (including a petition or a judicial or court order) is taken or filed in relation to:

(i)            the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy, other insolvency proceedings or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor (other than the Parent) or Material Subsidiary;

(ii)           a composition, compromise, assignment or arrangement with any creditor of an Obligor (other than the Parent) or Material Subsidiary;

(iii)          the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of an

Obligor (other than the Parent) or Material Subsidiary or any of its assets;

(iv)          enforcement of any Security over any assets of an Obligor (other than the Parent) or Material Subsidiary;

(v)           enforcement of any Security over any asset or assets of the Parent having an aggregate value greater than or equal to €50,000,000 or its equivalent in any other currency or currencies (or, following completion of the Mergers, US$75,000,000 or its equivalent in any other currency or currencies); or

(vi)          Italian Insolvency Proceedings,

or any analogous procedure or step is taken in any jurisdiction.

(b)                                 Paragraph (a) shall not apply to:

(i)            any winding-up petition against any Obligor (other than the Parent) or Material Subsidiary which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement or, if earlier, the date on which it is advertised; or

(ii)           any petition filed by creditors against the Parent in respect of an Italian Insolvency Proceeding to the extent that (a) the Parent is contesting in good faith and by appropriate means such petition, (b) the Parent provides evidence to the Lenders that it is reasonably likely that such petition will be discharged within ninety (90) days of its filing and (c) such petition is discharged within ninety (90) days of its filing.

24.8                        Creditors’ process

Pursuant to any creditor’s process, any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or Material Subsidiary having an aggregate value greater than or equal to €25,000,000 or its equivalent in any other currency or currencies (or, following completion of the Mergers, US$35,000,000 or its equivalent in any other currency or currencies) and is not discharged within sixty (60) days.

24.9                        Unlawfulness and invalidity

(a)                                 It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

(b)                                 Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                  Any Finance Document ceases to be in full force and effect in any material respect ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.10                 Cessation of business

Any Obligor or any Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business except as a result of a Permitted Disposal or a Permitted Merger.

24.11                 Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or a material provision thereof or evidences an intention to rescind or repudiate a Finance Document or a material provision thereof.

24.12                 Litigation

Any litigation, or administrative, proceedings are commenced or threatened in writing against an Obligor or any Material Subsidiary which have been adversely determined, or would be reasonably likely to be adversely determined and if so determined, be reasonably likely to have, a Material Adverse Effect.

24.13                 Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

24.14                 ERISA Events of Default

(a)                                 Any ERISA Event shall have occurred with respect to a Plan and such ERISA Event taken together with the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and the ERISA Affiliates related to such ERISA Event) and shall have caused, or shall reasonably be expected to cause, a Material Adverse Effect.

(b)                                 Any ERISA Event shall have occurred with respect to a plan that shall have caused or shall be reasonably be expected to have a Material Adverse Effect.

(c)                                  Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), shall be reasonably expected to cause a Material Adverse Effect.

(d)                                 Any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of title IV of ERISA, and as a result of such termination the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are then in reorganisation or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer plans immediately preceding the plan year in which such termination occurs by an amount that shall be reasonably expected to cause a Material Adverse Effect.

24.15                 US Insolvency Proceedings

(a)                                 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction in the United States seeking:

(i)            relief in respect of any Obligor or Material Subsidiary, or of a substantial part of the property or assets of any Obligor or Material Subsidiary, under US Bankruptcy Law;

(ii)           the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or Material Subsidiary or for a substantial part of the property or assets of any Obligor or Material Subsidiary; or

(iii)          the winding-up or liquidation of any Obligor or Material Subsidiary,

and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(b)                                 Any Obligor or Material Subsidiary shall:

(i)            voluntarily commence any proceeding or file any petition seeking relief under US Bankruptcy Law; or

(ii)           apply for or consent to the appointment, pursuant to the laws of the United States or any state thereof, of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or Material Subsidiary or for a substantial part of the property or assets of any Obligor or Material Subsidiary.

24.16                 Acceleration

(a)                                 On and at any time after the occurrence of an Event of Default:

(i)            set forth in Clauses 24.1 (Non-payment), 24.2 (Financial covenants and other obligations), and 24.5 (Cross default), which is continuing, the Agent may (and, if so instructed by the Majority Lenders, shall) by notice to the Parent, declare that an Event of Default has occurred and terminate (risolvere) this Agreement in accordance with article 1456 of the Italian Civil Code;

(ii)           set forth in Clauses 24.3 (Other obligations), 24.4 (Misrepresentation), 24.6 (Insolvency), 21.7 (Insolvency proceedings), 24.8 (Creditors’ process), 24.9 (Unlawfulness and invalidity), 24.10 (Cessation of business), 24.11 (Repudiation and rescission of agreements), 24.12 (Litigation), 21.13 (Material Adverse Change), and 24.15 (US Insolvency Proceedings), which is continuing, the Agent may (and, if so instructed by the Majority Lenders, shall) withdraw (recedere) from this Agreement by notice to the Parent pursuant to article 1845 of the Italian Civil Code.

(b)                                 This Agreement will further be considered terminated pursuant to article 1454 of the Italian Civil Code upon occurrence of an Event of Default which is continuing (including with respect to an Event of Default which allow to terminate this Agreement pursuant to paragraph (a)(i) or to withdraw from this Agreement pursuant to paragraph (a)(ii) above) if the Majority Lenders do not want to proceed to terminate or withdraw from this Agreement pursuant to, respectively, paragraph (a)(i) and/or paragraph (a)(ii) above, provided that:

(i)            the default is not immaterial (non riveste scarsa importanza);

(ii)           such default is not remedied within fifteen (15) Business Days following the receipt by the Parent of a warning of compliance (diffida ad adempiere) within a specified period of time as determined in writing by the Agent in compliance with the applicable law.

(c)                                  Upon receipt a notice of termination or withdrawal pursuant to the above paragraphs (a)(i), (a)(ii) and/or (b) above, or after the occurrence of one of the circumstances set forth in article 1186 of the Italian Civil Code, and with immediate effect (in the case of a notice set pursuant to paragraph (a)(i) above or in the case of occurrence of one of the circumstances set forth in article 1186 of the Civil Code) or with effect upon the elapse of fifteen (15) Business Days (in the case of a notice sent pursuant to paragraphs (a)(ii) and (b) above):

(i)            the Total Commitments shall immediately be cancelled;

(ii)           all the Utilizations shall become payable on demand by the Agent on the instructions of the Majority Lenders; and

(iii)          the Majority Lenders shall be entitled to exercise or direct the Agent to exercise any or all of their rights, remedies, powers or discretions under the Finance Documents.

(d)                                 The Parties agree that the provisions set out in Clause 14 (Tax Gross Up and Indemnities), Clause 15 (Increased Costs), and Clause 18 (Costs and Expenses) shall survive the termination (risoluzione), withdrawal (recesso) and/or acceleration (decadenza dal beneficio del termine).

(e)                                  The rights and remedies set out in this Clause 24.16 are in addition to any other right or remedy available to the Finance Parties under this Agreement or any applicable law.

(f)                                   If an Event of Default occurs under Clause 24.15 (US Insolvency Proceedings) in respect of an Obligor:

(i)            the Commitments shall immediately be cancelled; and

(ii)           all of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall be immediately due and payable;

in each case automatically and without any direction, notice, declaration or other act.

25.                               CHANGES TO THE LENDERS

25.1                        Assignments and transfers by the Lenders

Subject to this Clause 25.1, a Lender (the “Existing Lender”) may, pursuant to articles 1406 and following, and articles 1263 and following (as applicable), of the Italian Civil Code:

(a)                                 assign any of its rights; or

(b)                                 transfer any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”) and it is (i) not a Blacklisted Resident Entity and (ii) a person authorised under applicable Italian law or regulation to (x) make loans to a borrower incorporated in Italy; or (y) acquire participations in or provide guarantees or cash cover in relation to loans made to a borrower incorporated in Italy.

Any transfer under this Clause 25.1 shall be construed and interpreted as full or partial transfer of contract (cessione del contratto totale o parziale) pursuant to article 1406 et seq. of the Italian Civil Code (or, to the extent necessary, as an assignment of rights (cessione dei crediti) pursuant to article 1260 et seq. of the Italian Civil Code and, to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its obligations under the Finance Documents, an assumption without recourse of obligations (accollo liberatorio) pursuant to article 1273 of the Italian Civil Code).

25.2                        Conditions of assignment or transfer

(a)                                 Except where such assignment or transfer is from a Lender to an Affiliate, another Lender or a Related Fund, the minimum amount of any assignment or transfer undertaken pursuant to this Clause 25 must be greater than or equal to €5,000,000.

(b)                                 The consent of the Parent shall be required for any assignment or transfer by an Existing Lender of any of such Existing Lender’s rights or obligations under this Agreement, unless the transfer or assignment is:

(i)            to another Lender or an Affiliate of a Lender; or

(ii)           following an Event of Default which is continuing.

Where the consent of the Parent is required it shall not be unreasonably withheld or delayed, and shall be deemed to have been given if no response has been received from the Parent within five (5) Business Days of the date of the request for its consent.

(c)                                  An assignment will only be effective on:

(i)            receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)           if there is a Register, the recordation of such assignment on the Register; and

(iii)          the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender.

(d)                                 If:

(i)            a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)           as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross Up and Indemnities) or Clause 15.1 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in relation to Clause 14.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii)(B) of Clause 14.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(e)                                  Any Lender may, without the consent of any Obligor, at any time sub-participate or sub-contract any of its rights or obligations under the Finance Documents.

(f)                                   By becoming party to this Agreement each Obligor expressly grants its consent to any assignment or transfer of the rights and obligations from an Existing Lender to a New Lender for the purposes of article 1407 of the Italian Civil Code.

25.3                        Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €1,500 (or, following completion of the Mergers, €2,000).

25.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)            the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)           the financial condition of any Obligor;

(iii)          the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)          the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)            has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)           will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)            accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)           support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5                        Procedure for transfer

Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the

Existing Lender and the New Lender and, if there is a Register, the transfer is recorded on the Register.

(a)                                 The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 25.9 (Pro rata interest settlement) on the Transfer Date:

(i)            to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by way of transfer of contract, by assignment or by assumption and its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)           each of the Obligors and the New Lender shall assume obligations towards one another or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed or acquired the same in place of that Obligor and the Existing Lender;

(iii)          the Agent, the New Lender, the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)          the New Lender shall become a Party as a “Lender”.

25.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:

(i)            the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)           the Existing Lender will be released by the Borrowers and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement; and

(iii)          the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender); provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7                        Copy of Transfer Certificate or Assignment Agreement to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

25.8                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of such Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank, including using such rights as “attività non negoziabili” to be assigned by way of security for the benefit of the European Central Bank or the Bank of Italy for refinancing purposes in the context of the so called “Abaco” procedure (attivi bancari collateralizzati), pursuant to the rules named “Strumenti di politica monetaria dell’Eurosistema” applicable from time to time; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by such Lender as Security for those obligations or securities,

except that no such charge, assignment or Security shall:

(i)            release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)           require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.9                        Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)            when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)           the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.10                 Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and one or more Obligors the following information:

(i)            names of Obligors;

(ii)           country of domicile of Obligors;

(iii)          place of incorporation of Obligors;

(iv)          date of this Agreement;

(v)           the names of the Agent and the Arrangers;

(vi)          date of each amendment and restatement of this Agreement;

(vii)         amount of Total Commitments;

(viii)        currencies of the Facilities;

(ix)          type of Facilities;

(x)           ranking of Facilities;

(xi)          Final Maturity Date for Facilities;

(xii)         changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)        such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Parent and the other Finance Parties of:

(i)            the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and one or more Obligors; and

(ii)           the number or, as the case may be, numbers assigned to this Agreement, the Facilities and one or more Obligors by such numbering service provider.

25.11                 The Register

In the event that a Borrower is a US Tax Obligor:

(a)                                 the Agent, acting solely for this purpose as the agent of the Obligors (and to the extent necessary for the Facilities to be considered as being in registered form for US federal income tax purposes), shall maintain at its address referred to in Clause 32 (Notices):

(i)            a copy of each notice and written confirmation referred to in Clause 25.2 (Conditions of assignment or transfer) and in Clause 25.5 (Procedure for transfer) delivered to and accepted by it; and

(ii)           with respect to each Facility, a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts (and related interest amounts) owing to, each Lender from time to time (the “Register”) under such Facility.

The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the agents and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by any Obligor at any reasonable time and from time to time upon reasonable prior notice. This Clause 25.11 shall be construed so that each Facility is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

Each Party to this Agreement irrevocably authorises the Agent to make the relevant entry in the Register on its behalf for the purposes of this Clause 25.11 without any further consent of, or consultation with, such Party.

26.                               CHANGES TO THE OBLIGORS

26.1                        Assignment and transfers by Obligors

Save in the context of a Permitted Merger or as contemplated by this Clause 26, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2                        New Facility B Borrower Accession

(a)                                 During the Second Facility B Availability Period:

(i)            the New Facility B Borrower shall accede to this Agreement as the Borrower under Facility B by delivering a duly completed Accession Letter; and

(ii)           the Agent shall receive all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to the New Facility B Borrower, each in form and substance satisfactory to the Agent,

(collectively, the “New Facility B Borrower Accession”).

(b)                                 The Parent undertakes to resign as the Borrower under Facility B with effect from such time at which the Facility B Repayment is effected, at which time the Parent shall cease to be the Borrower under Facility B (but in each case not, for the avoidance of doubt, under Facility A) and shall have no further rights or obligations under the Finance Documents as the Borrower under Facility B.

(c)                                  If the accession of the New Facility B Borrower as the Borrower under Facility B obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of the New Facility B Borrower to this Agreement as the Borrower under Facility B.

26.3                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 21.6 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)                                 Subject always to the provisions of Clause 23.24 (Guarantor Threshold Test and Additional Guarantors), the Parent shall procure that:

(i)            such members of the Group which are listed at Part V of Schedule 1 will accede to this Agreement as Additional Guarantors on the same date as such members of the Group accede as guarantors of the Existing GTECH Revolving Credit Facilities; and

(ii)           from time to time thereafter, each member of the Group required to comply with Clause 23.24 (Guarantor Threshold Test and Additional Guarantors) will accede to this Agreement as an Additional Guarantor, in each case subject to delivery of the documentation referred to in paragraph (c)(iii) below.

(c)                                  A member of the Group which is a wholly owned Subsidiary of the Parent shall become an Additional Guarantor if:

(i)            other than with respect to those Additional Obligors set out at paragraph (b) above, the Majority Lenders have approved that member of the Group;

(ii)           the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(iii)          the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Obligor, each in form and substance satisfactory to the Agent.

(d)                                 In the case of an Additional Guarantor incorporated in Italy, the Parties have agreed to make an appropriate increase to the guarantee limitation set out in Clause 19.13 (Italian guarantee limitations).

(e)                                  The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(f)                                   Notwithstanding anything to the contrary in this Agreement, a Subsidiary of the Parent that is a controlled foreign corporation (as such term is defined in Section 957 of the Code) may not (and shall not be obligated to) become a Guarantor for purposes of the Finance Documents.

26.4                        Resignation of a Guarantor

(a)                                 The Parent may request that a Guarantor ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)            that Guarantor is being disposed of by way of a Third Party Disposal and the Parent has confirmed this is the case;

(ii)           following the completion of any Permitted Transaction, any Guarantor ceases to be a Material Subsidiary; or

(iii)          all the Lenders have consented to the resignation of that Guarantor.

(b)                                 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)            the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)           no payment is due from the Guarantor under Clause 19.1 (Guarantee and indemnity).

(c)                                  The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

26.5                        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (a)(ii) of Clause 20.24 (Repetition) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.                               ROLE OF THE AGENT, THE MANDATED LEAD ARRANGERS AND OTHERS

27.1                        Appointment

(a)                                 Each of the Mandated Lead Arrangers and the Lenders hereby irrevocably appoints Mediobanca — Banca di Credito Finanziario S.p.A. to act on its behalf as the Agent (and, in particular, for the purposes of Italian law, as mandatario con rappresentanza (common representative)) hereunder and under the other Finance Documents and authorises the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 Each of the Mandated Lead Arrangers and the Lenders authorises the Mandated Lead Arrangers to exercise the rights, powers, authorities and discretions specifically given to the Mandated Lead Arrangers under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)                                  Unless otherwise expressly stated, the provisions of this Clause 27 are solely for the benefit of the Agent, the Mandated Lead Arrangers, the Lenders and no Obligor shall have rights as a third party beneficiary of any of such provisions.

27.2                        Rights as a Lender

The person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Agent hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such person were not the Agent hereunder and without any duty to account therefor to the Lenders.

27.3                        Duties of the Agent

(a)                                 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it for that Party by any other Party.

(b)                                 Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), paragraph (a) above shall not apply to any Transfer Certificate or Assignment Agreement.

(c)                                  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                                  If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement, it shall promptly notify the other Finance Parties.

(f)                                   The duties of the Agent under the Finance Documents are solely mechanical and administrative in nature.

(g)                                  The Agent, acting solely for this purpose as agent of the Obligors, shall maintain the Register referred to in Clause 25.11 (The Register).

(h)                                 Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law, regulation or a breach of a fiduciary duty or duty of confidentiality.

27.4                        Roles of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.5                        No fiduciary duties

(a)                                 Nothing in this Agreement constitutes the Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)                                 None of the Agent and Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.6                        Business with the Group

The Agent and Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.7                        Rights and discretions of the Agent

The Agent:

(a)                                 may rely on any representation, notice or document believed by them to be genuine, correct and appropriately authorised;

(b)                                 may rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c)                                  may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

27.8                        Majority Lenders’ instructions

(a)                                 Unless a contrary indication appears in a Finance Document, the Agent shall exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent).

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  The Agent is not authorised to act on behalf of a Lender (without first obtaining such Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(d)                                 In making any determination with a view to granting or refusing a consent under this Agreement, the Majority Lenders shall act reasonably in making such determination.

27.9                        Exculpatory Provisions

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents.  Without limiting the generality of the foregoing, the Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that it is required to exercise as directed in writing by the Majority Lenders (or such other number of percentage of the Lenders as shall be expressly provided for herein or in the Finance Documents); provided that it shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Finance Document or applicable law;

(c)                                  shall not, except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity;

(d)                                 shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as it shall believe in good faith shall be necessary, under the circumstances as provided in Clauses 37.1 (Required consents) and 24.16 (Acceleration)) or (ii) in the absence of its own gross negligence or wilful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to it by the Borrowers, a Lender or another agent of the Finance Parties under this Agreement; and

(e)                                  shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document.

27.10                Reliance by the Agent

(a)                                 The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.

(b)                                 The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.

(c)                                  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

(d)                                 The Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

27.11                 Replacement of the Agent

(a)                                 After consultation with the Parent, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, where any one of them is an Impaired Agent, by giving such shorter notice agreed to by the Majority Lenders), replace the Agent by appointing a successor which shall be a bank with offices in the United States and Italy, or an Affiliate of any such bank with offices in the United States and Italy.

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.12                 Delegation of Duties

(a)                                 The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Agent.

(b)                                 The Agent and any such sub-agent may perform all of its duties and exercise its rights and powers by or through their respective Related Parties.

(c)                                  The provisions of Clause 27.9 (Exculpatory Provisions) shall apply to any such sub-agent and to the Related Parties of the Agent and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Agent.

27.13                 Resignation of the Agent

(a)                                 The Agent may at any time give notice of its resignation to the Lenders, the other agents to the Finance Parties under this Agreement and the Borrowers.

(b)                                 Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with offices in the United States and Italy, or an Affiliate of any such bank with offices in the United States and Italy.

(c)                                  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring agent may on behalf of the Lenders and the other agents to the Finance Parties under this Agreement, appoint a successor agent meeting the qualifications set forth above and any such appointment made by the agent shall be deemed to be accepted by the Lenders and the relevant agents.

(d)                                 Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) agent, and the retiring agent shall be discharged from all of its duties and obligations hereunder or under the other Finance Documents.

(e)                                  The fees payable by the Borrowers to a successor agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.

(f)                                   After the retiring agent’s resignation hereunder and under the other Finance Documents, the provisions of this Clause 27 and Clause 18 (Costs and Expenses) shall continue in effect for the benefit of such retiring agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring agent was acting as agent.

(g)                                  Upon the acceptance of a successor’s appointment as the Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring agent and (ii) the retiring agent shall be discharged from all of its respective duties and obligations hereunder or under the other Finance Documents.

(h)                                 The retiring agent shall, at its own cost, make available to the successor agent such documents and records and provide such assistance as the successor agent may reasonably request for the purposes of performing its functions under the Finance Documents.

(i)                                     The Agent shall resign in accordance with paragraph (a) and (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)            the Agent fails to respond to a request under Clause 14.9 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)           the information supplied by the Agent pursuant to Clause 14.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)          the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or such Lender, by notice to the Agent, requires it to resign.

27.14                 Non-Reliance on the Agent and the Other Finance Parties

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Finance Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender acknowledges that it will, independently and without reliance upon the Agent or any other Finance Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Finance Document or any related agreement or any document furnished hereunder or thereunder and that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15                 Responsibility for documentation

None of the Agent and Mandated Lead Arrangers:

(a)                                 is responsible for the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent and Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents; or

(b)                                 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.16                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 30.11 (Disruption to Payment Systems, etc.)), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 27.16.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the relevant agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender, and each Lender confirms to the Agent and Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or Mandated Lead Arrangers.

27.17                 Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.11 (Disruption to Payment Systems, etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as the Agent under the Finance Documents (unless the relevant agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.18                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent it may be treated as confidential to that division or department, and the relevant agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.19                 Relationship with the Lenders

Subject to Clause 25.9 (Pro rata interest settlement), the Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility

Office unless it has received not less than five (5) Business Days’ prior notice from such Lender to the contrary in accordance with the terms of this Agreement.

27.20                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents, the relevant agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

28.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.                               SHARING AMONG THE FINANCE PARTIES

29.1                        Payments to Finance Parties

(a)                                 If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents, then:

(i)            the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(ii)           the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)          the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

29.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.6 (Partial payments).

29.3                        Recovering Finance Party’s rights

(a)                                 On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                 that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled, and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5                        Exceptions

(a)                                 This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:

(i)            it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)           the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.                               PAYMENT MECHANICS

30.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date not later than 1:00 p.m. (Milan time) and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.  All payments received by the Agent after the above mentioned times, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2                        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office) to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of a Participating Member State or London).

30.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4                        Clawback

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the relevant agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5                        Impaired Agent

(a)                                 If, at any time, the Agent becomes an Impaired Agent, then an Obligor or a Lender which is required to make a payment under the Finance Documents to the relevant agent in accordance with Clause 30.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 30.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                 Promptly upon the appointment of a successor agent in accordance with Clause 27.10 (Reliance by the Agent), each Party which has made a payment to a trust account in accordance with this Clause 30.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor agent for distribution in accordance with Clause 30.2 (Distributions by the Agent).

30.6                        Partial payments

(a)                                 Subject to this Clause 30.6 if the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under those Finance Documents;

(ii)           secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)          thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)          fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) counterclaim, recoupment or setoff.

30.8                       Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9                        Currency of account

(a)                                 Subject to paragraph (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than Euro shall be paid in that other currency.

30.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers and with the consent of each Lender); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably and with the consent of each Lender).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers and with the consent of each Lender) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the European interbank market and otherwise to reflect the change in currency.

30.11                 Disruption to Payment Systems, etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by a Borrower that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.11; and

(f)                                   the Agent shall notify the Finance Parties of all changes agreed upon pursuant to paragraph (d) above.

30.12                 USA Patriot Act notice

(a)                                 Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender or the Agent (as applicable) to identify such Obligor in accordance with the USA Patriot Act.  Each of the Obligors shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the USA Patriot Act.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement or in any other Finance Document, the covenants under paragraph (a) above shall not be made to or for the benefit of any Specified Lender, no Specified Lender shall have any rights under such paragraph and each Specified Lender shall be deemed not to be a Lender solely for purposes of calculating any consent or vote of the Majority Lenders under Clause 24.16 (Acceleration) with respect to any breach of such paragraph (but in each case without prejudice to any other rights or obligations of any Specified Lender as a consequence of any Default occurring as a result of any breach of such paragraph).

31.                               SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.                               NOTICES

32.1                        Notices generally

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Clause 32.3 (Electronic Communications) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)                                 if to the Original Obligors, to the address, fax number, electronic mail address or telephone number specified for such person below, with respect to the Original Borrower as set out in Schedule 11 (Original Borrower’s Details);

(b)                                 if to any Mandated Lead Arranger, to the address, fax number, electronic mail address or telephone number specified for such person below;

(c)                                  if to the Agent, to the address, fax number, electronic mail address or telephone number specified in Schedule 10 (Agent’s Details); and

(d)                                 if to any other Finance Party, to the address, fax number, electronic mail address or telephone number specified in the Administrative Questionnaire supplied by the Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Clause 32.3 (Electronic Communications) below shall be effective as provided in such Clause.

32.2                        Communication with Impaired Agent

If the Agent is an Impaired Agent, then the Parties other than the Impaired Agent may, instead of communicating with each other through the relevant agent, communicate with each other directly and (while the relevant agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the relevant agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement agent has been appointed.

32.3                        Electronic Communications

Notices and other communications to or by the Lenders or the Agent hereunder or in connection with any Finance Document may be delivered or furnished by electronic mail (including in unencrypted form) or other electronic means pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Clause 5 (Utilisation) if such Lender has notified the Agent that it is incapable of receiving notices under such Clause by electronic communication.  Each agent for a Finance Party or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless an agent for a Finance Party otherwise prescribes, notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

32.4                        The Platform

The platform is provided “as is” and “as available”.  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the platform, and expressly disclaim liability for errors in or omissions from the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any agent party in connection with the Borrower Materials or the platform.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

32.5                        Change of address, etc.

Each of the Mandated Lead Arrangers, the Obligors and the Agent, may change its address, fax or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Finance Party may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrowers and the Agent.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and accurate wire instructions for such Lender.

32.6                        Reliance by the Agent

The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Utilisation Requests) purportedly given by or on behalf of a Borrower even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of a Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

32.7                        Use of websites

(a)                                 Each Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Agent (the “Designated Website”) if:

(i)            the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)           both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)          the information is in a format previously agreed between the Borrowers and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically, then the Agent shall notify the Borrowers accordingly, and each Borrower shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event, each Borrower shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers and the Agent.

(c)                                  The Borrowers shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)            the Designated Website cannot be accessed due to technical failure;

(ii)           the password specifications for the Designated Website change;

(iii)          any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)          any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)           the Borrowers become aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If a Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by a Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  Each Borrower shall at its own cost comply with any such request within ten (10) Business Days.

32.8                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English and if so required by the Agent, accompanied by a certified English translation, and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.                               CALCULATIONS AND CERTIFICATES

33.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the European interbank market differs, in accordance with that market practice.

34.                               TAX CHARACTERIZATION

Each party hereto agrees that, consistent with the specific terms of this Agreement, the loan relationships created hereby shall be treated as resulting in borrowings by and loans to the Borrowers for all US Tax purposes.

35.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.                               REMEDIES AND WAIVERS

No failure to exercise nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.                               AMENDMENTS AND WAIVERS

37.1                        Required consents

(a)                                 Subject to Clause 37.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrowers, and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(c)                                  Each Obligor agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Borrowers.  This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

37.2                        Exceptions

(a)                                 An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of “Change of Control” in Clause 1.1 (Definitions);

(ii)                                  the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(iii)                               an extension to the date of payment of any amount under the Finance Documents;

(iv)                              a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(v)                                 a change in currency of payment of any amount under the Finance Documents;

(vi)                              an increase in or an extension of any Commitment or the Total Commitments, an extension of the Availability Period, or any requirement that a cancellation of the Commitments reduces the Commitments of the Lenders rateably;

(vii)                           a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

(viii)                        any provision which expressly requires the consent of all the Lenders;

(ix)                              Clause 2.2 (Finance Parties’ rights and obligations), Clause 8 (Mandatory Prepayment), Clause 19 (Guarantee and Indemnity), Clause 25 (Changes to the Lenders), Clause 26.4 (Resignation of an Obligor), this Clause 37, Clause 41 (Governing Law) or Clause 42.1 (Jurisdiction),

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arrangers may not be effected without the consent of the Agent, the Mandated Lead Arrangers.

(c)                                  Any amendment or waiver that has the effect of changing or which relates to:

(i)                                     other than as expressly permitted by the provisions of this Agreement, any release of any guarantee or indemnity; or

(ii)                                  any Security (or the nature or scope of the assets expressed to be subject to a Security Document) unless expressly permitted under this Agreement or relating to a sale or disposal of such asset where such sale or disposal is expressly permitted under this Agreement, in each case following the date on which it is created and perfected pursuant to the provision of this Agreement shall not be made without the consent of the Super Majority Lenders. For the avoidance of doubt any amendment or waiver of the provisions of Clauses 23.23 (Security following Debt Ratings decrease), 23.24 (Guarantor Threshold Test and Additional Guarantors) and to the Agreed Security Principles shall be governed by Clause 37.1 (Required consents).

37.3                        Replacement of Lender

(a)                                 If at any time any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below) then the Parent may, on five (5) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Parent, and which is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Lender pursuant to this Clause 37.3 shall be subject to the following conditions:

(i)            the Borrowers shall have no right to replace the Agent pursuant to this Clause 37.3;

(ii)           neither the Agent nor the Non-Consenting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(iii)          the replacement must take place no later than ninety (90) days after the date the Non-Consenting Lender notifies the Borrowers and the Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Borrowers; and

(iv)                              in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)                                  In the event that:

(i)                                     the Borrowers or the Agent (at the request of the Borrowers) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)                                  the waiver or amendment in question requires the consent of all the Lenders; and

(iii)                               Lenders whose Commitments aggregate more than eighty per cent. (80%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty per cent. (80%) of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

37.4                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its Available Commitment.

(b)                                 For the purposes of this Clause 37.4, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.5                        Replacement of a Defaulting Lender

(a)                                 The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender:

(i)                                     replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                  require such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)                               require such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facilities, to a Lender or a Replacement Lender selected by the Parent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations in Loans on the same basis as the transferring Lender).

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 37.5 shall be subject to the following conditions:

(i)            the Borrowers shall have no right to replace the Agent pursuant to this Clause 37.5;

(ii)           neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)          the transfer must take place no later than ninety (90) days after the notice referred to in paragraph (a) above; and

(iv)          in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

37.6                        Amendment to correct manifest error

The Agent may (without receiving any instructions from the Majority Lenders) agree with the Borrowers any amendment to or the modification of the provisions of any Finance Document or any schedule or annex thereto, which is necessary to correct a manifest error.

37.7                        Release of Security on Permitted Disposal and Investment Grade Rating

(a)                                 The Finance Parties shall procure that if an Obligor or a Material Subsidiary has created Security over any of its assets (other than shares) in favour of any of the Finance Parties, which assets subsequently become the subject of a Permitted

Disposal or any other disposal approved by the Majority Lenders to a person which is not a member of the Group the Finance Parties which are the beneficiaries of such Security will, at the cost and request of the Parent (to the extent that such cost is duly documented), release the Security promptly following the Parent’s request.

(b)                                 The release of the Security referred to in paragraph (a) above shall not become effective until the date of that Permitted Disposal or such earlier date agreed between the Agent and the Parent.

(c)                                  The Finance Parties shall further procure that if at any time following the granting of Security pursuant to Clause 23.23 (Security following Debt Ratings Decrease) all Public Debt Ratings received are at least BBB- or higher by S&P or Fitch or Baa3 or higher by Moody’s (in each case with a stable outlook), the Finance Parties which are the beneficiaries of such Security will at the cost and request of the Parent (to the extent that such cost is duly documented), release the Security promptly following the Parent’s request.  It is understood however that following any such release, the provisions of Clause 23.23 (Security following Debt Ratings Decrease) shall continue with full force and effect and in the event that the relevant trigger conditions are met, the Parent shall again be obliged to procure the granting of Security in accordance with Clause 23.23.

38.                               NEGOTIATED AGREEMENT

For the purposes of the transparency rules set forth in the CICR Resolution of March 4, 2003 and by the Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari issued by the Bank of Italy on 20 June 2012 and published in the Italian Official Gazette on 30 June 2012, the Parties hereby acknowledge and confirm that this Agreement (and each of the provisions hereof) has been specifically negotiated with the support of legal advisors on each side.

39.                               CONFIDENTIALITY

39.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 25.10 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-

sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)            to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)           with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, any securitisation (or similar transaction of broadly equivalent economic effect), or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)          appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)          who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)           to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)          to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security over Lenders’ rights);

(vii)         to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)        who is a Party; or

(ix)          with the consent of the Parent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information;

(e)                                  to any insurer (including its professional advisers) such Confidential Information as required to be disclosed to enable it to carry out its normal insurance activities in relation to the Finance Documents, the Obligors or its assets if the insurer is informed of its confidential nature; and

(f)                                   to any Sanctions Authority.

39.3                        Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of one (1) year from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Commitment has been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

40.                               ITALIAN TRANSPARENCY RULES

Pursuant to and in accordance with the transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediary e clienti) applicable to transactions and banking and financial services issued by Bank of Italy on 20 June 2012 and published in the Italian official gazette (Gazzetta Ufficiale) on 30 June 2012 (the “Transparency Rules”), the Parties mutually acknowledge and declare that this Agreement and any of its terms and conditions have been negotiated, with the assistance of their respective legal counsels, on an individual basis and, as a result, this Agreement falls into the category of the agreements “che costituiscono oggetto di trattativa individuale” which are exempted from the application of Section II of the Transparency Rules.

41.                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Italian law.

42.                               ENFORCEMENT

42.1                        Jurisdiction

(a)                                 The courts of Milan have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                                 This Clause 42.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(c)                                  The parties expressly agree that any Dispute in relation to which a preliminary attempt of the mediation must be mandatorily carried out as condition to the commencement of a judicial action pursuant to Article 5 of Italian Legislative Decree No. 28 of 4 March 2010 (the “Mediation Decree”) shall be submitted to a mediator appointed by Camera di Conciliazione di Milano, a company registered with the register held by Italian Minister of Justice with No. 88 and in accordance with the rules of mediation of Mediation Service — Arbitration Chamber of Milan (the “Mediation Rules”). The mediation shall be carried out pursuant to the Mediation Rules and takes place in Milan.

(d)                                 The parties agree that the mediator will not be entitled to make any offer of mediation (proposta di mediazione) unless expressly required to do so by all of the negotiating parties.

(e)                                  Nothing in this Clause 42.1 precludes the parties from seeking, from the courts of Milan or any other court of appropriate jurisdiction, injunctions proceedings (procedimenti per ingiunzione), precautionary measures (provvedimenti urgenti e cautelari) and any other judicial actions which fall under one of the categories excluded from the application of the Mediation Decree.

(f)                                   If the matter is not resolved by the mediation process pursuant to the Mediation Rules and in accordance with the maximum period of time set out in the Mediation Decree, paragraph (a) above will apply.

42.2                        Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY LITIGATION IN ANY UNITED STATES FEDERAL OR STATE COURT DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCE DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE LENDER/ BORROWER/GUARANTOR RELATIONSHIP.  Each party hereto hereby acknowledges that this waiver is a material inducement to enter into a business relationship, it has relied on this waiver in entering into this Agreement, and it will continue to rely on this waiver in related future dealings.  Each party hereto hereby further warrants and represents that it has reviewed this waiver with its legal counsel and it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED OTHER THAN BY A WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE 42.2 AND EXECUTED BY EACH OF THE PARTIES HERETO.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES

PART I
THE ORIGINAL OBLIGORS

Name of Original Borrower	Registration number (or equivalent, if any) and Jurisdiction of Incorporation

GTECH S.p.A.	08028081001 Italy

Name of Original Guarantor	Registration number (or equivalent, if any) and Jurisdiction of Incorporation

GTECH Corporation	090517 Delaware

PART II A
THE ORIGINAL INTERNATIONAL LENDERS

Name of Original International Lender	Commitment Euro	Treaty Passport Scheme Reference Number	Jurisdiction of Tax Residence

BNP Paribas, Italian Branch	200,000,000	005/B/0255139/DTTP	France

UniCredit Bank AG, Milan Branch	200,000,000	7/U/237605/DTTP	Germany

PART II B

THE ORIGINAL ITALIAN LENDERS

Name of Original Italian Lender	Commitment Euro	Treaty Passport Scheme Reference Number	Jurisdiction of Tax Residence

Intesa SanPaolo S.p.A.	200,000,000	n/a	Italy

Mediobanca — Banca di Credito Finanziario S.p.A.	200,000,000	n/a	Italy

PART III
THE MANDATED LEAD ARRANGERS

Banca IMI S.p.A.

BNP Paribas, Italian Branch

Mediobanca — Banca di Credito Finanziario S.p.A.

UniCredit Bank AG, Milan Branch

PART IV
THE INITIAL MATERIAL SUBSIDIARIES

As at the date of this Agreement:

•                                          GTECH Corporation

•                                          GTECH Global Services Corporation Limited

•                                          Lotterie Nazionali S.r.l.

•                                          Lottomatica Scommesse S.r.l.

•                                          Lottomatica Videolot Rete S.p.A.

PART V

MERGER ACCEDING GUARANTORS

•                                          Double Down Interactive LLC

•                                          Georgia Worldwide PLC (with respect to Facility B only)

•                                          GTECH Canada ULC

•                                          GTECH Foreign Holdings Corporation

•                                          GTECH Germany GmbH

•                                          GTECH Rhode Island LLC

•                                          GTECH USA, LLC

•                                          IGT

•                                          International Game Technology

•                                          Lottomatica Holding S.r.l.

•                                          GTECH Holdings Corporation

•                                          Invest Games S.A.

SCHEDULE 2
CONDITIONS PRECEDENT

PART I
CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                      The Original Obligors

(a)                                 A certificate of the Parent (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(b)                                 A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(c)                                  A copy of the constitutional documents of the Original Borrower, being its statuto and atto costititutivo.

(d)                                 In the case of the Original Guarantor:

(i)            a solvency certificate signed by the chief financial officer or chief accounting officer in form and substance satisfactory to the Agent and its counsel; and

(ii)           a certificate as to existence and good standing from the appropriate governmental authorities in its jurisdiction of organisation.

(e)                                  A copy of a resolution of the board of directors or, if applicable, equivalent body of each Original Obligor:

(i)            approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)           authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed or despatched by it under or in connection with the Finance Documents to which it is a party.

(f)                                   A specimen of the signature of each person authorised by the resolution referred to in paragraph (e) above.

(g)                                  A certificate (certificato di vigenza) issued by the competent Registro delle Imprese in respect of the Original Borrower dated no earlier than five (5) Business Days prior to the date of this Agreement.

2.                                      “Know your customer” checks

Copies of any information and any other evidence reasonably requested by any Lender prior to the first Utilisation Date required in order to comply with “know your customer” or anti-money laundering requirements under applicable laws.

3.                                      Legal opinions

Executed forms of the following legal opinions, in each case addressed to, and capable of being relied on by the Finance Parties and dated as at the date of this Agreement:

(a)                                 a legal opinion of Studio Legale Associato, in associazione con Clifford Chance, legal advisers to the Obligors as to Italian law as to due incorporation and capacities, powers and authority to enter into the Finance Documents in the form distributed to the Original Lenders prior to signing of this Agreement;

(b)                                 a legal opinion of Clifford Chance US LLP as advisors to the Obligors as to the laws of Delaware as to due incorporation and capacities, powers and authority to enter into the Finance Documents in the form distributed to the Original Lenders prior to signing of this Agreement; and

(c)                                  a legal opinion of Linklaters Studio Legale Associato, legal advisers to the Mandated Lead Arrangers and the Agent in Italy, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.                                      Other documents and evidence

(a)                                 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)                                 The Original Financial Statements.

(c)                                  Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 13 (Fees) and Clause 18 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

PART II
CONDITIONS PRECEDENT TO BE DELIVERED
BY ADDITIONAL OBLIGORS

1.                                      An Accession Letter, duly executed by the Additional Obligor and the Parent.

2.                                      A copy of the constitutional documents of the Additional Obligor.

3.                                      A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                 authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign or despatch all other documents and notices (including, in relation to the New Facility B Borrower, any Utilisation Request or Selection Notice) to be signed or despatched by it under or in connection with the Finance Documents.

4.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                      If required by applicable law, a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                                      A certificate of the Additional Obligor (signed by a director (or an officer if the Additional Obligor is a US Obligor)) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.                                      A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                      A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                                      If available, the latest audited financial statements of the Additional Obligor.

10.                               A legal opinion of Linklaters Studio Legale Associato, legal advisers to the Lenders and the Agent in Italy.

11.                               If the Additional Obligor is incorporated in a jurisdiction other than Italy, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

12.                               A legal opinion of from Clifford Chance LLP or other reputable counsel to the relevant Additional Obligor as advisors to the Obligors as to the laws of the jurisdiction of incorporation of the proposed Additional Obligors in relation to due incorporation and capacities, powers and authority to enter into the Finance Documents.

13.                               If the proposed Additional Obligor is a US Obligor:

(a)                                 a solvency certificate signed by the chief financial officer or chief accounting officer of such Obligor in form and substance satisfactory to the Agent and its counsel; and

(b)                                 a certificate as to the existence and good standing of such US Obligor from the appropriate governmental authorities in such US Obligor’s jurisdiction of organisation.

14.                               Copies of any information and any other evidence reasonably requested by any Lender required in order to comply with “know your customer” or anti-money laundering requirements under applicable laws.

SCHEDULE 3
REQUESTS

PART I
UTILISATION REQUEST

From:              [Borrower]

To:                            Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

Dated: [Date]

Ladies and Gentlemen

GTECH Senior Facilities Agreement

dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is a Utilisation Request.  Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow a Loan on the following terms:

(a)                                 Borrower:        [•]

(b)                                 Proposed Utilisation Date:        [•] (or, if that is not a Business Day, the next Business Day)

(c)                                  Facility to be Utilised: [Facility A] [Facility B](1)

(d)                                 Currency of Loan:        [•]

(e)                                  Amount:        [•] or, if less, the Available Facility

(f)                                   Interest Period:        [•]

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                      [The proceeds of this Loan should be credited to [account]].

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

(1)  Delete as appropriate

[the Borrower]

PART II
PART SELECTION NOTICE

From:               [Borrower]

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

Dated:

Ladies and Gentlemen

GTECH Senior Facilities Agreement
dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is a Selection Notice.  Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                      We refer to the following Loan[s] with an Interest Period ending on [               ]*.

3.                                      [We request that the above Loan[s] be divided into [             ] Loans with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Loan[s] is [      ]].***

4.                                      This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[name of the Borrower]

*	Insert details of all Loans which have an Interest Period ending on the same date.

**	Use this option if division of Loans is requested.

***	Use this option if sub-division is not required.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [insert date]

GTECH Senior Facilities Agreement
dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is a Transfer Certificate.  Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                      We refer to Clause 25.5 (Procedure for transfer):

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender — pursuant to articles 1406 and following, and articles 1263 and following (as applicable), of the Italian Civil Code — all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.1 (Notices generally) are set out in the Schedule.

3.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.                                      The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [in respect of an Italian Obligor,:

(i)                                     [an Exempt Lender];

(ii)                                  [an Italian Qualifying Lender];

(iii)                               [an Italian Treaty Lender];

(iv)                              [not a Qualifying Lender].]

(b)                                 [in respect of a UK Borrower,:

[not a Qualifying Lender];

(v)                                 [a Qualifying Lender other than a UK Treaty Lender]; or

(vi)                              [a UK Treaty Lender].]

5.                                      [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by borrowers is generally subject to [full exemption from][a reduced rate of]  UK withholding tax, and requests that the Parent notify each UK Borrower which is a Party as a Borrower as at the Transfer Date and Holdco, to the extent that the Holdco Merger is not completed, that it wishes that scheme to apply to the Agreement.] (2)

6.                                      The New Lender expressly acknowledges that the assignment of receivables (cessione del credito) effected under this Transfer Certificate is without recourse (pro soluto) and any warranty by the Existing Lender is expressly excluded, save for the existence of the assigned receivable for the purposes of articles 1410 and 1266, first paragraph, of the Italian Civil Code.

7.                                      The transfer of Commitments and rights and obligations contemplated by this Transfer Certificate will take effect and shall be construed as an assignment in part of a contract (cessione parziale di contratto) for the purposes of article 1406 of the Italian Civil Code and an assignment of receivables (cessione di crediti) for the purposes of articles 1260 and following of the Italian Civil Code, as applicable (or as a transfer (cessione) of rights and an assumption (accollo liberatorio) of obligations) and the New Lender shall be assigned the rights and assume the obligations of the Existing Lender in its capacity as Lender, in their entirety or, in the case of Transfer of a part only of the participation of the Existing Lender, pro-rata, under the Facilities Agreement and the other Finance Documents, and the terms of the Facilities Agreement will apply to the relevant Commitments, rights and obligations as transferred under this Transfer Certificate.  The New Lender shall be entitled to any right and benefit which are ancillary to the participation of such New Lender as a lender under the Facilities Agreement, including, without limitation, the benefit of the Security at any time granted in relation to the Facilities Agreement.

8.                                      The New Lender hereby appoints (i) the Security Agent to act as its agent (mandatario con rappresentanza) pursuant to Clause 27.1 (Appointment of the Security Agent) of the Facilities Agreement and the other provisions of the Finance Documents.

9.                                      The New Lender confirms that is not a Blacklisted Resident Entity.

10.                               This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by Italian law.

(2)  delete as applicable

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

 [Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [insert date]

GTECH Senior Facilities Agreement
dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is an Assignment Agreement.  Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                      We refer to Clause 25.5 (Procedure for assignment):

(a)                                 The Existing Lender assigns absolutely to the New Lender [all the rights]/[its credit claims] (cessione dei diritti contrattuali/cessione del credito) of the Existing Lender under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                                      The proposed Transfer Date is [•].

4.                                      On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.                                      The Facility Office and address, fax number and attention details for notices of the New Lender are set out in the Schedule.

6.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

7.                                      The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                 [in respect of an Italian Obligor,:

[an Exempt Lender];

(i)                                     [an Italian Qualifying Lender];

(ii)                                  [an Italian Treaty Lender];

(iii)                               [not a Qualifying Lender].]

(b)                                 [in respect of a UK Borrower,:

[not a Qualifying Lender];

(i)                                     [a Qualifying Lender other than a UK Treaty Lender]; or

(ii)                                  [a UK Treaty Lender].]

8.                                      [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by borrowers is generally subject to [full exemption from][a reduced rate of]  UK withholding tax, and requests that the Parent notify each UK Borrower which is a Party as a Borrower as at the Transfer Date and Holdco (to the extent that the Holdco Merger is not completed), that it wishes that scheme to apply to the Agreement.](3)

9.                                      The New Lender expressly acknowledges that the assignment of receivables (cessione del credito) effected under this Assignment Agreement is without recourse (pro soluto) and any warranty by the Existing Lender is expressly excluded, save for the existence of the assigned receivable for the purposes of article 1266, first paragraph, of the Italian Civil Code.

[8/9].	The New Lender confirms that is not a Blacklisted Resident Entity.

[9/10].

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[10/11].	This Assignment Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by Italian law.

[12/13].	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

(3)  delete as applicable

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

SCHEDULE 6
FORM OF ACCESSION LETTER

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

From:               [Subsidiary]/[New Facility B Borrower] and Parent

Dated:

Ladies and Gentlemen

GTECH Senior Facilities Agreement
dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is an Accession Letter.  Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                      [Subsidiary]/[New Facility B Borrower] agrees to become [an Additional Guarantor][the New Facility B Borrower] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as [an Additional Guarantor] [the Borrower under Facility B] pursuant to [Clause 26.3 (Additional Obligors)]/[Clause 26.2 (New Facility B Borrower Accession)] of the Facilities Agreement.

3.                                      [Subsidiary]/[New Facility B Borrower] is a [company] duly incorporated in [name of relevant jurisdiction] [and is a limited liability company and its registered number is [•]].

4.                                      [Subsidiary’s][/New Facility B Borrower’s] administrative details are as follows:

Address:

Fax No.:

Attention:

5.                                      [The guarantee to be granted by [Subsidiary] pursuant to Clause 24 (Guarantee and Indemnity) of the Facilities Agreement shall be subject to the following limitations [insert as applicable — subject to agreement with Agent (acting reasonably)].

6.                                      This Accession Letter is governed by Italian law.

[Parent]         [Subsidiary]

SCHEDULE 7
FORM OF RESIGNATION LETTER

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

From:               [resigning Obligor] and [Parent]

Dated:

Ladies and Gentlemen

GTECH Senior Facilities Agreement
dated 29 January 2015 (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement.  This is a Resignation Letter.  Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                      Pursuant to Clause 26.4 (Resignation of an Obligor), we request that [resigning Obligor] be released from its obligations as a [Guarantor] [Borrower] under the Facilities Agreement and the other Finance Documents.

3.                                      We confirm that:

(a)                                 no Default is continuing or would result from the acceptance of this request; and

(b)                                 this request is given in relation to [a Third Party Disposal of [resigning Obligor]]/[(resigning Obligor) ceasing to be a Material Subsidiary]; [the all Lender consent obtained on [insert date]];

4.                                      This letter is governed by Italian law.

[Parent]	[resigning Obligor]

By:	By:

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:                             Mediobanca — Banca di Credito Finanziario S.p.A., as Agent

From:               [Parent]

Dated:

Ladies and Gentlemen

GTECH Senior Facilities Agreement

dated 29 January 2015 (“Facilities Agreement”)

1.                                      We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                      We confirm that:

[Insert details of covenants to be certified].

[Insert details and calculations required pursuant to Clause 21.1 of the Facilities Agreement].

3.                                      [When applicable] We confirm that the Parent has complied with Clause 22 (Financial Covenants) of the Facilities Agreement.

4.                                      [When applicable] We confirm that the Parent has complied with Clause 23.24 (Guarantor Threshold Test and Additional Guarantors) of the Facilities Agreement. Following are the computations (in reasonable detail): [•]

5.                                      [When applicable] Pursuant to Clause 21.2(d) of the Facilities Agreement, we confirm that [there have been no change to the list of Material Subsidiaries since the Compliance Certificate for the Financial Quarter ending 31 December [•].]/[The following is the list of Material Subsidiaries as at (insert date):]

Signed
Chief Financial Officer
[PARENT]

SCHEDULE 9
TIMETABLES — LOANS
- NOTICES TO THE AGENT

INTENTIONALLY LEFT BLANK

SCHEDULE 10
AGENT’S DETAILS

Notices to the Agent:

Mediobanca — Banca di Credito Finanziario S.p.A.
Via Siusi, 7 - 20132 Milan
Italy

Attention: Stefania Peverelli — Simona Gherardi
Facsimile: +39 02 26814995

SCHEDULE 11
ORIGINAL BORROWER’S DETAILS

Notices to the Original Borrower:

GTECH S.p.A.

Via del Campo Boario 19

00156 Rome

Italy

Attention:  Treasury Department

Facsimile:  00 39  06 51894205

SCHEDULE 12
AGREED SECURITY PRINCIPLES

1.                                      SECURITY PRINCIPLES

1.1                               The Security to be provided pursuant to Clause 23.23 (Security following Debt Ratings decrease) will be given in accordance with these agreed security principles and the limitations set forth in Clauses 19.11 (Limitations on US Guarantees) to 19.12 (Controlled Foreign Corporations) (the “Agreed Security Principles”). This Schedule addresses the manner in which the Agreed Security Principles will impact on the guarantees and Security proposed to be taken pursuant to Clause 23.23 (Security following Debt Ratings decrease) or Clause 23.24 (Guarantor Threshold Test and Additional Guarantors). Terms defined in Clause 23.23 (Security following Debt Ratings decrease) or Clause 23.24 (Guarantor Threshold Test and Additional Guarantors) shall have the same meaning where used in this Schedule.

1.2                               The Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and security from members of the Group in the relevant jurisdictions of incorporation. In particular:

(a)                                 general statutory limitations, financial assistance, corporate benefit, fraudulent preference, tax restrictions or costs, retention of title claims and similar principles may limit the ability of a member of the Group to provide Security or any guarantee or may require that the Security or guarantee be limited by an amount or otherwise;

(b)                                 a key factor in determining whether or not Security shall be taken or the extent of its perfection is the applicable cost (including but not limited to adverse effects on interest deductibility and stamp duty, notarisation and registration fees) which shall not be disproportionate to the benefit to the Lenders of obtaining such Security. In particular, the Parties acknowledge that Imposta Sostitutiva pursuant to article 15 and subsequent of Italian Presidential Decree No. 601/1973 as amended and supplemented from time to time will not be available with respect to the Agreement. Accordingly, Security that requires payment of an ad valorem registration tax on the amount of the Secured obligations will not be taken subject to paragraph (c) below;

(c)                                  the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such fee, taxes and duties;

(d)                                 where there is material incremental cost involved in creating Security over assets owned by an Obligor in a particular category the principle stated at paragraph 1.2(b) above shall apply and, subject to the Agreed Security Principles, only the material assets in that category  shall be subject to Security;

(e)                                  it is acknowledged that in certain jurisdictions it may be either impossible or impractical to create Security over certain categories of assets in which event Security will not be taken over such assets;

(f)                                   any assets subject to third party arrangements which may prevent those assets from being charged will be excluded from any relevant Security Document; provided that such third party arrangements are permitted under this Agreement and provided that the consent of that third part has been requested. In particular, in certain circumstances, the granting of Security over the shares of a member of the Group which holds a gaming license or concession will require the prior consent of the relevant gaming or licensing authority. No guarantee or assurance can be given in such respect;

(g)                                  members of the Group will not be required to enter into Security Documents or guarantees if the same would conflict with the fiduciary duties of the directors (or other officers) of the relevant member of the Group or contravene any legal prohibition or would result in (or in a material risk of) personal or criminal liability on the part of any director (or other officer) of any member of the Group; provided that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle;

(h)                                 members of the Group will not be required to enter into Security Documents or guarantees if the same would conflict with the terms of any applicable shareholder agreements or if the granting of the relevant Security or guarantee would be prohibited for regulatory reasons;

(i)                                     no Joint Venture shall be required to become a Guarantor nor shall any member of the Group be required to grant Security over any interest in any Joint Venture;

(j)                                    the granting of Security or the perfection of the Security granted will not be required if it would restrict the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents. Accordingly, no Security shall be granted over bank accounts or insurance policies of members of the Group;

(k)                                 to the extent possible and without prejudice to the rights of the Finance Parties, all Security shall be given in favour of a security agent and not the Finance Parties individually; “Parallel debt” provisions will be used where necessary, subject to applicable law. Where Security is granted in respect of more than one instrument or category of creditor of Pari Passu Indebtedness, there shall be a single security agent or trustee appointed in respect of each relevant Security Document and customary intercreditor arrangements shall be entered into between the relevant creditors of the Pari Passu Indebtedness setting out, inter alia, a common waterfall on enforcement and customary security agent or trustee protections; and

(l)                                     with regard to Security over any intercompany notes, the fact they are secured shall not prevent the relevant debtors from repaying or prepaying or otherwise discharging the relevant outstandings at any time prior to the taking of any action pursuant to Clause 24.16 (Acceleration).

1.3                               The Parent need only perform its obligations to procure that any member of the Group becomes an Additional Guarantor or to procure the granting of Security over its shares or other ownership interests if: (i) it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management, and (ii) the guarantee would have some economic value having regard to corporate benefit and other relevant restrictions applicable to the person granting the guarantee. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability. The Agent and the relevant Additional Guarantor (each acting reasonably and on the basis of the advice of their respective local counsel) may agree to other limitations for the purpose of avoiding any obstacle to the grating of an additional guarantee.

2.                                      TERMS OF SECURITY DOCUMENTS

2.1                               The following principles will be reflected in the terms of any Security taken:

(a)                                 Security will not be enforceable until an Event of Default has occurred and notice of acceleration has been given by the Agent under this Agreement;

(b)                                 the Security Documents should only operate to create Security rather than to impose new commercial obligations; accordingly, they should not contain additional representations, warranties, undertaking and indemnities, unless these are (i) required to be included in any Security Document for the validity and enforceability of the Security Documents or (ii) are the same as or consistent with those contained in this Agreement;

(c)                                  until an Event of Default has occurred and notice of acceleration has been given by the Agent under this Agreement, pledgors of shares in Obligors shall be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the Security or cause an Event of Default to occur and the Obligors shall be permitted to pay dividends on pledged shares to the pledgors and the pledgors shall be entitled to retain such dividends to the extent permitted under this Agreement;

(d)                                 any accounts receivable which, if charged, such charge would be prohibited by anti-assignment provisions of contracts or applicable law or would breach the terms of any contract relating to such accounts receivable or would be a default or event of default under the relevant contract or entitle the counterparty to the relevant contract a right to terminate the relevant contract will be excluded from any relevant Security Document; provided that the consent of that counterparty has been sought;

(e)                                  notification to debtors of Security over accounts receivable will only be given if an Event of Default has occurred and notice of an acceleration has been given by the Agent under this Agreement;

(f)                                   security over any loan or note intercompany receivables will be perfected upon execution of the Security Document either by virtue of notification to debtors or by acknowledgement in writing by such debtor (as may be required by local law to perfect such Security) subject to no adverse tax consequences;

(g)                                  the Finance Parties should only be able to exercise any power of attorney granted to them under the Security Documents following the occurrence of an Event of Default in respect of which notice of acceleration has been given by the Agent under this Agreement or material failure to comply with a written request to fulfil a further assurance or perfection obligation;

(h)                                 the Security Documents shall not operate so as to prevent transactions which are permitted under this Agreement or to require additional consents or authorisations;

(i)                                     unless the restriction is required by law, the constitutional documents of the Obligors whose shares have been pledged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the Security granted over them. If the pledging of  shares of an Obligor under the Agreed Security Principles requires the prior consent of any gaming or licensing authority, the Parent shall use its commercial reasonable efforts to obtain such consent in a reasonable time frame; and

(j)                                    in furtherance of Clause 19.11 (Limitations on US Guarantees),

(i)            no member of the Group that is a CFC will have any obligation or liability, directly or indirectly, to grant Security with respect to any US Obligation; and

(ii)           not more than sixty-five per cent. (65%) of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of, and none of the assets or property of, a person that is a CFC will be required to be pledged directly or indirectly as security for any US Obligations.

3.                                      FIRST RANKING SECURITY

3.1                               Subject to the due execution of all relevant Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, and any qualifications contained in any legal opinion delivered under this Agreement, the Agent shall (in the case of those Security Documents creating pledges of shares in an Obligor) obtain a first priority valid pledge of the shares in issue at any time in that Obligor which are owned by another Obligor. Such Security Document shall be governed by the laws of the jurisdiction in which such Obligor whose shares are being pledged is formed.

3.2                               It is further acknowledged that pursuant to each Security Document (or, if applicable, this Agreement) any costs, fees, taxes or other amounts payable in connection with any re-taking, re-notarisation, perfection, presentation, novation or re-registration of any Security or any interest in any Finance Document in connection with an assignment or transfer by any Lender shall be borne by the applicable Lender.

SCHEDULE 13
FORM OF AFFIDAVIT

COVER PAGE

Claim for the refund, exemption or application of the reduced tax rate on income  paid to non-residents

Conventions for the avoidance of double taxation	☐ dividends (FORM A)	☐ interest (FORM B)	☐ royalties (FORM C)	☐ other income (FORM D)

EU Directives	☐ parent-subsidiary tax regime dir. 90/435/EEC (FORM E)		☐ interest and royalty tax regime dir. 2003/49/EC (FORM F)

☐           DETAILS OF THE BENEFICIAL OWNER

Natural person	Surname	Name	Place of Birth	Date of Birth

Legal person	Business Name

☐ cross in the case of a permanent establishment

Foreign TIN	No.
☐ My country of residence does not issue a TIN for residents or I cannot obtain a TIN from my country of residence.
Italian TIN (if issued)

Residence	State	Full address

Domicile (if different from residence)	State	Full address

P.O. Box (optional)

E-MAIL (optional)

☐           DETAILS OF THE LEGAL REPRESENTATIVE

Natural person	Surname	Name	Place of Birth	Date of Birth

Legal person	Business Name

TIN	No.
☐ My country of residence does not issue a TIN for residents or I cannot obtain a TIN from my country of residence.

Italian TIN (if issued)

Residence	State	Full address

Domicile (if different from residence)	State	Full address

P.O. Box (optional)

E-MAIL (optional)

☐               OTHER CO-BENEFICIARIES OF THE INCOME FOR WHICH REFUND IS BEING REQUESTED

Natural person	Surname	Name	Place of Birth	Date of Birth

Legal person	Business Name

TIN	No.
☐ My country of residence does not issue a TIN for residents or I cannot obtain a TIN from my country of residence.

Italian TIN (if issued)

Residence	State	Full address

Domicile (if different from residence)	State	Full address

P.O. Box (optional)

E-MAIL (optional)

☐           DETAILS OF THE PROXY APPOINTED TO SUBMIT THE APPLICATION (IF PRESENT) (4)

Natural person	Surname	Name	Place of Birth	Date of Birth

Legal person	Name

TIN	No.
☐ My country of residence does not issue a TIN for residents or I cannot obtain a TIN from my country of residence.

Italian TIN (if issued)

Residence	State	Full address

Domicile	State	Full address

(if different from the residence)

P.O. Box (optional)

E-MAIL (optional)

PAYMENT METHOD (for refunds)

FINANCIAL ISTITUTION:

BANK ACCOUNT HOLDER(5)

(if part of the Economic and Monetary Union): BIC(6)                                        IBAN

(if outside the Economic and Monetary Union)(7): BANK ACCOUNT DETAILS

(4)         Attach the original copy of the relative power of attorney

(5)         If the beneficiary uses a proxy for the payment, fill in the application with the bank account of the proxy. For powers of attorney released abroad, the original copy with translation must be sent to Centro Operativo di Pescara. If the proxy for the collection is also the proxy for the submission of the application and/or for making the requested declarations, only one original copy with translation is required.

(6)         If Economic and Monetary Union: the BIC code is mandatory.

(7)         If not Economic and Monetary Union: the BIC code is an alternative to the address of the financial institutions.

ADDRESS OF THE FINANCIAL INSTITUTION

SIGNATURE

ATTACHMENTS:

FORM B - INTEREST

☐           EXEMPTION/APPLICATION OF THE TAX RATE PROVIDED BY THE CONVENTION

☐           REFUND

Article        of the Convention for the avoidance of double taxation between Italy and

ITALIAN INTEREST PAYER

Person	Surname Name / Business Name

Italian TIN

Residence	Full address

DEPOSITARY BANK (FOR CUSTODY OF SECURITIES)

Legal Person	Business Name

Italian TIN

Residence	Full address

DESCRIPTION OF THE INTEREST RECEIVED

Payment date	Amount of interest gross of the Italian tax	Amount of the tax paid in Italy	Applicable tax rate according to the Convention	Amount of the tax due	Requested refund

TOTAL

DECLARATION OF THE BENEFICIARY OR ITS AUTHORISED REPRESENTATIVE

The undersigned                                               acting as

Declares

•                  to reside / that the entity                      is resident in                                  pursuant to the Convention with                                  for the tax period / periods                                          ;

•                  to be / that the entity above mentioned is the beneficial owner of the interest;

•                  not to have / that the above mentioned entity does not have a permanent establishment or a fixed base in Italy to which the income effectively connects;

☐            to be / that the above mentioned entity is subject to tax for the specified interest in the Country of residence;

☐            NOT to be / that the above mentioned entity is NOT subject to tax for the specified interest in the Country of residence (explain the reasons for exemption)                                                                                                                                          ;

•                  to comply with all other necessary requirement for applying the benefits granted by the Convention regarding the income received;

•                  that all information in this declaration is correct and complete, and that the undersigned shall communicate if one or more of the requirements described above ceases to be, as well as of any variations in the supplied data and information.

Requests

☐            exemption from Italian tax or application within the limits provided by the mentioned Convention;

☐            refund of taxes regarding the income specified above;

•                  that the refund should be made according to the payment methods specified on the cover page.

Place and date

Signature

CERTIFICATION OF THE TAX AUTHORITY

The Tax Authority of                      certifies that for the tax period/s                  the beneficiary described above is resident in                                           according to Article        of the Convention with Italy and that the declarations given in this form are true to the best of the knowledge of this Tax administration.

Date	Signature and Office stamp

SCHEDULE 14
SELF DECLARATION FORM

The undersigned [Lender’s legal representative], domiciled at [Lender’s legal representative address], legal representative of [Lender’s Name], with its registered office at [Lender’s registered address]

CONSIDERING THAT

pursuant to article 26, paragraph 5-bis, of Presidential Decree No. 600 of 29 September 1973 as amended by (i) article 22 of Law Decree No. 91 of 24 June 2014, converted into law by Law No. 144 of 11 August 2014, (ii) article 10, paragraph 2, of Law Decree No. 133 dated 12 September 2014, converted into law by the Law No. 164 of 11 November 2014 and (iii) article 6, paragraph 1, of Law Decree No.3 of 24 January 2015, no Italian withholding tax applies to interest payments made by Italian entities to:

•                                          Credit institutions established in a EU Member State;

•                                          Insurance companies incorporated in a EU Member State and authorised under the legislative provisions of a EU Member State;

•                                          Institutional investors, whether or not subject to tax, which are established in a country or territory included within the list provided for by article 168-bis of Italian Presidential Decree No. 917 of 22 December 1986, as amended and implemented from time to time, to the extent they are subject to regulatory supervision in the place of establishment;

•                                          Entities listed under Article 2, paragraph 5, numbers from 4) to 23), of Directive 2013/36/EU.

DECLARES

(Please check one of the following three boxes, if applicable)

•                                          That [Lender’s Name] is a credit institution established in a EU Member State.

•                                          That [lender’s Name] is an insurance company incorporated in a EU Member State and authorized under the legislative provisions of a EU Member State.

•                                          That [Lender’s Name] is an institutional investor, whether or not subject to tax, established in a country or territory included within the list provided for by article 168-bis of Italian Presidential Decree No. 917 of 22 December 1986, as amended and implemented from time to time and therein, subject to regulatory supervision.

•                                          That [Lender’s Name] is an entities listed under Article 2, paragraph 5, numbers from 4) to 23), of Directive 2013/36/EU.

and as such is entitled to receive interest payments under the term loan facility for GTECH S.p.A without the application of any tax deduction to interest payments made by Italian entities.

Place and date of signature

Signature of Legal Representative of

[Name and Surname]

[Title]